================================================================================

                           FIRST AMENDED AND RESTATED
                                CREDIT AGREEMENT

                                      AMONG

                              KCS RESOURCES, INC.,
                        KCS MICHIGAN RESOURCES, INC., AND
                           KCS ENERGY MARKETING, INC.

                       CANADIAN IMPERIAL BANK OF COMMERCE,
                           NEW YORK AGENCY, AS AGENT,

                         CIBC INC., AS COLLATERAL AGENT,
               BANK ONE, TEXAS, NATIONAL ASSOCIATION, AS CO-AGENT
                     NATIONSBANK OF TEXAS, N.A. AS CO-AGENT

                                       AND

                          THE LENDERS SIGNATORY HERETO

                                DECEMBER 22, 1998

                       ----------------------------------
                          REVOLVING LINE OF CREDIT WITH
                         TRANCHE A OF UP TO $150,000,000
                       AND TRANCHE B OF UP TO $10,000,000
                        WITH LETTER OF CREDIT SUBFACILITY
                       ----------------------------------

================================================================================

                                TABLE OF CONTENTS

                                                                          Page

ARTICLE I

         DEFINITIONS AND INTERPRETATION
         1.1   Terms Defined Above...........................................1
         1.2   Additional Defined Terms......................................2
         1.3   Undefined Financial Accounting Terms.........................22
         1.4   References...................................................23
         1.5   Articles and Sections........................................23
         1.6   Number and Gender............................................23
         1.7   Incorporation of Exhibits....................................23
         1.8.  Knowledge....................................................23

ARTICLE II

         TERMS OF FACILITIES
         2.1   Tranche A Loans..............................................23
         2.2   Letter of Credit Facility....................................24
         2.3   Tranche B Loans..............................................26
         2.4   Limitations on Interest Periods..............................28
         2.5   Limitation on Types of Loans.................................28
         2.6   Use of Loan Proceeds and Letters of Credit...................29
         2.7   Interest.....................................................29
         2.8   Repayment of Loans and Interest..............................29
         2.9   General Terms................................................30
         2.10  Time, Place, and Method of Payments..........................30
         2.11  Pro Rata Treatment; Adjustments..............................30
         2.12  Borrowing Base and Tranche B Borrowing Base Determinations...32
         2.13  Mandatory Prepayments........................................35
         2.14  Voluntary Prepayments and Conversions of Loans...............36
         2.15  Commitment Fees and Usage Fee................................36
         2.16  Letter of Credit Fee.........................................38
         2.17  Other Fees...................................................38
         2.18  Loans to Satisfy Obligations of Borrowers....................38
         2.19  Right of Offset..............................................38
         2.20  General Provisions Relating to Interest......................38
         2.21  Obligations Absolute.........................................39
         2.22  Yield Protection.............................................40
         2.23  Illegality...................................................42
         2.24  Taxes........................................................42
         2.25  Replacement Lenders..........................................43
         2.26  Regulatory Change............................................45


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

ARTICLE III

         CONDITIONS
         3.1   Conditions Precedent to Initial Loan and Letter of Credit....45
         3.2   Conditions Precedent to Each Loan............................48
         3.3   Conditions Precedent to Issuance of Letters of Credit........48

ARTICLE IV

         REPRESENTATIONS AND WARRANTIES
         4.1   Due Authorization............................................49
         4.2   Corporate Existence..........................................49
         4.3   Valid and Binding Obligations................................50
         4.4   Existing Indebtedness; No Defenses...........................50
         4.5   Security Instruments.........................................50
         4.6   Title to Assets..............................................50
         4.7   Scope and Accuracy of Financial Statements...................50
         4.8   No Material Misstatements....................................50
         4.9   Liabilities and Litigation...................................51
         4.10  Authorizations; Consents.....................................51
         4.11  Compliance with Laws.........................................51
         4.12  Default......................................................51
         4.13  ERISA........................................................52
         4.14  Environmental Laws...........................................52
         4.15  Compliance with Federal Reserve Regulations..................53
         4.16  Investment Company Act Compliance............................53
         4.17  Public Utility Holding Company Act Compliance................53
         4.18  Proper Filing of Tax Returns; Payment of Taxes Due...........53
         4.19  Refunds......................................................53
         4.20  Gas Contracts................................................53
         4.21  Intellectual Property........................................53
         4.22  Labor Matters................................................54
         4.23  Casualties or Taking of Property.............................54
         4.24  Locations of Borrowers.......................................54
         4.25  Subsidiaries.................................................54

ARTICLE V

         AFFIRMATIVE COVENANTS
         5.1   Maintenance and Access to Records............................54
         5.2   Quarterly Financial Statements; Compliance Certificates......55
         5.3   Annual Financial Statements..................................55
         5.4   Oil and Gas Reserve Reports..................................55
         5.5   Title Opinions; Title Defects................................56
         5.6   Notices of Certain Events....................................56


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

         5.7   Additional Information.......................................57
         5.8   Compliance with Laws.........................................57
         5.9   Payment of Assessments and Charges...........................58
         5.10  Maintenance of Corporate Existence and Good Standing.........58
         5.11  Payment of Notes; Performance of Obligations.................58
         5.12  Further Assurances...........................................58
         5.13  Fees and Expenses............................................58
         5.14  Operation of Oil and Gas Properties..........................59
         5.15  Maintenance and Inspection of Properties.....................59
         5.16  Maintenance of Insurance.....................................59
         5.17  Indemnification..............................................60
         5.18  Liens on Material Properties.................................61

ARTICLE VI

         NEGATIVE COVENANTS
         6.1   Indebtedness.................................................61
         6.2   Contingent Obligations.......................................61
         6.3   Liens........................................................62
         6.4   Negative Pledge Agreements...................................62
         6.5   Sales of Assets..............................................62
         6.6   Leasebacks...................................................62
         6.7   Loans; Advances; Investments.................................62
         6.8   Dividends and Distributions..................................63
         6.9   Environmental Matters........................................63
         6.10  Issuance of Stock; Changes in Corporate Structure............63
         6.11  Transactions with Affiliates.................................64
         6.12  Lines of Business............................................64
         6.13  ERISA Compliance.............................................64
         6.15  Use of Proceeds..............................................64
         6.16  Subsidiaries.................................................64

ARTICLE VII

         EVENTS OF DEFAULT
         7.1   Enumeration of Events of Default.............................64
         7.2   Remedies.....................................................67

ARTICLE VIII

         THE AGENT
         8.1   Appointment..................................................68
         8.2   Delegation of Duties.........................................68
         8.3   Exculpatory Provisions.......................................68
         8.4   Reliance by Agent............................................68


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

         8.5   Notice of Default............................................69
         8.6   Non-Reliance on Agent and Other Lenders......................69
         8.7   Indemnification..............................................70
         8.8   Restitution..................................................71
         8.9   Agents in Individual Capacity................................71
         8.10  Successor Agent..............................................71
         8.11  Applicable Parties...........................................72

ARTICLE IX

         MISCELLANEOUS
         9.1   Assignments; Participations..................................72
         9.2   Survival of Representations, Warranties, and Covenants.......74
         9.3   Notices and Other Communications.............................74
         9.4   Parties in Interest..........................................74
         9.5   Rights of Third Parties......................................74
         9.6   No Waiver; Rights Cumulative.................................75
         9.7   Severability.................................................75
         9.8   Amendments; Waivers..........................................75
         9.9   Confidentiality..............................................76
         9.10  Controlling Agreement........................................76
         9.11  Governing Law................................................77
         9.12  Jurisdiction and Venue.......................................77
         9.13  Appointment of Agent for Service of Process..................77
         9.14  Waiver of Rights to Jury Trial...............................77
         9.15  Integration..................................................77
         9.16  Counterparts.................................................78

                                LIST OF EXHIBITS

Exhibit I         -     Form of Tranche A Note
Exhibit II        -     Form of Tranche B Note
Exhibit III       -     Form of Assignment Agreement
Exhibit IV        -     Form of Tranche A Borrowing Request
Exhibit V         -     Form of Tranche B Borrowing Request
Exhibit VI        -     Total Facility Amounts
Exhibit VII       -     Form of Compliance Certificate
Exhibit VIII      -     Form of Opinion of Borrowers' Counsel
Exhibit IX        -     Form of Opinion of Local Counsel
Exhibit X         -     Disclosures
Exhibit XI        -     Description of Bayou Carlin Prospect
Exhibit XII       -     Description of Franklin Deep Prospect
Exhibit XIII      -     Description of Supplemental KMR Working Interests
Exhibit XIV       -     Form of Amended and Restated Guaranty

                   FIRST AMENDED AND RESTATED CREDIT AGREEMENT

      THIS FIRST AMENDED AND RESTATED CREDIT AGREEMENT is made and entered into effective as of December 22, 1998, by and among KCS RESOURCES, INC., a Delaware corporation ("KRI"); KCS MICHIGAN RESOURCES, INC., a Delaware corporation ("KCS Michigan"); and KCS ENERGY MARKETING, INC., a New Jersey corporation ("KCS Marketing," and together with KRI and KCS Michigan, each individually, a "Borrower" and collectively, the "Borrowers"), each lender that is a signatory hereto or becomes a party hereto as provided in Sections 9.1 or 2.24 (individually, together with its successors and such assigns, a "Lender" and, collectively, together with their respective successors and such assigns, the "Lenders"), CANADIAN IMPERIAL BANK OF COMMERCE, a Canadian chartered bank, acting through its New York Agency (in its individual capacity, "CIBC"), as agent for the Lenders (in such capacity, together with its successors in such capacity pursuant to the terms hereof, the "Agent"), CIBC INC., a Delaware corporation (in its individual capacity, "CIBC Inc.", as collateral agent for the Lenders (in such capacity, together with its successors in such capacity pursuant to the terms hereof, the "Collateral Agent"), BANK ONE, TEXAS, NATIONAL ASSOCIATION, a national banking association, as co-agent for the Lenders, and NATIONSBANK OF TEXAS, N.A., a national banking association, as co-agent for the Lenders.

                              W I T N E S S E T H:

      WHEREAS, the Borrowers, the Lenders, the Agent and the Collateral Agent entered into that certain Credit Agreement dated September 25, 1996, as the same was amended pursuant to the First Amendment to Credit Agreement dated July 1, 1997 (the "First Amendment") and as the same was further amended pursuant to the Second Amendment to Credit Agreement dated March 24, 1998 (the "Second Amendment") and as the same was further amended pursuant to the Third Amendment to Credit Agreement dated November 12, 1998 and effective as of September 30, 1998 (the "Third Amendment") (collectively, the "Initial Agreement"); and

      WHEREAS, the Borrowers, the Lenders, the Agent and the Collateral Agent desire to amend and restate the terms and provisions of the Initial Agreement to create an additional credit facility tranche and commitment and to make certain other amendments to the Initial Agreement;

      NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

      1.1 Terms Defined Above. As used in this Agreement, the terms "Agent," "Borrower," "Borrowers," "CIBC," "CIBC Inc.," "Collateral Agent," "Initial Agreement," "KCS Marketing," "KCS Michigan," "KRI," "Lender," and "Lenders," shall have the meaning assigned to them hereinabove.

      1.2 Additional Defined Terms. As used in this Agreement, each of the following terms shall have the meaning assigned thereto in this Section, unless the context otherwise requires:

            "Additional Costs" shall mean actual costs which any Lender reasonably determines have been incurred and are attributable to its obligation to make or its making or maintaining any LIBO Rate Loan or issuing or participating in Letters of Credit, or any reduction in any amount receivable by such Lender in respect of any such obligation or any LIBO Rate Loan or Letter of Credit, in each case resulting from any Regulatory Change which (a) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any Note in respect of any LIBO Rate Loan or Letter of Credit (other than taxes imposed on or calculated on the basis of the overall net income, capital or profit of such Lender or its Applicable Lending Office for any such LIBO Rate Loan or for issuing or participating in any Letter of Credit), (b) imposes or modifies any reserve, special deposit, minimum capital, capital ratio, or similar requirements (other than the Reserve Requirement utilized in the determination of the Adjusted LIBO Rate for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (including LIBO Rate Loans and Dollar deposits in the London interbank market in connection with LIBO Rate Loans), or the Commitment of such Lender, or (c) imposes any other condition affecting this Agreement or any Note or any of such extensions of credit, liabilities, or Commitments.

            "Additional Mortgaged Properties" shall mean the Supplemental KMR Working Interests, the Franklin Prospect and the Bayou Carlin Prospect.

            "Adjusted Base Rate" shall mean, for any day and any Base Rate Loan, an interest rate per annum equal to the sum of (a) the greater of (i) the Base Rate for such day, (ii) the Adjusted CD Rate for such day plus one-half of one percent (1/2%), or (iii) the Federal Funds Rate for such day plus one percent (1%) plus (b) the Applicable Margin for such Base Rate Loan, such rate to be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) during the period for which payable, but in no event shall such rate exceed the Highest Lawful Rate.

            "Adjusted CD Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to the sum of (a) the quotient of (i) the CD Rate for such day divided by (ii) 1 minus the Reserve Requirement plus (b) the Assessment Rate.

            "Adjusted LIBO Rate" shall mean, for any Interest Period for any LIBO Rate Loan, an interest rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to the sum of (a) the quotient of (i) the sum of the LIBO Rate for such Interest Period for such LIBO Rate Loan divided by (ii) 1 minus the Reserve Requirement for such Loan for such Interest Period plus (b) the Applicable Margin for such LIBO Rate Loan, such rate to be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) during the period for which payable, but in no event shall such rate exceed the Highest Lawful Rate.

            "Affiliate" shall mean any Person directly or indirectly controlled by, controlling, or under common control with, the Guarantor or any of the Borrowers and includes any Subsidiary of the Guarantor or any of the Borrowers and any "affiliate" of the Guarantor or "affiliate" of any of the Borrowers within the meaning of Reg. ss.240.12b-2 of the Securities Exchange Act of 1934, as amended, with "control," as used in this definition, meaning possession, directly or indirectly, of the power to direct or cause the direction of management, policies or action through ownership of voting securities, contract, voting trust, or membership in management or in the group appointing or electing management or otherwise through formal or informal arrangements or business relationships.

            "Affiliate Credit Agreement" shall mean that certain Credit Agreement by and among KCS Medallion Resources, Inc., KCS Energy, Inc., KCS Energy Services, Inc., Medallion Gas Services, Inc., Canadian Imperial Bank of Commerce, New York Agency as Agent, CIBC Inc. as Collateral Agent, and other lenders named therein, dated January 2, 1997, as amended, and as further amended by the First Amended and Restated Credit Agreement of even date with this Agreement by and among such Persons, as such agreement may be amended from time to time.

            "Agreement" shall mean the Initial Credit Agreement, as further amended by this First Amended and Restated Credit Agreement, as the same may from time to time be further amended or supplemented.

            "Applicable Lending Office" shall mean, for each Lender and type of Loan, the lending office of such Lender (or an affiliate of such Lender) designated for such type of Loan on the signature pages hereof or such other office of such Lender (or an affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrowers as the office by which its Loans of such type are to be made and maintained.

            "Applicable Margin" shall mean (a) at all times any Tranche B Commitment is outstanding, as to each Base Rate Loan and each LIBO Rate Loan, an amount equal to the percentage set forth in the grid below for such type of Loan:

          ----------------------------------------------------------------------
               Applicable Margin                   Applicable Margin
                  (Tranche A)                         (Tranche B)
          ----------------------------------------------------------------------
          Base Rate     LIBO Rate     Base Rate     LIBO Rate
          ----------------------------------------------------------------------
          1.0%          2.0%          2.25%         3.25%
                                                    (increasing 0.50% on March
                                                    1, 1999 and every 3 months
                                                    there after until the
                                                    Tranche B Commitment
                                                    Termination Date)
          ----------------------------------------------------------------------

          and (b) in the event the Tranche B Commitments are irrevocably terminated, as to each Base Rate Loan and each LIBO Rate Loan, an amount equal to the percentage set forth in the grid below:

          ----------------------------------------------------
               Applicable Margin

              Base          LIBO      % that Tranche A
              Rate          Rate      Obligations then
                                      Outstanding Bear to
                                      Borrowing Base
          ----------------------------------------------------
              0.25%     1.25%         Less than 33.3%

              0.50%     1.5%          33.3% or more, but less
                                      than 66.6%

              0.75%     1.75%         66% or more
          ----------------------------------------------------

            "Assessment Rate" shall mean, at any time, the rate (rounded upwards, if necessary, to the nearest 1/100 of 1%) then charged by the Federal Deposit Insurance Corporation (or any successor) to the Agent for deposit insurance for Dollar time deposits with the Agent at the Principal Office as determined by the Agent. The Assessment Rate determined by the Agent, in the absence of manifest error, shall be conclusive and binding.

            "Assignment Agreement" shall mean an Assignment Agreement, substantially in the form of Exhibit III, with appropriate insertions.

            "Available Tranche A Commitment" shall mean, at any time, an amount equal to the remainder, if any, of (a) the lesser of the Tranche A Commitment Amount or the Borrowing Base in effect at such time minus (b) Tranche A Obligations at such time.

            "Available Tranche B Commitment" shall mean, at any time, an amount equal to the remainder, if any, of (a) the lesser of (i) the Tranche B Commitment Amount or (ii) the difference between the Tranche B Borrowing Base then in effect, minus the Borrowing Base then in effect, minus (b) the Tranche B Obligations at such time.

            "Base Rate" shall mean the interest rate announced or published by the Agent from time to time as its general reference rate of interest, which Base Rate shall change upon each change in such announced or published general reference interest rate and which Base Rate may not be the lowest interest rate charged by the Agent.

            "Base Rate Loan" shall mean any Loan which a Borrower has requested in writing to bear interest at the Adjusted Base Rate or which, pursuant to the terms hereof, is otherwise required to bear interest at the Adjusted Base Rate.

            "Bayou Carlin Prospect" shall mean the Oil and Gas Properties located in St. Mary Parish, Louisiana and described in Exhibit XI.

            "Benefitted Tranche A Lender" or "Benefitted Tranche B Lender" shall have the meanings assigned to such terms in Section 2.11(a), (b), (c), and
      (d).

            "Borrowing Base" shall mean, at any time, the amount determined in accordance with Section 2.12(a), (b), (c) and (d).

            "Business Day" shall mean a day other than a day when commercial banks are authorized or required to close in the State of New York and, with respect to all requests, notices, and determinations in connection with, and payments of principal and interest on, LIBO Rate Loans, which is also a day for trading by and between banks in Dollar deposits in the London interbank market.

            "CBRS" shall mean C.B.R.S. Inc., carrying on business as "Canadian Bond Rating Service," and its successors.

            "CD Rate" shall mean, for any day relative to any determination of the Adjusted Base Rate for any Base Rate Loan, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be the average of the bid rates quoted to the Agent in the New York City secondary market at approximately 10:00 a.m. New York time (or as soon thereafter as practicable) initially, on the day such Base Rate Loan is made, and thereafter, from time to time as the Agent may select, by two (2) certificate of deposit dealers of recognized standing selected by the Agent, for the purchase at face value of 30-day certificates of deposit in an amount approximately equal or comparable to the amount of such Base Rate Loan. Each determination by the Agent of the CD Rate shall, in the absence of manifest error, be conclusive and binding.

            "Closing Date" shall mean December 22, 1998.

            "Code" shall mean the United States Internal Revenue Code of 1986, as amended from time to time.

            "Collateral" shall mean the Mortgaged Properties, the Properties described in the Security Instruments referenced in Section 3.1 hereof, and any other Property now or at any time subject to a Lien to secure the payment or performance of all or any portion of the Obligations.

            "Commitments" shall mean (i) the several obligations of the Tranche A Lenders to make Tranche A Loans to or for the benefit of the Borrowers pursuant to Section 2.1, (ii) the several obligations of the Tranche A Lenders to participate in Letters of Credit pursuant to Section 2.2, and
      (iii) the several obligations of the Tranche B Lenders to make Tranche B Loans to or for the benefit of Borrowers pursuant to Section 2.3.

            "Commonly Controlled Entity" shall mean any Person which is under common control with the Borrowers, within the meaning of Section 4001 of ERISA.

            "Compliance Certificate" shall mean each certificate, substantially in the form attached hereto as Exhibit VII, executed by a Responsible Officer of each of the Borrowers, and furnished to the Agent from time to time in accordance with the terms hereof.

            "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends, or other obligations of any other Person (for purposes of this definition, a "primary obligation") in any manner, whether directly or indirectly, including any obligation of such Person, regardless of whether such obligation is contingent, (a) to purchase any primary obligation or any Property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any primary obligation, or (ii) to maintain working or equity capital of any other Person in respect of any primary obligation, or otherwise to maintain the net worth or solvency of any other Person, (c) to purchase Property, securities or services primarily for the purpose of assuring the owner of any primary obligation of the ability of the Person primarily liable for such primary obligation to make payment thereof, or
      (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof, with the amount of any Contingent Obligation being deemed to be equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

            "DBRS" shall mean Dominion Bond Rating Service Limited and its successors.

            "Debt" shall mean Indebtedness of the Guarantor and its Subsidiaries, on a consolidated basis, for borrowed money.

            "Default" shall mean any event or occurrence which with the lapse of time or the giving of notice or both would become an Event of Default.

            "Default Rate" shall mean a per annum interest rate equal to the Base Rate from time to time in effect plus two percent (2%), such rate to be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) during the period for which payable, but in no event shall such rate exceed the Highest Lawful Rate.

            "Dollars" and "$" shall mean dollars in lawful currency of the United States of America.

            "EBITDA" shall mean, for any period, Net Income for such period plus Interest Expense, federal and state income taxes, depreciation, amortization, and other non-cash expenses for such period deducted in the determination of Net Income for such period.

            "Environmental Complaint" shall mean any written or oral complaint, order, directive, claim, citation, notice of environmental report or investigation by any Governmental Authority or any other Person with respect to (a) air emissions from any Property at any time owned, leased or operated by the Guarantor or any of the Borrowers, (b) spills, releases, or discharges of Hazardous Substances to soils, any improvements located thereon, surface water, groundwater, or the sewer, septic, waste treatment, storage, or disposal systems servicing any Property at any time owned, leased or operated by the Guarantor or any of the Borrowers, (c) solid or liquid waste disposal of Hazardous Substances at any Property at any time owned, leased or operated by the Guarantor or any of the Borrowers or affecting any Property of the Borrowers or any real Property of the Guarantor or the facilities located and the operations conducted thereon, (d) the use, generation, storage, transportation, or disposal of any Hazardous Substance by the Guarantor or any of the Borrowers or affecting any Property of any of the Borrowers or any real Property of the Guarantor or the facilities located and the operations conducted thereon, or (e) other environmental, health, or safety matters affecting any Property at any time owned, leased or operated by any of the Borrowers or the business conducted thereon or any real Property at any time owned, leased or operated by the Guarantor or the facilities located and the operations conducted thereon.

            "Environmental Laws" shall mean (a) the following federal laws as they may be cited, referenced, and amended from time to time: the Clean Air Act, the Clean

      Water Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Endangered Species Act, the Hazardous Materials Transportation Act of 1986, the Occupational Safety and Health Act, the Oil Pollution Act of 1990, the Resource Conservation and Recovery Act of 1976, the Safe Drinking Water Act, the Superfund Amendments and Reauthorization Act, and the Toxic Substances Control Act; (b) any and all equivalent environmental statutes of any state in which Property at any time owned, leased or operated by the Guarantor or any Borrower is situated, as they may be cited, referenced and amended from time to time;
      (c) any rules or regulations promulgated under or adopted pursuant to the above federal and state laws; and (d) any other equivalent federal, state, or local statute or any requirement, rule, regulation, code, ordinance, or order adopted pursuant thereto, including those relating to the generation, transportation, treatment, storage, recycling, disposal, handling, or release of Hazardous Substances.

            "Equity Sale" has the meaning specified in Section 2.13(b).

            "Equity Securities" shall mean any and all certificates, capital stock, preferred stock, convertible debentures or any other securities evidencing ownership of equity in Guarantor or any of its Subsidiaries issued in any public or private offering.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations thereunder and published interpretations thereof.

            "Event of Default" shall mean any of the events specified in Section 7.1.

            "Federal Funds Rate" shall mean, for any day, a rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York, on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Agent on such day on such transactions as determined by the Agent.

            "Final Maturity" shall mean, for all Loans, September 30, 2000.

            "Financial Statements" shall mean statements of the financial condition as at the point in time and for the period indicated and consisting in all cases of at least a balance sheet and related statements of operations and cash flows, and in each year-end financial statement a statement of common stock and other stockholders' or partners' equity, and, when required by applicable provisions of this Agreement to be audited, accompanied by the unqualified certification of a nationally-recognized firm of independent certified public accountants or other independent certified public accountants reasonably acceptable to the Agent and footnotes to any of the foregoing, all of which, unless otherwise indicated, shall be prepared in accordance with GAAP consistently applied (subject to normal year-end audit adjustments with respect to Financial Statements prepared as at a point in time other than year-end) and in comparative form with respect to the corresponding period of the preceding fiscal period.

            "Franklin Deep Prospect" shall mean the Oil and Gas Properties located in St. Mary Parish, Louisiana and described in Exhibit XII.

            "GAAP" shall mean generally accepted accounting principles established by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants and in effect in the United States from time to time.

            "Governmental Authority" shall mean any nation, country, commonwealth, territory, government, state, county, parish, municipality, or other political subdivision and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

            "Guarantor" shall mean KCS Energy, Inc., a Delaware corporation.

            "Guaranty" shall mean the Amended and Restated Guaranty dated the Closing Date executed by the Guarantor, guaranteeing the payment and performance of the Obligations, in the form attached hereto as Exhibit XIV, with appropriate insertions, as ratified, amended, restated, or supplemented from time to time.

            "Hazardous Substances" shall mean flammables, explosives, radioactive materials, hazardous wastes, asbestos or any material containing asbestos, polychlorinated biphenyls (PCBs), petroleum, petroleum products, associated oil or natural gas exploration, production, and development wastes, or any substances defined as "hazardous substances," "hazardous materials," "hazardous wastes," or "toxic substances" under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Superfund Amendments and Reauthorization Act, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, the Toxic Substances Control Act, as amended, or any other Requirement of Law.

            "Hedging Agreement" shall mean (a) any interest rate or currency swap, rate cap, rate floor, rate collar, forward agreement, or other exchange or rate protection agreement with the Agent, any Lender, or any affiliate of the Agent, or any Lender or any option with respect to any such transaction and (b) any swap agreement, cap, floor, collar, exchange transaction, forward agreement, or other exchange or protection agreement with the Agent, any Lender, or any affiliate of the Agent or any Lender relating to hydrocarbons or any option with respect to any such transaction.

            "Highest Lawful Rate" shall mean, with respect to each Lender, the maximum non-usurious interest rate, if any (or, if the context so requires, an amount calculated at such rate), that at any time or from time to time may be contracted for, taken, reserved, charged, or received under laws applicable to such Lender, as such laws are presently in effect or, to the extent allowed by applicable law, as such laws may hereafter be in effect and which allow a higher maximum non-usurious interest rate than such laws now allow.

            "Indebtedness" shall mean, as to any Person, without duplication,
      (a) all liabilities (excluding reserves for deferred income taxes, deferred compensation liabilities, and other deferred liabilities and credits) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet, (b) all obligations of such Person evidenced by bonds, debentures, promissory notes, or similar evidences of indebtedness, (c) all other indebtedness of such Person for borrowed money, and (d) all obligations of others, to the extent any such obligation is secured by a Lien on the assets of such Person (whether or not such Person has assumed or become liable for the obligation secured by such Lien).

            "Insolvency Proceeding" shall mean application (whether voluntary or instituted by another Person) for or the consent to the appointment of a receiver, trustee, conservator, custodian, or liquidator of any Person or of all or a substantial part of the Property of such Person, or the filing of a petition (whether voluntary or instituted by another Person) commencing a case under Title 11 of the United States Code, seeking liquidation, reorganization, or rearrangement or taking advantage of any bankruptcy, insolvency, debtor's relief, or other similar law of the United States or any other jurisdiction.

            "Insolvent" or "Insolvency" shall mean, with respect to any Multiemployer Plan, that such Plan is insolvent within the meaning of such term as used in Section 4245 of ERISA.

            "Intellectual Property" shall mean patents, patent applications, trademarks, trade names, copyrights, technology, know-how, and processes.

            "Interest Expense" shall mean, for any period, the total interest expense (including interest expense attributable to capitalized leases) of the Guarantor and its Subsidiaries, for such period, determined on a consolidated basis and in accordance with GAAP.

            "Interest Period" shall mean, subject to the limitations set forth in Section 2.4, with respect to any LIBO Rate Loan, a period commencing on the date such Loan is made or converted from a Loan of another type pursuant to this Agreement or the last day of the next preceding Interest Period with respect to such Loan and ending on the numerically corresponding day in the calendar month that is one, two, three, six, or, subject to availability as determined by the Lenders, twelve months thereafter, as the Borrowers may request in the Tranche A Borrowing Request or the Tranche B Borrowing Request for such Loan.

            "Investment" shall mean, as to any Person, any stock, bond, note or other evidence of Debt or any other security (other than current trade and customer accounts) of, investment or partnership interest in or loan to, such Person.

            "L/C Exposure" shall mean, at any time, the aggregate maximum amount available to be drawn under outstanding Letters of Credit at such time.

            "Lender" shall mean a Tranche A Lender or a Tranche B Lender.

            "Letter of Credit" shall mean any standby or documentary letter of credit issued for the account of any of the Borrowers pursuant to Section 2.2.

            "Letter of Credit Application" shall mean the standard letter of credit application employed by the Agent, as the issuer of the Letters of Credit, from time to time in connection with letters of credit.

            "Letter of Credit Payment" shall mean any payment made by the Agent on behalf of the Tranche A Lenders under a Letter of Credit, to the extent that such payment has not been repaid by the Borrowers.

            "LIBO Rate" shall mean, with respect to any Interest Period for any LIBO Rate Loan, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) equal to the average of the offered quotations appearing on Telerate Page 3750 (or if such Telerate Page shall not be available, any successor or similar service selected by the Agent and the Borrowers) as of approximately 11:00 a.m., London time, on the day two Business Days prior to the first day of such Interest Period for Dollar deposits in an amount comparable to the principal amount of such LIBO Rate Loan and having a term comparable to the Interest Period for such LIBO Rate Loan. If neither such Telerate Page 3750 nor any successor or similar service is available, the term "LIBO Rate" shall mean, with respect to any Interest Period for any LIBO Rate Loan, the rate per annum (rounded upwards if necessary, to the nearest 1/16 of 1%) quoted by the Agent at approximately 11:00 a.m., London time (or as soon thereafter as practicable) two Business Days prior to the first day of the Interest Period for such LIBO Rate Loan for the offering by the Agent to leading banks in the London interbank market of Dollar deposits in an amount comparable to the principal amount of such LIBO Rate Loan and having a term comparable to the Interest Period for such LIBO Rate Loan.

            "LIBO Rate Loan" shall mean any Loan which a Borrower has requested in writing to bear interest at the Adjusted LIBO Rate and which is permitted by the terms hereof to bear interest at the Adjusted LIBO Rate.

            "Lien" shall mean any interest in Property securing an obligation owed to, or constituting a claim by, a Person other than the owner of such Property, whether such interest is based on common law, statute, or contract, and including the lien or security interest arising from a mortgage, ship mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt, or a lease, consignment, or bailment for security purposes (other than true leases or true consignments), liens of mechanics, materialmen, and artisans, maritime liens and reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Property which secure an obligation owed to, or constitute a claim by, a Person other than the owner of such Property (for the purpose of this Agreement, a Person shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes), and the filing or recording of any financing statement or other security instrument in any public office.

            "Limitation Period" shall mean, with respect to any Lender, any period while any amount remains owing on the Note payable to such Lender and interest on such amount, calculated at the applicable interest rate, plus any fees or other sums payable to such Lender under any Loan Document and deemed to be interest under applicable law, would exceed the amount of interest which would accrue at the Highest Lawful Rate.

            "Loan" shall mean a Base Rate Loan or a LIBO Rate Loan made by any Lender to or for the benefit of the Borrowers pursuant to this Agreement, each of which is a "type" of Loan hereunder, outstanding as either a Tranche A Loan or a Tranche B Loan and, without duplication, any payment made by the Agent as the issuing bank under a Letter of Credit.

            "Loan Documents" shall mean this Agreement, the Notes, the Guaranty, the Letter of Credit Applications, the Letters of Credit, the Security Instruments, and all other documents and instruments now or hereafter delivered by any of the Borrowers, any Substitute Mortgagor, the Guarantor or any of their respective Affiliates in favor or for the benefit of the Agent or any Lender pursuant to the terms of or in connection with this Agreement, the Notes, the Guaranty, the Letter of Credit Applications, the Letters of Credit, or the Security Instruments, and all renewals, extensions, amendments, supplements, and restatements thereof.

            "Material Adverse Effect" shall mean in the sole reasonable determination of the Agent, the occurrence or existence of any material adverse effect on the business, operations, Properties, condition (financial or otherwise), or prospects of the Borrowers and the Guarantor taken as a whole.

            "Material Properties" shall mean, at any time, Oil and Gas Properties of any Borrower or any Substitute Mortgagor which constitute ninety-five percent (95%) of the net present value (determined in accordance with the most recent Reserve Reports provided to the Agent in accordance with Section 5.4) of all Oil and Gas Properties owned by such Persons, which Oil and Gas Properties, as of the Closing Date, are listed in the Reserve Report dated July 1, 1998 prepared by the Vice President of Engineering of the Guarantor, copies of which have been delivered to the Agent.

            "Mortgaged Properties" shall mean all Oil and Gas Properties of KRI, KCS Michigan and KCS Marketing or any Substitute Mortgagor subject to a Lien in favor of the Agent to secure the Obligations.

            "Multiemployer Plan" shall mean a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

            "Net Cash Proceeds" means, for any Transfer the cash proceeds (including any cash payments actually received as a deferred payment of principal pursuant to a note, installment receivable, purchase price adjustment receivable or otherwise) of such Transfer net of (i) all legal fees, accountant fees, investment banking fees, brokerage fees, finders fees, survey costs, title insurance premiums, required debt payments (other than of Obligations) and other customary fees, costs and expenses actually incurred, paid or made in connection therewith, (ii) taxes or other governmental fees or charges paid or payable as a result thereof and
      (iii) reasonable reserves for purchase price adjustments.

            "Net Income" shall mean, for any period, the net income (or loss) of the Guarantor and its Subsidiaries for such period, determined on a consolidated basis and in accordance with GAAP.

            "Note" or "Notes" shall mean, individually or collectively, as applicable, each of the Tranche A Notes and the Tranche B Notes.

            "Notice of Termination" shall have the meaning assigned to such term in Section 2.24.

            "Obligations" shall mean, without duplication, (a) all Indebtedness evidenced by the Notes, (b) the obligation of the Borrowers to provide to or reimburse the Agent, as the issuer of Letters of Credit, or the Tranche A Lenders, as the case may be, for, amounts payable, paid, or incurred with respect to Letters of Credit, (c) the undrawn, unexpired amount of all outstanding Letters of Credit, (d) the obligation of the Borrowers for the payment of fees and expenses pursuant to the Loan Documents, (e) the obligations of the Guarantor under the Guaranty, (f) all amounts owing or to be owing by any of the Borrowers under any Hedging Agreement now or hereafter arising, and (g) all other obligations and liabilities of the Borrowers or the Guarantor to the Agent and the Lenders, now existing or hereafter incurred, under, arising out of or in connection with any Loan Document, and to the extent that any of the foregoing includes or refers to the payment of amounts deemed or constituting interest, only so much thereof as shall have accrued, been earned and which remains unpaid at each relevant time of determination.

            "Oil and Gas Properties" shall mean fee, leasehold, or other interests in or under mineral estates or oil, gas, and other liquid or gaseous hydrocarbon leases with respect to Properties situated in the United States or offshore from any State of the United States, including overriding royalty and royalty interests, leasehold estate interests, net profits interests, production payment interests, and mineral fee interests, together with contracts executed in connection therewith and all tenements, hereditaments, appurtenances, and Properties appertaining, belonging, affixed, or incidental thereto. The term "Oil and Gas Properties" shall also include a proportionate share of the foregoing of any partnership or limited partnership equal to the partnership interest of any of the Borrowers or any Substitute Mortgagor.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any entity succeeding to any or all of its functions under ERISA.

            "Percentage Share" shall mean, (a) in the case of the Tranche A Commitments or the L/C Exposure, as to each Tranche A Lender, the percentage such Lender's Tranche A Commitment constitutes of the Tranche A Commitment Amount, and (b) in the case of the Tranche B Commitments, as to each Tranche B Lender, the percentage such Lender's Tranche B Commitment constitutes of the Tranche B Commitment Amount.

            "Permitted Liens" shall mean (a) Liens for taxes, assessments, or other governmental charges or levies not yet due or which (if foreclosure, distraint, sale, or other similar proceedings shall not have been initiated) are being contested in good faith by appropriate proceedings, and such reserve as may be required by GAAP shall have been made therefor,
      (b) Liens in connection with workers' compensation, unemployment insurance or other social security (other than Liens created by Section 4068 of ERISA), old-age pension, or public liability obligations which are not yet due or which are being contested in good faith by appropriate proceedings, if such reserve as may be required by GAAP shall have been made therefor,
      (c) Liens in favor of Governmental Authorities, vendors, carriers, warehousemen, repairmen, mechanics, workmen, and materialmen, and construction or similar Liens arising by operation of law (including Liens securing statutory or regulatory obligations) in the ordinary course of business in respect of obligations that are not past-due or which are being contested in good faith by appropriate proceedings, if such reserve as may be required by GAAP shall have been made therefor, (d) Liens in favor of operators and non-operators under joint operating agreements or similar contractual arrangements arising in the ordinary course of the business of the Borrowers or the Guarantor or any Substitute Mortgagor to secure amounts owing, which amounts are not yet due or are being contested in good faith by appropriate proceedings, if such reserve as may be required by GAAP shall have been made therefor, (e) Liens under production sales agreements, division orders, operating agreements, unitization and pooling orders, and other agreements customary in the oil and gas business for processing, producing, transporting, marketing, and exchanging produced hydrocarbons securing obligations not constituting Indebtedness and provided that such Liens do not secure obligations to deliver hydrocarbons at some future date without receiving full payment therefor within 90 days of delivery, (f) the terms of the instruments evidencing the Oil and Gas Properties of the Borrowers or any Substitute Mortgagor, the documents listed under the heading "Permitted Encumbrances" as Exhibit A to the Security Instruments, and easements, rights of way, restrictions, and other similar encumbrances, and minor defects in the chain of title which are customarily accepted in the oil and gas industry (including defects noted in the title opinions and reports furnished to and not objected to by the Agent), none of which interfere with the ordinary conduct of the business of the Borrowers or the Guarantor or materially detract from the value or use of the Property to which they apply, (g) Liens in favor of the Agent and other Liens expressly permitted under the Security Instruments, (h) Liens securing the Indebtedness permitted under clauses
      (f) and (g) of Section 6.1, provided that no Lien securing Indebtedness permitted under Section 6.1(f) encumbers any Collateral, and (i) judgment Liens arising by operation of law or as the result of the abstracting of a judgment or similar action under the laws of any jurisdiction and not giving rise to an Event of Default, in respect of judgments that are not final and non-appealable judgments, so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired.

            "Person" shall mean an individual, corporation, partnership, trust, unincorporated organization, government, any agency or political subdivision of any government, or any other form of entity.

            "Plan" shall mean, at any time, any employee benefit plan which is covered by ERISA and in respect of which the Guarantor, any of the Borrowers or any Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to
      be) an "employer" as defined in Section 3(5) of ERISA.

            "Principal Office" shall mean the principal office of the Agent in New York, New York, presently located at 425 Lexington Avenue, 7th Floor, New York, New York 10017.

            "Prohibited Transaction" shall have the meaning assigned to such term in Section 406 of ERISA or Section 4975 of the Code.

            "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

            "Public Debt" shall mean the obligations of Guarantor and its Subsidiaries under or in connection with (i) the Indenture dated as of January 15, 1996, by and among Guarantor, the Subsidiary Guarantors (as such term is defined therein) named therein, and Fleet National Bank of Connecticut, as Trustee, relating to the sale by Guarantor of its 11% Senior Notes due 2003 in the aggregate principal amount of $150,000,000.00, (ii) the Indenture dated as of January 15, 1998, by and among Guarantor, the Subsidiary Guarantors (as such term is defined therein) named therein, and State Street Bank and Trust Company, as Trustee, relating to the sale by Guarantor of its eight and seven-eighths percent ( 87/8%) Senior Subordinated Notes due 2008 in the aggregate principal amount of $125,000,000.00 and (iii) Indebtedness hereafter issued under or incurred in connection with the Indenture described in (i) or (ii) above.

            "Qualified Swap Counterparty" shall mean (a) the Agent, any Lender or an affiliate of the Agent or any Lender, (b) a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, (c) a corporation (other than an Affiliate of any Borrower) or other entity organized under the laws of any state of the United States or the District of Columbia and rated either (i) A-2 or better by S&P's or P-2 or better by Moody's, in the case of short-term debt obligations or
      (ii) A or better by S&P in the case of unsecured long-term debt obligations, or (d) a corporation or other entity (other than an Affiliate of any Borrower) (i) organized under the laws of Canada or any province thereof and rated R-1 (middle/low) (or the then equivalent grade) or higher by DBRS or, if not then rated by DBRS, which is rated A-1 or the then equivalent grade or higher by CBRS, or (ii) which has furnished any Borrower a letter of credit, cash prepayment or other form of credit enhancement reasonably acceptable to any Borrower.

            "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as amended or supplemented from time to time.

            "Regulatory Change" shall mean, with respect to any Lender, the passage, adoption, institution, or modification of any federal, state, local, or foreign Requirement of Law (including Regulation D), or any interpretation, directive, or request (whether or not having the force of law) of any Governmental Authority or monetary authority charged with the enforcement, interpretation, or administration thereof, occurring after the Closing Date and applying to a class of lenders including such Lender or its Applicable Lending Office.

            "Release of Hazardous Substances" shall mean any emission, spill, release, disposal, or discharge, except in accordance with a valid permit, license, certificate, or approval of the relevant Governmental Authority, of any Hazardous Substance into or upon (a) the air, (b) soils or any improvements located thereon, (c) surface water or groundwater, or (d) the sewer or septic system, or the waste treatment, storage, or disposal system servicing any Property at any time owned, leased or operated by the Guarantor or any of the Borrowers.

            "Reorganization" shall mean, with respect to any Multiemployer Plan, that such Plan is in reorganization within the meaning of such term in
      Section 4241 of ERISA.

            "Replacement Lenders" shall have the meaning assigned to such term in Section 2.25.

            "Reportable Event" shall mean any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty-day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. ss.2615.

            "Required Lenders" shall mean, at any time when no Loans are outstanding, Lenders whose Percentage Shares of all Tranche A Commitments and Tranche B Commitments total at least sixty-six and two-thirds percent (66-2/3%) of all such Commitments, and at any time when any Loans are outstanding, Lenders holding at least sixty-six and two-thirds percent (66-2/3%) of the aggregate principal amount of all Loans outstanding (without regard to any sale of a participation in any Loan).

            "Required Payment" shall have the meaning assigned to such term in
      Section 2.9.

            "Requirement of Law" shall mean, as to any Person, any applicable law, treaty, ordinance, order, judgment, rule, decree, regulation, or determination of an arbitrator, court, or other Governmental Authority, including rules, regulations, orders, and requirements for permits, licenses, registrations, approvals, or authorizations, in each case as such now exist or may be hereafter amended and are applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

            "Reserve Report" shall mean each report provided by the Borrowers pursuant to Section 5.4.

            "Reserve Requirement" shall mean, for any Interest Period for any LIBO Rate Loan, or for any day in computing the Adjusted CD Rate, the average maximum rate at which reserves (including any marginal, supplemental, or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York, with deposits exceeding one billion Dollars against (a) in the case of any LIBO Rate Loan, "Eurocurrency liabilities" (as such term is used in Regulation D) or (b) in the case of computing the Adjusted CD Rate, 30-day nonpersonal Dollar time deposits in an amount approximately equal or comparable to the aggregate amount of Base Rate Loans then outstanding. Each determination by the Agent of the applicable Reserve Requirement shall, in the absence of manifest error, be conclusive and binding.

            "Responsible Officer" shall mean, as to any Borrower or the Guarantor, any of the following officers: Chief Executive Officer, Chairman, Chief Financial Officer, Treasurer or Secretary; and in any event, shall mean no other Person or Persons except as modified pursuant to a certificate sent to the Agent signed by a Responsible Officer of the Person with respect to which the modification is to be effected, and in each such event, only after the Agent has had a reasonable opportunity to act upon such certification.

            "Sales Period" shall mean each successive six-month period during the term hereof, commencing with the six-month period beginning July 1, 1996.

            "Security Instruments" shall mean the security instruments executed and delivered in satisfaction of the condition set forth in Section 3.1(f), and all other documents and instruments at any time executed as security for all or any portion of the Obligations, as such instruments may be amended, restated, or supplemented from time to time.

            "Single Employer Plan" shall mean any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

            "Subordinated Debt" shall mean Indebtedness of any Borrower to the Guarantor, or any Affiliate of the Guarantor which is not a borrower under this Agreement, or any assignee of any such Person, which Indebtedness is subordinated to the payment in full of the Obligations pursuant to the terms of the Subordination Agreement.

            "Subordinated Indebtedness" shall mean Indebtedness of any Borrower having terms of payment which are subordinated to payment of the Obligations pursuant to terms and conditions approved in writing by the Required Lenders and otherwise permitted pursuant to the provisions of this Agreement.

            "Subordination Agreement" shall mean the Subordination Agreement dated September 25, 1996, executed by the Guarantor, as amended, restated, or supplemented from time to time.

            "Subsidiary" shall mean, as to any Person, a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, directly or indirectly through one or more intermediaries, or both, by such Person.

            "Substitute Mortgagor" shall have the meaning as provided in Section 3.1.

            "Sufficient Copies" shall mean that number of copies as shall reasonably be requested from time to time by the Agent.

            "Superfund Site" shall mean those sites listed on the Environmental Protection Agency National Priority List and eligible for remedial action or any comparable state registries or list in any state of the United States.

            "Supplemental KMR Working Interests" shall mean the Oil and Gas Properties in the State of Michigan and described in Exhibit XIII.

            "Tangible Net Worth" shall mean (a) total assets, as would be reflected on a balance sheet of the Guarantor and its Subsidiaries prepared on a consolidated basis and in accordance with GAAP, exclusive of Intellectual Property, experimental or organization expenses, franchises, licenses, permits, and other intangible assets, treasury stock, and goodwill minus (b) total liabilities, as would be reflected on a balance sheet of the Guarantor and its Subsidiaries prepared on a consolidated basis and in accordance with GAAP plus (c) the after-tax amounts of any ceiling limitation write downs (such after-tax amounts added by virtue of this item (c) not to exceed $40,000,000 in the aggregate on and after September 30, 1998).

            "Taxes" shall have the meaning assigned to such term in Section
      2.24.

            "Terminated Lender" shall have the meaning assigned to such term in
      Section 2.25.

            "Termination Date" shall have the meaning assigned to such term in
      Section 2.25.

            "Total Facility Amount" shall mean, for each Lender, the sum of the Tranche A Facility Amount and the Tranche B Facility Amount, set forth opposite the name of such Lender on Exhibit VI under the caption "Facility Amount," as modified to reflect assignments permitted by Sections 9.1 and
      2.25 or otherwise pursuant to the terms hereof.

            "Tranche A Borrowing Request" shall mean each written request, in substantially the form attached hereto as Exhibit IV, by the Borrowers to the Agent for a borrowing or conversion pursuant to Sections 2.1 or 2.14, each of which shall:

                  (a) be signed by a Responsible Officer of each of the
            Borrowers;

                  (b) specify the amount and type of Loan requested or to be converted and the date of the borrowing or conversion (which shall be a Business Day);

                  (c) when requesting a Base Rate Loan, be delivered to the
            Agent no later than 11:30 a.m., Eastern Standard or Daylight Savings Time, as the case may be, on the Business Day of the requested borrowing or conversion; and

                  (d) when requesting a LIBO Rate Loan, be delivered to the
            Agent no later than 12 noon, Eastern Standard or Daylight Savings Time, as the case may be, the third Business Day preceding the requested borrowing or conversion and designate the Interest Period requested with respect to such Loan.

            "Tranche A Commitment" shall mean, relative to any Tranche A Lender, such Lender's obligations to make Tranche A Loans and participate in Letters of Credit pursuant to Sections 2.1 and 2.2.

            "Tranche A Commitment Amount" shall mean an amount equal to $150,000,000, as such amount may be reduced from time to time pursuant to the terms of this Agreement.

            "Tranche A Commitment Period" shall mean the period from and including the Closing Date to but not including the Tranche A Commitment Termination Date.

            "Tranche A Commitment Termination Date" shall mean September 30,
      2000.

            "Tranche A Facility Amount" shall mean, for each Tranche A Lender, the amount set forth opposite the name of such Lender on Exhibit VI under the caption "Tranche A Facility Amount," as modified to reflect assignments permitted by Sections 9.1 and 2.25 or otherwise pursuant to the terms hereof, as such amount.

            Tranche A Lenders" shall mean the Lenders having Tranche A Commitments as set forth on Exhibit VI to this Agreement under the heading Tranche A Facility Amount, as modified from time to time to reflect assignments permitted by Sections 9.1 and 2.25 or otherwise pursuant to the terms hereof.

            "Tranche A Loan Balance" shall mean, at any time, the aggregate outstanding principal balance of the Tranche A Notes at such time.

            "Tranche A Loans" shall mean the Loans defined in Section 2.1.

            "Tranche A Notes" shall mean certain promissory notes of the Borrowers referred to in Section 2.1(c) payable to a Tranche A Lender in the amount of the

      Tranche A Facility Amount of such Lender in the form attached hereto as
      Exhibit I with appropriate insertions together with all renewals, extensions for any period, increases and rearrangements thereof.

            "Tranche A Obligations" shall mean the sum of the Tranche A Loan Balances of all Tranche A Loans and the L/C Exposure.

            "Tranche A Required Lenders" shall mean, at any time when no Tranche A Loans are outstanding, Tranche A Lenders whose Percentage Shares of all Tranche A Commitments total at least sixty-six and two-thirds percent (66 2/3%) of all Tranche A Commitments and at any time when Tranche A Loans are outstanding, Tranche A Lenders holding at least sixty-six and two-thirds percent (66 2/3%) of the aggregate principal amount of all Tranche A Loans outstanding (without regard to any sale of a participation in any Loan).

            "Tranche B Borrowing Base" shall mean at any time the amount determined in accordance with Section 2.12.

            "Tranche B Borrowing Request" shall mean each written request, in substantially the form attached hereto as Exhibit V, by the Borrowers to the Agent for a borrowing or conversion pursuant to Sections 2.3 or 2.14, each of which shall:

                  (a) be signed by a Responsible Officer of each of the
            Borrowers;

                  (b) specify the amount and type of Loan requested or to be converted and the date of the borrowing or conversion (which shall be a Business Day);

                  (c) when requesting a Base Rate Loan, be delivered to the
            Agent no later than 11:30 a.m., Eastern Standard or Daylight Savings Time, as the case may be, on the Business Day of the requested borrowing or conversion; and

                  (d) when requesting a LIBO Rate Loan, be delivered to the
            Agent no later than 12 noon, Eastern Standard or Daylight Savings Time, as the case may be, the third Business Day preceding the requested borrowing or conversion and designate the Interest Period requested with respect to such Loan.

            "Tranche B Commitment" shall mean relative to any Tranche B Lender, such Lender's obligations to make Tranche B Loans pursuant to Section 2.3.

            "Tranche B Commitment Amount" shall mean $10,000,000 as such amount may be reduced pursuant to the terms of this Agreement.

            "Tranche B Commitment Period" shall mean the period from and including the Closing Date to but not including the Tranche B Commitment Termination Date.

            "Tranche B Commitment Termination Date" shall mean September 30,
      2000.

            "Tranche B Facility Amount" shall mean, for each Tranche B Lender, the amount set forth opposite the name of such Lender on Exhibit VI under the caption "Tranche B Facility Amounts," as modified to reflect assignments permitted by Sections 9.1 and 2.25 or otherwise pursuant to the terms hereof.

            "Tranche B Lenders" shall mean the Lenders having Tranche B Commitments as set forth on Exhibit VI to this Agreement under the heading Tranche B Facility Amount, as modified, from time to time, to reflect assignments permitted by Sections 9.1 and 2.25 or otherwise pursuant to the terms hereof.

            "Tranche B Loan Balance" shall mean, at any time, the aggregate outstanding principal balance of the Tranche B Notes at such time.

            "Tranche B Loans" shall mean the Loans defined in Section 2.3.

            "Tranche B Notes" shall mean certain promissory notes of the Borrowers referred to in Section 2.3(c) payable to a Tranche B Lender in the amount of the Tranche B Facility Amount of such Lender in the form attached hereto as Exhibit II with appropriate insertions together with all renewals, extensions for any period, increases and rearrangements thereof.

            "Tranche B Obligations" shall mean the sum of the Tranche B Loan Balances of all Tranche B Loans.

            "Tranche B Required Lenders" shall mean, at any time when no Tranche B Loans are outstanding, Tranche B Lenders whose Percentage Shares of all Tranche B Commitments total at least sixty-six and two-thirds percent (66 2/3%) of all Tranche B Commitments and at any time when Tranche B Loans are outstanding, Tranche B Lenders holding at least sixty-six and two-thirds percent (66 2/3%) of the aggregate principal amount of all Tranche B Loans outstanding (without regard to any sale of a participation in any Loan).

            "Transfer" means (i) the issuance or incurrence of Subordinated Indebtedness or Public Debt, or (ii) an Equity Sale.

            "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

      1.3 Undefined Financial Accounting Terms. Undefined financial accounting terms used in this Agreement shall be defined according to GAAP at the time in effect.

      1.4 References. References in this Agreement to Exhibit, Article, or Section numbers shall be to Exhibits, Articles, or Sections of this Agreement, unless expressly stated to the contrary. References in this Agreement to "hereby," "herein," "hereinafter," "hereinabove," "hereinbelow," "hereof," "hereunder" and words of similar import shall be to this Agreement in its entirety and not only to the particular Exhibit, Article, or Section in which such reference appears. References in this Agreement to "includes" or "including" shall mean "includes, without limitation," or "including, without limitation," as the case may be. References in this Agreement to statutes, sections, or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending, replacing, succeeding or supplementing such statutes sections, or regulations.

      1.5 Articles and Sections. This Agreement, for convenience only, has been divided into Articles and Sections; and it is understood that the rights and other legal relations of the parties hereto shall be determined from this instrument as an entirety and without regard to the aforesaid division into Articles and Sections and without regard to headings prefixed to such Articles or Sections.

      1.6 Number and Gender. Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate.

      1.7 Incorporation of Exhibits. The Exhibits attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for all purposes.

      1.8. Knowledge. As used herein "knowledge" or "knowledge and belief" of a Borrower shall mean the knowledge of any officer of such Borrower; provided, however, that in the case of any matter covered by Sections 4.14 and 5.6 relating to an Oil and Gas Property of a Borrower, such "knowledge" or "knowledge and belief" shall mean (a) in the case of an Oil and Gas Property operated by a Borrower, the knowledge of the highest ranking field personnel of a Borrower assigned to such Property and (b) in the case of an Oil and Gas Property of a Borrower that is not operated by a Borrower, the knowledge of an operations manager having responsibility for such Property.

                                   ARTICLE II

                               TERMS OF FACILITIES

      2.1 Tranche A Loans.

            (a) Upon the terms and conditions and relying on the representations and warranties contained in this Agreement and the other Loan Documents, each Tranche A Lender severally agrees to make Loans (each a "Tranche A Loan") during the Tranche A Commitment Period on a revolving basis to or for the benefit of the Borrowers, or any combination of them, in an aggregate principal amount not to exceed at any time outstanding the lesser of the Tranche A Facility Amount of such Lender or the Percentage Share of such Lender of the Borrowing Base then in effect (for each Lender, its "Tranche A Commitment"); provided, however, that (i) Tranche A Obligations shall not exceed at any time the lesser of the Tranche A Commitment Amount or the Borrowing Base then in effect, and (ii) the sum of the outstanding principal balance of all Tranche A Loans by any Tranche A Lender plus the Percentage Share of such Lender of the L/C Exposure shall not exceed at any time an amount equal to the Percentage Share of such Lender multiplied by the lesser of the Tranche A Commitment Amount or the Borrowing Base then in effect. Tranche A Loans shall be made from time to time on any Business Day designated by the Borrowers in a Borrowing Request.

            (b) Subject to the terms of this Agreement, during the Tranche A Commitment Period, the Borrowers may borrow, repay, and reborrow and convert Tranche A Loans of one type or with one Interest Period into Tranche A Loans of another type or with a different Interest Period. Except for prepayments made pursuant to Section 2.13, each borrowing, conversion, and prepayment of principal, in the case of Base Rate Loans, shall be in an amount at least equal to $100,000 and in multiples of $100,000 thereafter and, in the case of LIBO Rate Loans, shall be in an amount at least equal to $1,000,000 and in multiples of $100,000 thereafter. Each borrowing, prepayment, or conversion of or into a Tranche A Loan of a different type or, in the case of a LIBO Rate Tranche A Loan, having a different Interest Period, shall be deemed a separate borrowing, conversion, and prepayment for purposes of the foregoing, one for each type of Tranche A Loan or Interest Period. Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of LIBO Rate Tranche A Loans having the same Interest Period shall be at least equal to $1,000,000; and if any LIBO Rate Loan would otherwise be in a lesser principal amount for any period, such Tranche A Loan shall be a Base Rate Loan during such period.

            (c) Not later than noon, Eastern Standard or Daylight Savings Time, as the case may be, on the date specified for each borrowing of a Tranche A Loan, each Tranche A Lender shall make available to the Agent an amount equal to the Percentage Share of such Lender of the borrowing to be made on such date, at an account designated by the Agent, for the account of the Borrowers. The amount so received by the Agent shall, subject to the terms and conditions hereof, be made available to the Borrowers in immediately available funds by no later than 1:00 p.m. Eastern Standard or Daylight Savings Time, as the case may be, in an account designated from time to time by the Borrowers. All Tranche A Loans by each Tranche A Lender shall be maintained at the Applicable Lending Office of such Lender and shall be evidenced by the Tranche A Note of such Lender.

            (d) The failure of any Tranche A Lender to make any Tranche A Loan required to be made by it hereunder shall not relieve any other Tranche A Lender of its obligation to make any Tranche A Loan required to be made by it, and no Tranche A Lender shall be responsible for the failure of any other Tranche A Lender to make any Tranche A Loan.

      2.2 Letter of Credit Facility.

            (a) Upon the terms and conditions and relying on the representations and warranties contained in this Agreement, the Agent, as issuing bank for the Lenders, agrees, from the date of this Agreement until the date which is 30 days prior to the Tranche A Commitment Termination Date, to issue, on behalf of the Tranche A Lenders in their respective Percentage Shares, Letters of Credit for the account of the Borrowers, or any combination of them, and to renew and extend such Letters of Credit. Letters of Credit shall be issued, renewed, or extended from time to time on any Business Day designated by the Borrowers following the receipt in accordance with the terms hereof by the Agent of the written (or oral, confirmed promptly in writing) request by a Responsible Officer of each of the Borrowers therefor and a Letter of Credit Application. Letters of Credit shall be issued in such amounts as the Borrowers may request; provided, however, that (i) no Letter of Credit shall have an expiration date which is more than 365 days after the issuance thereof or subsequent to one Business Day prior to the Tranche A Commitment Termination Date, (ii) Tranche A Obligations shall not exceed at any time the lesser of the Tranche A Commitment Amount or the Borrowing Base, (iii) the L/C Exposure shall not exceed at any time $20,000,000, and (iv) no Letter of Credit shall be issued in an amount less than $50,000.

            (b) Prior to any Letter of Credit Payment in respect of any Letter of Credit, each Tranche A Lender shall be deemed to be a participant through the Agent with respect to the relevant Letter of Credit in the obligation of the Agent, as the issuer of such Letter of Credit, in an amount equal to the Percentage Share of such Lender of the maximum amount which is or at any time may become available to be drawn thereunder. Upon delivery by such Lender of funds requested pursuant to Section 2.2(c), such Lender shall be treated as having purchased a participating interest in an amount equal to such funds delivered by such Lender to the Agent in the obligation of the Borrowers to reimburse the Agent, as the issuer of such Letter of Credit, for any amounts payable, paid, or incurred by the Agent, as the issuer of such Letter of Credit, with respect to such Letter of Credit.

            (c) Each Tranche A Lender shall be unconditionally and irrevocably liable, without regard to the occurrence of any Default or Event of Default, to the extent of the Percentage Share of such Lender at the time of issuance of each Letter of Credit, to reimburse, on demand, the Agent, as the issuer of such Letter of Credit, for the amount of each Letter of Credit Payment under such Letter of Credit. Each Letter of Credit Payment shall be deemed to be a Base Rate Tranche A Loan by each Tranche A Lender to the extent of funds delivered by such Lender to the Agent with respect to such Letter of Credit Payment and shall to such extent be deemed a Base Rate Tranche A Loan under and shall be evidenced by the Tranche A Note of such Lender. In the event that a Default has occurred and is continuing under Sections 7.1(f) or (g), an amount equal to any Letter of Credit Payment made after the occurrence of such Default shall be payable by the Borrowers upon demand by the Agent. Notwithstanding anything contained herein or any other Loan Document (including any Letter of Credit Application), but subject to the provisions of Section 2.13, neither the Agent as the issuing bank nor any such Lender shall have any right to require any Borrower to prepay any amounts for which the Agent as the issuing bank or any Lender might become liable under any Letter of Credit.

            (d) EACH TRANCHE A LENDER AGREES TO INDEMNIFY THE AGENT, AS THE ISSUER OF EACH LETTER OF CREDIT, AND THE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT AND AFFILIATES OF THE AGENT (TO THE EXTENT NOT REIMBURSED BY THE BORROWERS AND WITHOUT LIMITING THE OBLIGATION OF THE BORROWERS TO DO SO), RATABLY ACCORDING TO THE PERCENTAGE SHARE OF SUCH LENDER AT THE TIME OF ISSUANCE OF SUCH LETTER OF CREDIT, FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES AND DISBURSEMENTS OF ANY KIND WHATSOEVER WHICH MAY AT ANY TIME (INCLUDING ANY TIME FOLLOWING THE PAYMENT AND PERFORMANCE OF ALL OBLIGATIONS AND THE TERMINATION OF THIS AGREEMENT) BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE AGENT AS THE ISSUER OF SUCH LETTER OF CREDIT OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT OR AFFILIATES IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR SUCH LETTER OF CREDIT OR ANY ACTION TAKEN OR OMITTED BY THE AGENT AS THE ISSUER OF SUCH LETTER OF CREDIT OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT OR AFFILIATES UNDER OR IN CONNECTION WITH ANY OF THE FOREGOING, INCLUDING ANY LIABILITIES, CLAIMS, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES AND DISBURSEMENTS IMPOSED, INCURRED OR ASSERTED AS A RESULT OF THE NEGLIGENCE, WHETHER SOLE OR CONCURRENT, OF THE AGENT AS THE ISSUER OF SUCH LETTER OF CREDIT OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT OR AFFILIATES; PROVIDED THAT NO TRANCHE A LENDER (OTHER THAN THE AGENT AS THE ISSUER OF A LETTER OF CREDIT) SHALL BE LIABLE FOR THE PAYMENT OF ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS RESULTING SOLELY FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE AGENT AS THE ISSUER OF A LETTER OF CREDIT. THE AGREEMENTS IN THIS SECTION 2.2(d) SHALL SURVIVE THE PAYMENT AND PERFORMANCE OF ALL OBLIGATIONS AND THE TERMINATION OF THIS AGREEMENT.

      2.3 Tranche B Loans.

            (a) Upon the terms and conditions and relying on the representations and warranties contained in this Agreement and the other Loan Documents, each Tranche B Lender severally agrees to make Loans (each a "Tranche B Loan") during the Tranche B Commitment Period on a revolving basis to or for the benefit of the Borrowers, or any combination of them, in an aggregate principal amount not to exceed at any time outstanding the lesser of the Tranche B Facility Amount of such Tranche B Lender or the Percentage Share of such Tranche B Lender of the Tranche B Borrowing Base then in effect (for each Tranche B Lender, its "Tranche B Commitment"); provided, however, that Tranche B Obligations shall not exceed at any time the lesser of (y) the Tranche B Commitment Amount or (z) the difference between the Tranche B Borrowing Base then in effect minus the Borrowing Base then in effect. Tranche B Loans shall be made from time to time on any Business Day designated by the Borrowers in a Tranche B Borrowing Request but only to the extent such Tranche B Loan requested exceeds the Available Tranche A Commitment at such time.

            (b) Subject to the terms of this Agreement, during the Tranche B Commitment Period, the Borrowers may borrow, repay, and reborrow and convert Tranche B Loans of one type or with one Interest Period into Tranche B Loans of another type or with a different Interest Period. Except for prepayments made pursuant to Section 2.13, each borrowing, conversion, and prepayment of principal, in the case of Base Rate Loans, shall be in an amount at least equal to $100,000 and in multiples of $100,000 thereafter and, in the case of LIBO Rate Loans, shall be in an amount at least equal to $1,000,000 and in multiples of $100,000 thereafter. Each borrowing, prepayment, or conversion of or into a Tranche B Loan of a different type or, in the case of a LIBO Rate Tranche B Loan, having a different Interest Period, shall be deemed a separate borrowing, conversion, and prepayment for purposes of the foregoing, one for each type of Tranche B Loan or Interest Period. Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of LIBO Rate Tranche B Loans having the same Interest Period shall be at least equal to $1,000,000; and if any LIBO Rate Loan would otherwise be in a lesser principal amount for any period, such Tranche B Loan shall be a Base Rate Loan during such period.

            (c) Not later than noon, Eastern Standard or Daylight Savings Time, as the case may be, on the date specified for each borrowing of a Tranche B Loan, each Tranche B Lender shall make available to the Agent an amount equal to the Percentage Share of such Tranche B Lender of the borrowing to be made on such date, at an account designated by the Agent, for the account of the Borrower. The amount so received by the Agent shall, subject to the terms and conditions hereof, be made available to the Borrowers in immediately available funds by no later than 1:00 p.m. Eastern Standard or Daylight Savings Time, as the case may be, in an account designated from time to time by the Borrowers. All Tranche B Loans by each Tranche B Lender shall be maintained at the Applicable Lending Office of such Lender and shall be evidenced by the Tranche B Note of such Lender.

            (d) The failure of any Tranche B Lender to make any Tranche B Loan required to be made by it hereunder shall not relieve any other Tranche B Lender of its obligation to make any Tranche B Loan required to be made by it, and no Tranche B Lender shall be responsible for the failure of any other Tranche B Lender to make any Tranche B Loan.

            (e) The Borrowers shall have the right at any time and from time to time, upon three (3) Business Days' prior and irrevocable written notice to the Agent, to terminate or reduce the Tranche B Commitments without premium or penalty, in whole or in part, any partial termination to be (i) in an amount not less than $1,000,000 as determined by the Borrowers and in integral multiples of $1,000,000, and (ii) allocated (A) either ratably among the Tranche B Lenders in proportion to their respective Tranche B Commitments; or (B) in the case of a termination of the Tranche B Commitment of a dissenting Tranche B Lender pursuant to Section 2.12(h), allocated solely to such Tranche B Lender; provided, that the Tranche B Commitment Amounts may not be reduced to an amount less than the Tranche B Loan Balance. The Agent shall give prompt notice to each Tranche B Lender of any termination or reduction of the Tranche B Commitments. Any termination of the Tranche B Commitments pursuant to this Section 2.3(e) is permanent and may not be revoked.

      2.4 Limitations on Interest Periods. Each Interest Period selected by the Borrowers (a) which commences on the last Business Day of a calendar month (or any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month, (b) which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day), (c) which would otherwise end after Final Maturity shall end on Final Maturity, and (d) shall have a duration of not less than one month and, if any Interest Period would otherwise be a shorter period, the relevant Loan shall be a Base Rate Loan during such period.

      2.5 Limitation on Types of Loans. Borrowings of both Tranche A Loans and Tranche B Loans may be outstanding respectively as either Base Rate Loans or LIBO Rate Loans as selected by Borrowers. Anything herein to the contrary notwithstanding, no more than ten separate Tranche A Loans and five (5) separate Tranche B Loans shall be outstanding at any one time, with, for purposes of this Section, all Base Rate Tranche A Loans constituting one Loan, all Base Rate Tranche B Loans constituting one Loan, all LIBO Rate Tranche A Loans for the same Interest Period constituting one Loan, and all LIBO Rate Tranche B Loans for the same Interest Period constituting one Loan. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any interest rate for any LIBO Rate Loan for any Interest Period therefor:

            (a) the Agent determines (which determination shall be conclusive, absent manifest error) that quotations of interest rates for the deposits referred to in the definition of "LIBO Rate" in Section 1.2 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for such Loan as provided in this Agreement; or

            (b) the Agent or the Required Lenders determine (which determination shall be conclusive, absent manifest error) that the rates of interest referred to in the definition of "LIBO Rate" in Section 1.2 upon the basis of which the rate of interest for such Loan for such Interest Period is to be determined do not adequately cover the cost to the Lenders of making or maintaining such Loan for such Interest Period, then the Agent shall give the Borrowers and the Lenders prompt notice thereof; and so long as such condition remains in effect, the Lenders shall be under no obligation to make LIBO Rate Loans or to convert Base Rate Loans into LIBO Rate Loans, and the Borrowers shall, on the last day of the then current Interest Period for each outstanding LIBO Rate Loan, either prepay such LIBO Rate Loan or convert such Loan into a Base Rate Loan in accordance with Section 2.14. During the 30 days next succeeding the giving of such notice by the Agent to the Borrowers, the Borrowers, the Agent and each of the Lenders shall negotiate in good faith in order to arrive at a mutually satisfactory interest rate for the rates of interest referred to in the definition "LIBO Rate" or "Adjusted LIBO Rate" for proposed LIBO Rate Loans. If within such 30-day period the Borrowers, the Agent and the Lenders shall agree in writing upon a substitute interest rate and the effective date thereof, such substituted interest rate shall be applicable to all requests by the Borrowers for proposed LIBO Rate Loans. During any period when the borrowing of LIBO Rate Loans is suspended or when an alternative interest rate is in force pursuant to this subsection, the Agent, in consultation with the Lenders, shall periodically, at least once a month, determine whether circumstances are such that the interest rates referred to in the definitions of "LIBO Rate" or "Adjusted LIBO Rate" may again be determined. If such a determination is made, the Agent shall forthwith give written notice to the Borrowers and each Lender, whereupon the Agent, the Borrowers and the Lenders shall begin redetermining the "LIBO Rate" and the "Adjusted LIBO Rate" in accordance with the terms of the definitions thereof.

      2.6 Use of Loan Proceeds and Letters of Credit.

            (a) Proceeds of all Loans shall be used solely by the Borrowers for general corporate purposes, acquisitions and working capital.

            (b) Letters of Credit shall be used solely by the Borrowers for general corporate purposes.

      2.7 Interest. Subject to the terms of this Agreement (including Section 2.20), interest on the Loans shall accrue and be payable at a rate per annum equal to the lesser of (a) the Highest Lawful Rate or (b) the Adjusted Base Rate for each Base Rate Loan or the Adjusted LIBO Rate for each LIBO Rate Loan. Notwithstanding the foregoing, interest on past-due principal and, to the extent permitted by applicable law, past-due interest, shall accrue at the Default Rate and shall be payable upon demand by the Agent at any time as to all or any portion of such interest. In the event that the Borrower fails to select the duration of any Interest Period for any LIBO Rate Loan within the time period and otherwise as provided herein, such Loan (if outstanding as a LIBO Rate Loan) will be automatically converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Base Rate
Loan) will remain as, or (if not then outstanding) will be made as, a Base Rate Loan. Interest provided for herein shall be calculated on unpaid sums actually advanced and outstanding pursuant to the terms of this Agreement and only for the period from the date or dates of such advances until repayment.

      2.8 Repayment of Loans and Interest. Accrued and unpaid interest on each outstanding Base Rate Loan shall be due and payable quarterly commencing on the 31st day of December, 1998, and continuing on the last day of each third calendar month thereafter while any Base Rate Loan remains outstanding, the payment in each instance to be the amount of interest which has accrued and remains unpaid in respect of the relevant Loan. Accrued and unpaid interest on each outstanding LIBO Rate Loan shall be due and payable on the last day of the Interest Period for such LIBO Rate Loan and, in the case of any Interest Period in excess of three months, on the day of the third calendar month following the commencement of such Interest Period corresponding to the day of the calendar month on which such Interest Period commenced, the payment in each instance to be the amount of interest which has accrued and remains unpaid in respect of the relevant Loan. The outstanding principal balance of all Loans, together with all accrued and unpaid interest thereon, shall be due and payable at Final Maturity. At the time of making each payment hereunder or under the Notes, the Borrowers shall specify to the Agent the Loans or other amounts payable by the Borrowers hereunder to which such payment is to be applied. In the event the Borrowers fail to so specify, or if an Event of Default has occurred and is continuing, the Agent shall apply such payment in such manner as the Lenders shall determine in their sole discretion.

      2.9 General Terms.

            (a) The outstanding principal balance of the Notes of each Lender reflected in the records of such Lender shall be deemed rebuttably presumptive evidence of the principal amount owing on such Notes. The liability for payment of principal and interest evidenced by each such Note shall be limited to principal amounts actually advanced and outstanding pursuant to this Agreement and interest on such amounts calculated in accordance with this Agreement.

            (b) Unless the Agent shall have been notified by a Lender or the Borrowers prior to the date on which any of them is scheduled to make payment to the Agent of (in the case of a Lender) the proceeds of a Loan to be made by such Lender hereunder or (in the case of the Borrowers) a payment to the Agent for the account of one or more of the Lenders hereunder (such payment, in either case, being herein called the "Required Payment"), which notice shall be effective upon receipt, that it does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and, in reliance upon such assumption, may (but shall not be required to) make the amount thereof available to the intended recipient on such date. If such Lender or the Borrowers, as the case may be, have not in fact made the Required Payment to the Agent, the recipient of such payment shall, on demand, repay to the Agent for its account the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to, in the case of a Lender as recipient, the Federal Funds Rate or, in the case of the Borrowers as recipient, the Adjusted Base Rate.

      2.10 Time, Place, and Method of Payments. All payments required pursuant to this Agreement or the Notes shall be made without set-off or counterclaim in U.S. Dollars and in immediately available funds. All payments by the Borrowers shall be deemed received on the next Business Day following receipt if such receipt is after 3:00 p.m., Eastern Standard or Daylight Savings Time, as the case may be, on any Business Day, and shall be made to the Agent at the Principal Office. Except as provided to the contrary herein, if the due date of any payment hereunder or under any Note would otherwise fall on a day which is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

      2.11 Pro Rata Treatment; Adjustments.

            (a) Except to the extent otherwise expressly provided herein, (i) each borrowing of Tranche A Loans pursuant to this Agreement shall be made from the Tranche A Lenders pro rata in accordance with their respective Percentage Shares, (ii) each payment by the Borrowers of fees payable by the Borrowers in respect of Tranche A Loans shall be made for the account of the Tranche A Lenders pro rata in accordance with their respective Percentage Shares, (iii) each payment of principal of Tranche A Loans shall be made for the account of the Tranche A Lenders pro rata in accordance with their respective shares of the Tranche A Loan Balance,
      (iv) each payment of interest on Tranche A Loans shall be made for the account of the Tranche A Lenders pro rata in accordance with their respective Percentage Shares of the aggregate amount of such interest due and payable to the Tranche A Lenders, (v) each borrowing of Tranche B Loans shall be made from the Tranche B Lenders pro rata in accordance with their respective Percentage Shares, (vi) each payment by the Borrowers of fees payable by the Borrowers in respect of Tranche B Loans shall be made for the account of the Tranche B Lenders pro rata in accordance with their respective Percentage Shares, (vii) each payment of principal of Tranche B Loans shall be made for the account of the Tranche B Lenders pro rata in accordance with their respective shares of the Tranche B Loan Balance, and
      (viii) each payment of interest on Tranche B Loans shall be made for the account of the Tranche B Lenders pro rata in accordance with their respective Percentage Shares of the aggregate amount of such interest due and payable to the Tranche B Lenders.

            (b) The Agent shall distribute all payments with respect to the Obligations to the Lenders promptly upon receipt in like funds as received. In the event that any payments made hereunder by the Borrowers at any particular time are insufficient to satisfy in full the Obligations due and payable at such time, such payments shall be applied (i) first, to fees and expenses due pursuant to the terms of this Agreement or any other Loan Document, (ii) second, to accrued interest, (iii) third, to the Loan Balance of the Loans, and (iv) last, to any other Obligations.

            (c) If any Tranche A Lender (for purposes of this Section, a "Benefitted Tranche A Lender") shall at any time receive any payment of all or part of its portion of the Obligations, or receive any Collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Sections 7.1(f) or 7.1(g), or otherwise) in an amount greater than such Lender was entitled to receive pursuant to the terms hereof, such Benefitted Tranche A Lender shall purchase for cash from the other Tranche A Lenders such portion of the Obligations of such other Lenders, or shall provide such other Tranche A Lenders with the benefits of any such Collateral or the proceeds thereof, as shall be necessary to cause such Benefitted Tranche A Lender to share the excess payment or benefits of such Collateral or proceeds with each of the Tranche A Lenders according to the terms hereof. If all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Tranche A Lender, such purchase shall be rescinded and the purchase price and benefits returned by such Lender, to the extent of such recovery, but without interest. The Borrower agrees that each such Lender so purchasing a portion of the Obligations of another Lender may exercise all rights of payment (including rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion. If any Tranche A Lender ever receives, by voluntary payment, exercise of rights of set-off or banker's lien, counterclaim, cross-action or otherwise, any funds of the Borrower to be applied to the Obligations, or receives any proceeds by realization on or with respect to any Collateral, all such funds and proceeds shall be forwarded immediately to the Agent for distribution in accordance with the terms of this Agreement.

            (d) If any Tranche B Lender (for purposes of this Section, a "Benefitted Tranche B Lender") shall at any time receive any payment of all or part of its portion of the

      Obligations, or receive any Collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Sections 7.1(f) or 7.1(g), or otherwise) in an amount greater than such Lender was entitled to receive pursuant to the terms hereof, such Benefitted Tranche B Lender shall purchase for cash from the other Tranche B Lenders such portion of the Obligations of such other Lenders, or shall provide such other Tranche B Lenders with the benefits of any such Collateral or the proceeds thereof, as shall be necessary to cause such Benefitted Tranche B Lender to share the excess payment or benefits of such Collateral or proceeds with each of the Tranche B Lenders according to the terms hereof. If all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Tranche B Lender, such purchase shall be rescinded and the purchase price and benefits returned by such Lender, to the extent of such recovery, but without interest. The Borrower agrees that each such Lender so purchasing a portion of the Obligations of another Lender may exercise all rights of payment (including rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion. If any Tranche B Lender ever receives, by voluntary payment, exercise of rights of set-off or banker's lien, counterclaim, cross-action or otherwise, any funds of the Borrower to be applied to the Obligations, or receives any proceeds by realization on or with respect to any Collateral, all such funds and proceeds shall be forwarded immediately to the Agent for distribution in accordance with the terms of this Agreement.

            (e) Notwithstanding any of the provisions of this Section 2.11, after the occurrence and during the continuance of an Event of Default, the Lenders may apply payments in respect of the Obligations in such manner as the Lenders shall determine in their sole discretion.

      2.12 Borrowing Base and Tranche B Borrowing Base Determinations.

            (a) The Borrowing Base as of the Closing Date is agreed by the Borrowers and the Tranche A Lenders to be $65,000,000.

            (b) The Borrowing Base shall be redetermined by the Agent, with the consent of the Tranche A Lenders, semi-annually on the basis of information supplied by the Borrowers in compliance with the provisions of this Agreement, including Reserve Reports, and all other information available to the Agent and the Lenders. In addition, the Agent, with the consent of the Tranche A Lenders, shall, in the normal course of business following a request of the Borrowers, redetermine the Borrowing Base; provided, however, the Agent and the Tranche A Lenders shall not be obligated to respond to more than two (2) such requests during any calendar year in addition to each scheduled semi-annual redetermination provided for above. Notwithstanding the foregoing, the Agent, with the consent of the Tranche A Lenders, may at its discretion redetermine the Borrowing Base at any time and from time to time.

            (c) Each determination of the Borrowing Base shall be made within forty-five (45) days of the Agent's receiving all of the information required under this Agreement in connection therewith. Upon each determination of the Borrowing Base, the Agent shall promptly, and in all events within such 45 days, notify the Borrowers orally (confirming such notice promptly in writing) of such determination and the Borrowing Base so communicated to the Borrowers shall become effective upon such oral notification and shall remain in effect until the next subsequent determination of the Borrowing Base.

            (d) In connection with any redetermination of the Borrowing Base, the Agent and each Tranche A Lender shall evaluate the Mortgaged Properties in accordance with their then existing customary lending procedures for evaluating oil and gas reserves and related assets for loans of this type and borrowers similarly situated. The Borrowing Base shall represent the determination by the Agent based upon such evaluation by the Agent, with the consent of the Tranche A Lenders, of the value for loan purposes of the Mortgaged Properties, subject, in the case of any increase in the Borrowing Base, to the credit approval processes of the Tranche A Lenders then in effect for loans of this type and borrowers similarly situated. Except as hereinafter provided, in the event that a group of Tranche A Lenders constituting at least the Tranche A Required Lenders are in agreement as to the amount of any Borrowing Base redetermination but such amount is not approved unanimously by all of the Tranche A Lenders, then the Borrowing Base shall be the amount as determined by such Tranche A Required Lenders for a period of 60 days from the date of notification of such Borrowing Base to the Borrowers pursuant to Section 2.12(c). Notwithstanding the foregoing provisions of this
      Section 2.12(d), if at any time the Borrowing Base redetermination by the Agent results in an increase in the Borrowing Base and such Borrowing Base is not approved unanimously by all the Tranche A Lenders, then, in such event, the Borrowing Base shall, during the sixty (60) day period from the date of notification of the Borrowing Base to the Borrowers pursuant to
      Section 2.12(c), be the amount agreed to by the Agent and all of the Tranche A Lenders, but in any event not less than the amount which existed immediately prior to such redetermination by the Agent. During such 60 day period or at any time thereafter, the Borrowers may, at their election, terminate the Commitments of such dissenting Tranche A Lenders pursuant to the procedures set forth in Section 2.25. At the end of such 60 day period, the Borrowing Base shall be an amount agreed to by the Agent and all of the Tranche A Lenders. Furthermore, subject to the customary lending procedures and credit approval processes referred to in the preceding sentence, each Borrower acknowledges that the Agent and the Lenders have no obligation to increase the Borrowing Base and may reduce the Borrowing Base, in either case, at any time or as a result of any circumstance, and further acknowledges that the determination of the Borrowing Base contains an equity cushion (market value in excess of loan value), which is acknowledged by each Borrower to be essential for the adequate protection of the Tranche A Lenders.

            (e) The Tranche B Borrowing Base (the "Tranche B Borrowing Base") is agreed by the Borrowers and the Tranche B Lenders to be (i) $75,000,000 from the Closing Date through the later of (y) March 31, 1999 and (z) the date of the next determination of the Tranche B Borrowing Base in accordance with Section 2.12(f), (g) and (h), and (ii) thereafter, such amount as shall be determined by the Tranche B Lenders in the manner provided in Section 2.12(f), (g) and (h) of this Agreement.

            (f) The Tranche B Borrowing Base shall be redetermined by the Agent, with the consent of the Tranche B Lenders, semi-annually commencing March 31, 1999 on the basis of information supplied by the Borrowers in compliance with the provisions of this

      Agreement, including Reserve Reports, and all other information available to the Agent and the Lenders. In addition, the Agent, with the consent of the Tranche B Lenders, with the assistance of the Agent, shall, in the normal course of business following a request of the Borrowers, redetermine the Borrowing Base; provided, however, the Agent and the Tranche B Lenders shall not be obligated to respond to more than two (2) such requests during any calendar year in addition to each scheduled semi-annual redetermination provided for above. Notwithstanding the foregoing, the Agent, with the consent of the Tranche B Lenders, may (except as provided in Section 2.12(e)(i)) at its discretion redetermine the Tranche B Borrowing Base at any time and from time to time.

            (g) Each determination of the Tranche B Borrowing Base shall be made within forty-five (45) days of the Agent's receiving all of the information required under this Agreement in connection therewith. Upon each determination of the Tranche B Borrowing Base, the Agent shall promptly, and in all events within such 45 days, notify the Borrowers orally (confirming such notice promptly in writing) of such determination and the Tranche B Borrowing Base so communicated to the Borrowers shall become effective upon such oral notification and shall remain in effect until the next subsequent determination of the Tranche B Borrowing Base.

            (h) In connection with any redetermination of the Tranche B Borrowing Base, the Agent and each Tranche B Lender shall evaluate the Mortgaged Properties in accordance with their then existing customary lending procedures for evaluating oil and gas reserves and related assets for loans of this type and borrowers similarly situated. The Tranche B Borrowing Base shall represent the determination by the Agent based upon such evaluation by the Agent, with the consent of the Tranche B Lenders, of the value for loan purposes of the Mortgaged Properties, subject, in the case of any increase in the Tranche B Borrowing Base, to the credit approval processes of the Tranche B Lenders then in effect for loans of this type and borrowers similarly situated. In the event that a group of Tranche B Lenders constituting at least the Tranche B Required Lenders are in agreement as to the amount of any Tranche B Borrowing Base redetermination but such amount is not approved unanimously by all of the Tranche B Lenders, then the Tranche B Borrowing Base shall be the amount as determined by such Tranche B Required Lenders for a period of 60 days from the date of notification of such Tranche B Borrowing Base to the Borrowers pursuant to Section 2.12(g). During such 60 day period or at any time thereafter, the Borrowers may, at their election, (x) terminate the Tranche B Commitment of such dissenting Tranche B Lender(s) in accordance with Section 2.3(e), or (y) substitute a new Tranche B Lender or Lenders for such dissenting Lender(s) pursuant to the procedures set forth in
      Section 2.25. At the end of such 60 day period, the Tranche B Borrowing Base shall be an amount agreed to by the Agent and all of the Tranche B Lenders. Furthermore, subject to the customary lending procedures and credit approval processes referred to in the preceding sentence, each Borrower acknowledges that the Agent and the Tranche B Lenders have no obligation to increase the Tranche B Borrowing Base and may, subject to
      Section 2.12(e)(i), reduce the Tranche B Borrowing Base, in either case, at any time or as a result of any circumstance, and further acknowledges that the determination of the Tranche B Borrowing Base contains an equity cushion (market value in excess of loan value), which is acknowledged by each Borrower to be essential for the adequate protection of the Tranche B Lenders.

      2.13 Mandatory Prepayments.

            (a) If at any time the Tranche A Obligations exceed the lesser of the Tranche A Commitment Amount or the Borrowing Base then in effect, the Borrowers shall, within 30 days of notice from the Agent of such occurrence, (i) prepay, or make arrangements acceptable to the Tranche A Required Lenders for the prepayment of, the amount of such excess for application on the Loan Balance of the Tranche A Loans, (ii) provide additional collateral, of character and value satisfactory to the Tranche A Required Lenders in their sole discretion, to secure the Obligations by the execution and delivery to the Agent of security instruments in form and substance satisfactory to the Agent, or (iii) effect any combination of the alternatives described in clauses (i) and (ii) of this Section 2.13(a) and acceptable to the Tranche A Required Lenders in their discretion. In the event that a mandatory prepayment is required under this Section 2.13(a) and the Tranche A Loan Balance is less than the amount required to be prepaid, the Borrowers shall repay the entire Tranche A Loan Balance together with accrued interest, and, in accordance with the provisions of the relevant Letter of Credit Applications executed by the Borrowers or otherwise to the satisfaction of the Agent, deposit with the Agent, as additional collateral securing the Obligations, an amount of cash, in immediately available funds, equal to the L/C Exposure minus the lesser of the Tranche A Commitment Amount or the Borrowing Base. The cash deposited with the Agent in satisfaction of the requirement provided in this Section 2.13 may be invested at the express direction of the Borrowers as to investment vehicle and maturity (which shall be no later than the latest expiry date of any then outstanding Letter of Credit), for the account of the Borrowers in cash or cash equivalent investments offered by or through the Agent.

            (b) For so long as any Tranche B Commitment is outstanding, in the event after the Closing Date the Guarantor or any Borrower (i) issues or incurs Subordinated Indebtedness or Public Debt to any Person other than an Affiliate or (ii) issues, transfers, sells, assigns, or conveys to any Person other than an Affiliate (an "Equity Sale") (y) all or any portion of the capital stock of the Guarantor or any other Borrower, or (z) any equity interest in itself or the Guarantor or any other Borrower, then, in any such event an amount equal to fifty percent (50%) of the Net Cash Proceeds from the issuance or incurrence of such Subordinated Indebtedness up to the then outstanding principal amount of the Tranche B Loans, if any, and fifty percent (50%) of the Net Cash Proceeds from the issuance, sale, assignment or conveyance of such Equity Sale up to the then outstanding principal amount of the Tranche B Loans, if any, shall be applied for reduction of the Tranche B Loans in the manner determined by the Lenders, and the Tranche B Commitments then in effect (if any) shall be irrevocably reduced pro rata to the extent of fifty percent (50%) of the Net Cash Proceeds from the issuance or incurrence of such Subordinated indebtedness or Public Debt and fifty percent (50%) of the Net Cash Proceeds from the issuance, sale, assignment or conveyance of such Equity Sale.

            (c) If at any time the Tranche B Obligations exceed the lesser of
      (i) the Tranche B Commitment Amount or (ii) the difference between the Tranche B Borrowing Base then in effect minus the Borrowing Base then in effect, the Borrowers shall, within 30 days of notice from the Agent of such occurrence, (i) prepay, or make arrangements acceptable to the Tranche B Required Lenders for the prepayment of, the amount of such excess for application on the Tranche B Loan Balance, (ii) provide additional collateral, of character and value satisfactory to the Tranche B Required Lenders in their sole discretion, to secure the Obligations by the execution and delivery to the Agent of security instruments in form and substance satisfactory to the Agent, or (iii) effect any combination of the alternatives described in clauses (i) and (ii) of this Section 2.13(c) and acceptable to the Tranche B Required Lenders in their discretion. If at any time, Tranche B Obligations are outstanding when Available Tranche A Commitment exists, the Borrowers shall, (i) in the case of such Tranche B Obligations which are Base Rate Tranche B Loans, to the extent of the Available Tranche A Commitment, prepay such Loans within three Business Days of the occurrence of such condition, or (ii) in the case of such Tranche B Obligations which are LIBO Rate Tranche B Loans, to the extent of the Available Tranche A Commitment, on the last day of the Interest Period to which such Loans are subject, prepay such Loans on the last day of the Interest Period to which such Loans are subject. In the event that a mandatory prepayment is required under this Section 2.13(c) and the Tranche B Loan Balance is less than the amount required to be prepaid, the Borrowers shall repay the entire Loan Balance of the Tranche B Loans.

      2.14 Voluntary Prepayments and Conversions of Loans. Subject to applicable provisions of this Agreement, the Borrowers shall have the right at any time or from time to time to prepay Loans and to convert Loans of one type or with one Interest Period into Loans of another type or with a different Interest Period; provided, however, that (a) the Borrowers shall give the Agent notice of each such conversion of all or any portion of a LIBO Rate Loan no less than three Business Days prior to conversion, (b) any LIBO Rate Loan may be prepaid or converted only on the last day of an Interest Period for such Loan, unless the Borrowers pay, within the time period set forth therefor in Section 2.22(e), the amount, if any, required to be paid under Section 2.22(e), (c) each prepayment, in the case of Base Rate Loans, shall be in an amount not less than $100,000 or incremental amounts of $100,000 in excess thereof or the Loan Balance of such Loans and, in the case of LIBO Rate Loans, shall be in an amount not less than $1,000,000 or incremental amounts of $100,000 in excess thereof or the Loan Balance of such Loans, (d) the Borrower shall pay all accrued and unpaid interest on the amounts prepaid or converted, and (e) no such prepayment or conversion shall serve to postpone the repayment when due of any Obligation.

      2.15 Commitment Fees and Usage Fee.

            (a) To compensate the Tranche A Lenders for maintaining funds available under the Tranche A Commitment, the Borrowers shall pay to the Agent for the account of such Lenders a fee equal to (i) at all times the Tranche B Commitments are outstanding and existing, one-half of one percent (0.50%) per annum times the average daily amount of the Available Tranche A Commitment during the immediately preceding fiscal quarter just ended (or shorter period thereof in the case of the fee for the period from the date of this

      Agreement and ending December 31, 1998 or the period ending on the Tranche A Commitment Termination Date) or (ii) in the event the Tranche B Commitments are irrevocably terminated, (y) in the event the average daily amount of the Available Tranche A Commitment during the immediately preceding fiscal quarter just ended (or shorter period thereof in the case of the fee for the period from the date of this Agreement and ending December 31, 1998 or the period ending on the Tranche A Commitment Termination Date) is equal to or more than sixty-six and two-thirds percent (66 2/3%) of the average daily amount of the Tranche A Commitments during such immediately preceding fiscal quarter (or any such shorter period), thirty-seven and one-half one hundredths of one percent (0.375%) per annum times the average daily amount of the Available Tranche A Commitment for such quarter or shorter period, or (z) in the event the average daily amount of the Available Tranche A Commitment during the immediately preceding fiscal quarter just ended (or shorter period thereof in the case of the fee for the period from the date of this Agreement and ending December 31, 1998 or the period ending on the Tranche A Commitment Termination Date) is less than sixty-six and two thirds percent (66 2/3%) of the average daily amount of the Tranche A Commitments during such immediately preceding fiscal quarter (or any such shorter period), one half of one percent (0.50%) per annum times the average daily amount of the Available Tranche A Commitment for such quarter or shorter period, in each case calculated on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day); such accrued commitment fees shall be payable in arrears on the 31st day of December, 1998, the last day of each third calendar month thereafter during the Tranche A Commitment Period, and on the Tranche A Commitment Termination Date;

            (b) To compensate the Tranche B Lenders for maintaining funds available under the Tranche B Commitment the Borrowers shall pay to the Agent for the account of such Tranche B Lenders, a fee equal to one-half of one percent (0.50%) per annum, times the average daily amount of the Available Tranche B Commitment during the immediately preceding fiscal quarter just ended (or shorter period thereof in the case of the fee for the period from the date of this Agreement and ending December 31, 1998 or the period ending on the Tranche B Commitment Termination Date), calculated on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day); such accrued commitment fees shall be payable in arrears on the 31st day of December, 1998, the last day of each third calendar month thereafter during the Tranche B Commitment Period, and on the Tranche B Commitment Termination Date; and

            (c) To compensate the Tranche B Lenders for advancing Tranche B Loans, subject to the provisions of Section 2.20, on the date of any borrowing of a Tranche B Loan where, after giving effect to such Loan, the aggregate principal amount of Tranche B Loans then outstanding exceeds the maximum aggregate principal amount of Tranche B Loans theretofore outstanding at any one time (the amount of such excess on any such borrowing date, herein called an "Excess Amount"), the Borrowers shall pay to the Agent, for the account of the Tranche B Lenders, a fee ("Usage Fee") equal to one-and-one-fourth percent (1.25%) times such Excess Amount on such date of borrowing.

      2.16 Letter of Credit Fee. The Borrowers shall pay to the Agent for the account of the Tranche A Lenders a letter of credit fee in the amount of the Applicable Margin for LIBO Rate Loans in effect at such time per annum, calculated on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day), on the average daily amount of the L/C Exposure. Accrued letter of credit fees shall be payable quarterly in arrears on the 31st day of December, 1998, the last day of each third calendar month thereafter during the Tranche A Commitment Period, and at Final Maturity of the Tranche A Loans. The Borrower shall pay to the Agent for its own account as the issuer of each Letter of Credit, on the date of issuance or renewal of each Letter of Credit, an issuing fee equal to one-eighth of one percent (.125%) per annum, calculated on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day), on the face amount of such Letter of Credit during the period for which such Letter of Credit is issued or renewed. The Borrowers also agree to pay on demand to the Agent for its own account as the issuer of the Letters of Credit its customary letter of credit transactional fees and expenses, including amendment fees, payable with respect to each Letter of Credit.

      2.17 Other Fees. The Borrowers shall pay to the Agent on the Closing Date
(a) for the account of the Tranche A Lenders an amendment fee (the "Tranche A Amendment Fee") equal to $81,250 representing one-eighth of one percent (0.125%) of the aggregate of the Tranche A Commitments and (b) for the account of the Tranche B Lenders, a commitment fee (the "Tranche B Commitment Fee") equal to $125,000 representing one and one-fourth percent (1.25%) of the aggregate of the Tranche B Commitments.

      2.18 Loans to Satisfy Obligations of Borrowers. The Lenders may, with the consent of the Agent, but shall not be obligated to, make Loans for the benefit of the Borrowers and apply proceeds thereof to the satisfaction of any condition, warranty, representation, or covenant of the Borrowers or the Guarantor contained in this Agreement or any other Loan Document. Such Loans shall be evidenced by the Notes, shall bear interest at the Default Rate, and shall be payable upon demand.

      2.19 Right of Offset. The Borrowers hereby grant to the Agent and each Lender (for the benefit of all Lenders) the right, exercisable at such time as any Event of Default shall occur, of offset or banker's lien against all funds of the Borrowers now or hereafter or from time to time on deposit with the Agent or such Lender, regardless of whether the exercise of any such remedy would result in any penalty or loss of interest or profit with respect to any withdrawal of funds deposited in a time deposit account prior to the maturity thereof.

      2.20 General Provisions Relating to Interest.

            (a) It is the intention of the parties hereto to comply strictly with all applicable usury laws. In this connection, there shall never be collected, charged, or received on the sums advanced hereunder interest in excess of that which would accrue at the Highest Lawful Rate.

            (b) Notwithstanding anything herein or in the Notes to the contrary, during any Limitation Period, the interest rate to be charged on amounts evidenced by the Notes shall be the Highest Lawful Rate, and the obligation, if any, of each Borrower for the payment of fees or other charges deemed to be interest under applicable law shall be suspended. During any period or periods of time following a Limitation Period, to the extent permitted by applicable law, the interest rate to be charged hereunder shall remain at the Highest Lawful Rate until such time as there has been paid to the Agent and each Lender (i) the amount of interest in excess of that accruing at the Highest Lawful Rate that such Lender would have received during the Limitation Period had the interest rate remained at the otherwise applicable rate, and (ii) all interest and fees otherwise payable to the Agent and such Lender but for the effect of such Limitation Period.

            (c) If, under any circumstances, the aggregate amounts paid on the Notes or under this Agreement or any other Loan Document include amounts which by applicable law are deemed interest and which would exceed the amount permitted if the Highest Lawful Rate were in effect, each Borrower stipulates that such payment and collection will have been and will be deemed to have been, to the extent permitted by applicable law, the result of mathematical error on the part of such Borrower, the Agent, and the Lenders; and the party receiving such excess shall promptly refund the amount of such excess (to the extent only of such interest payments in excess of that which would have accrued and been payable on the basis of the Highest Lawful Rate) upon discovery of such error by such party or notice thereof from such Borrower. In the event that the maturity of any Obligation is accelerated, by reason of an election by the Lenders or otherwise, or in the event of any required or permitted prepayment, then the consideration constituting interest under applicable law may never exceed the Highest Lawful Rate, and excess amounts paid which by applicable law are deemed interest, if any, shall be credited by the Agent and the Lenders on the principal amount of the Obligations, or if the principal amount of the Obligations shall have been paid in full, refunded to such Borrower.

            (d) All sums paid, or agreed to be paid, to the Agent and the Lenders for the use, forbearance and detention of the proceeds of any advance hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full term hereof until paid in full so that the actual rate of interest is uniform but does not exceed the Highest Lawful Rate throughout the full term hereof.

      2.21 Obligations Absolute. Subject to the further provisions of this Section, the Obligations of the Borrowers under this Article shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim, or defense to payment or performance which the Borrowers may have or have had against the Agent, any Lender, or any beneficiary of any Letter of Credit. Each Borrower agrees that none of the Agent or the Lenders shall be responsible for, nor shall the Obligations be affected by, among other things, (a) the validity or genuineness of documents or any endorsements thereon presented in connection with any Letter of Credit, even if such documents shall in fact prove to be in any and all respects invalid, fraudulent or forged, AND EVEN IF DUE TO THE NEGLIGENCE, WHETHER SOLE OR CONCURRENT, OF THE AGENT OR ANY LENDER, so long as the Agent, as the issuer of such Letter of Credit, has no actual knowledge of any such invalidity, lack of genuineness, fraud, or forgery prior to the presentment for payment of a corresponding Letter of Credit or any draft thereunder, or (b) any dispute between or among the Borrowers and any beneficiary of any Letter of Credit or any other party to which any Letter of Credit may be transferred, or any claims whatsoever of the Borrowers against any beneficiary of any Letter of Credit or any such transferee, EVEN IF DUE TO THE NEGLIGENCE, WHETHER SOLE OR CONCURRENT, OF THE AGENT OR ANY LENDER; provided, in all respects, that the Agent, as the issuer of Letters of Credit, shall be liable to the Borrowers to the extent, but only to the extent, of any damages (other than punitive damages) suffered by the Borrowers as a result of the willful misconduct or gross negligence of the Agent as the issuer of Letters of Credit in determining whether documents presented under a Letter of Credit complied with the terms of such Letter of Credit that resulted in either a wrongful payment under such Letter of Credit or a wrongful dishonor of a claim or draft properly presented under such Letter of Credit. In the absence of gross negligence or willful misconduct by the Agent as the issuer of Letters of Credit, the Agent shall not be liable for any error, omission, interruption or delay, EVEN IF DUE TO THE NEGLIGENCE, WHETHER SOLE OR CONCURRENT, OF THE AGENT, in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Agent, the Lenders, and the Borrowers agree that any action taken or omitted by the Agent, as issuer of any Letter of Credit, under or in connection with any Letter of Credit or the related drafts or documents, EVEN IF DUE TO THE NEGLIGENCE, WHETHER SOLE OR CONCURRENT, OF THE AGENT OR ANY LENDER, if done in the absence of gross negligence or willful misconduct, shall be binding as among the Agent, as issuer of such Letter of Credit or otherwise, the Lenders, and the Borrowers and shall not put the Agent, as issuer of such Letter of Credit or otherwise, or any Lender under any liability to the Borrowers; provided, however, that no such action taken or omitted to be taken by the Agent shall be binding upon the Borrowers as against any Person other than the Agent and the Lenders. Notwithstanding any provision to the contrary in this Section 2.21 or elsewhere in this Agreement, the Agent, as the issuer of the Letters of Credit, agrees to exercise ordinary care in examining each document required to be presented pursuant to each Letter of Credit to ascertain that each such document appears on its face to comply with the terms thereof.

      2.22 Yield Protection.

            (a) Without limiting the effect of the other provisions of this Section (but without duplication), the Borrowers shall pay to the Agent and each Lender from time to time, within five (5) Business Days of receipt of the certificate provided for in Section 2.22(e), such amounts as the Agent or such Lender may reasonably determine are necessary to compensate it for any Additional Costs incurred by the Agent or such Lender.

            (b) Without limiting the effect of the other provisions of this Section (but without duplication), the Borrowers shall pay to each Lender from time to time, within five Business Days of receipt of the certificate provided for in Section 2.22(e), such amounts as such Lender may determine are necessary to compensate such Lender for any actual costs incurred by such Lender attributable to the maintenance by such Lender (or any Applicable Lending Office), pursuant to any Regulatory Change, of capital (other than the Reserve Requirement utilized in the determination of any Adjusted LIBO Rate or the Adjusted CD Rate) in respect of its Commitments, such compensation to include an amount equal to any reduction of the rate of return on assets or equity of such Lender (or any Applicable Lending Office) to a level below that which such Lender (or any Applicable Lending Office) could have achieved but for such Regulatory Change.

            (c) Without limiting the effect of the other provisions of this Section (but without duplication), in the event that any Regulatory Change or the compliance by the Agent or any Lender therewith shall (i) impose, modify, or hold applicable any reserve, special deposit, or similar requirement against any Letter of Credit or obligation to issue Letters of Credit, or (ii) impose upon the Agent or such Lender any other condition regarding any Letter of Credit or obligation to issue Letters of Credit, and the result of any such event shall be to increase the cost to the Agent or such Lender of issuing or maintaining any Letter of Credit or obligation to issue Letters of Credit or any liability with respect to Letter of Credit Payments, or to reduce any amount receivable in connection therewith, then, within five Business Days of receipt of the certificate provided for in Section 2.22(e), the Borrowers shall pay to the Agent or such Lender, as the case may be, from time to time as specified by the Agent or such Lender, the additional amounts indicated in such certificate as sufficient to compensate the Agent or such Lender for such increased cost or reduced amount receivable.

            (d) Without limiting the effect of the other provisions of this Section (but without duplication), the Borrowers shall pay to the Agent and each Lender such amounts as shall be indicated in such certificate as sufficient to compensate them for any loss, cost, or expense incurred by and as a result of:

                  (i) any payment, prepayment, or conversion by the Borrowers of a LIBO Rate Loan on a date other than the last day of an Interest Period for such Loan; or

                  (ii) any failure by the Borrowers to borrow a LIBO Rate Loan or to convert a Base Rate Loan into a LIBO Rate Loan on the date for such borrowing or conversion specified in the relevant Borrowing Request;

such compensation to include with respect to any LIBO Rate Loan, an amount equal to the excess, if any, of (A) the amount of interest which would have accrued on the principal amount so paid, prepaid, converted, or not borrowed or converted for the period from the date of such payment, prepayment, conversion, or failure to borrow or convert to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow or convert, the Interest Period for such Loan which would have commenced on the date of such failure to borrow or convert) at the applicable rate of interest for such Loan provided for herein over (B) the interest component of the amount the Agent or such Lender bid in the London interbank market in respect of such Loan for Dollar deposits of amounts comparable to such principal amount and maturities comparable to such period, as reasonably determined by the Agent or such Lender.

            (e) Determinations by the Agent or any Lender for purposes of this Section of the effect of any Regulatory Change on capital maintained, its costs or rate of return, maintaining Loans, issuing Letters of Credit, its obligation to make Loans and issue Letters of Credit, or on amounts receivable by it in respect of Loans, Letters of Credit, or such obligations, and the additional amounts required to compensate the Agent and such Lender under this Section shall be conclusive, absent manifest error, provided that such determinations are made on a reasonable basis. The Agent or the relevant Lender shall furnish the Borrowers with a certificate setting forth in reasonable detail the basis and amount of increased costs incurred or reduced amounts receivable as a result of any such event, and the statements set forth therein shall be conclusive, absent manifest error. The Agent or the relevant Lender shall (i) notify the Borrowers, as promptly as practicable after the Agent or such Lender obtains knowledge of any Additional Costs or other sums payable pursuant to this Section and determines to request compensation therefor, in respect of any event occurring after the Closing Date which will entitle the Agent or such Lender to compensation pursuant to this Section; provided that the Borrowers shall not be obligated for the payment of any Additional Costs or other sums payable pursuant to this Section to the extent such Additional Costs or other sums accrued more than 90 days prior to the date upon which the Borrowers were given such notice; and (ii) designate a different Applicable Lending Office for the Loans affected by such event if such designation will avoid the need for or reduce the amount of such compensation and will not, in the sole opinion of the Agent or such Lender, be disadvantageous to the Agent or such Lender. Any compensation requested by the Agent or any Lender pursuant to this Section shall be due and payable within five Business Days of delivery of any such notice to the Borrowers.

      2.23 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to (a) honor its obligation to make LIBO Rate Loans, or (b) maintain LIBO Rate Loans, then such Lender shall promptly notify the Agent and the Borrowers thereof. The obligation of such Lender to make LIBO Rate Loans and convert Base Rate Loans into LIBO Rate Loans shall then be suspended until such time as such Lender may again make and maintain LIBO Rate Loans, and the outstanding LIBO Rate Loans of such Lender shall be converted into Base Rate Loans in accordance with Section 2.14; provided, however, each Lender shall use reasonable efforts to designate a different Applicable Lending Office with respect to any LIBO Rate Loan affected by the matters or circumstances described in this Section to avoid the results provided in this Section if possible, so long as such designation is not disadvantageous to the Lenders as determined by them in their sole discretion.

      2.24 Taxes.

            (a) All payments made by the Borrowers under this Agreement shall be made free and clear of, and without reduction or withholding for or on account of, present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority on the basis of any change after the date hereof in any applicable treaty, law, rule, guideline or regulations or in the interpretation or administration thereof, excluding, in the case of the Agent and each Lender, income and franchise taxes (whether based upon net income, capital or profits) imposed on the Agent or such Lender (all such non-excluded taxes, levies, imposts, deductions, charges or withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld from any amounts payable to the

      Agent or any Lender hereunder or under any other Loan Document, the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the other Loan Documents. Whenever any Taxes are payable by the Borrowers, promptly thereafter the Borrowers shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrowers showing payment thereof. If any Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, such Borrower shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. The agreements in this Section shall survive the termination of this Agreement and the payment of all Obligations.

            (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof agrees that, on the date hereof or, if it becomes a Lender in accordance with Section 9.1, on the date of the applicable Assignment Agreement, it will, to the extent it may lawfully do so, deliver to the Borrowers and the Agent two duly completed copies of United States Internal Revenue Service Form W-8, 1001 or 4224 or any other applicable form, as the case may be, certifying in each case that such Lender is entitled to receive payments under any Loan Document, without deduction or withholding of any United States federal income taxes. At the written request of the Borrowers, each Lender which delivers to the Borrowers and the Agent a form pursuant to the preceding sentence further undertakes to deliver to the Borrowers and the Agent two further copies of such form, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such letter or form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrowers, and such extensions or renewals thereof as may reasonably be requested by the Borrowers, certifying in the case of each such form that such Lender is entitled to receive payments under any Loan Document without deduction or withholding of any United States federal income taxes, unless in any such case, an event (including any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Borrowers that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

      2.25 Replacement Lenders.

            (a) If any Lender (i) has notified the Borrowers of its incurring additional costs under Section 2.22 or the illegality of LIBO Rate Loans under Section 2.23, (ii) has required the Borrowers to make payments for Taxes under Section 2.24, or (iii) has informed any Borrower of a Regulatory Change in accordance with Section 2.26, or if any Tranche A Lender is not in agreement with the amount of any Borrowing Base redetermination which a group of Tranche A Lenders constituting at least the Tranche A Required Lenders has approved, or if any Tranche B Lender is not in agreement with the amount of any Tranche B Borrowing Base redetermination which a group of Tranche B Lenders constituting at least the Tranche B Required Lenders has approved, then in any such event the Borrowers may, unless such Lender has notified the Borrowers that the circumstances giving rise to such notice no longer apply, terminate, in whole but not in part, the Commitments or the Tranche B Commitment of such Lender (other than the Agent) (the "Terminated Lender") at any time upon five Business Days' prior written notice to the Terminated Lender and the Agent (such notice referred to herein as a "Notice of Termination").

            (b) In order to effect the termination of the Commitments or the Tranche B Commitment of the Terminated Lender, the Borrowers shall (i) obtain an agreement with one or more Lenders to increase their Commitments and/or become a Tranche B Lender (ii) request any one or more other banking institutions to become a "Lender" in place and instead of such Terminated Lender and agree to accept its Commitments; provided, however, that such one or more other banking institutions are reasonably acceptable to the Agent and become parties by executing an Assignment Agreement (the Lenders or other banking institutions that agree to accept in whole or in part the Commitments or the Tranche B Commitment of the Terminated Lender being referred to herein as the "Replacement Lenders"), such that the aggregate increased and/or accepted Total Facility Amounts of the Replacement Lenders under clauses (i) and (ii) above equal the Tranche A Facility Amount and the Tranche B Facility Amount (if any) of the Terminated Lender and provided further, no Person may become a Tranche B Lender hereunder unless such Person also is or becomes a Tranche A Lender.

            (c) The Notice of Termination shall include the name of the Terminated Lender, the date the termination will occur (the "Termination Date"), the Replacement Lender or Replacement Lenders to which the Terminated Lender will assign its Commitments or the Tranche B Commitment, and, if there will be more than one Replacement Lender, the portion of the Terminated Lender's Commitments or the Tranche B Commitment to be assigned to each Replacement Lender.

            (d) On the Termination Date, (i) the Terminated Lender shall by execution and delivery of an Assignment Agreement assign its Commitments or the Tranche B Commitment to the Replacement Lender or Replacement Lenders (pro rata, if there is more than one Replacement Lender, in proportion to the portion of the Terminated Lender's Commitments or the Tranche B Commitment to be assigned to each Replacement Lender) indicated in the Notice of Termination and shall assign to the Replacement Lender or Replacement Lenders its Loans (if any) so assigned then outstanding pro rata as aforesaid), (ii) the Terminated Lender shall endorse its applicable Note(s), payable without recourse, representation or warranty to the order of the Replacement Lender or Replacement Lenders (pro rata as aforesaid), (iii) the Replacement Lender or Replacement Lenders shall purchase the Note(s) held by the Terminated Lender (pro rata as aforesaid) at a price equal to the unpaid principal amount thereof plus interest and fees accrued and unpaid to the Termination Date, (iv) the Borrowers shall, upon request, execute and deliver, at its own expense, new Notes to the Replacement Lenders in accordance with their respective interests, (v) the

      Borrowers shall, upon request, pay any compensation due to the Terminated Lender pursuant to Section 2.22, of which the Borrowers shall have received notice pursuant to Section 2.22(e) from the Terminated Lender within three (3) Business Days of receipt by such Terminated Lender of a Notice of Termination, and (vi) the Replacement Lender or Replacement Lenders will thereupon (pro rata as aforesaid) succeed to and be substituted in all respects for the Terminated Lender to the extent of such assignment from and after such date with like effect as if becoming a Lender pursuant to the terms of Section 9.1(b), and the Terminated Lender will have the rights and benefits of an assignor under Section 9.1(b). To the extent not in conflict, the terms of Section 9.1(b) shall supplement the provisions of this Section.

      2.26 Regulatory Change. In the event that by reason of any Regulatory Change, any Lender (a) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender which includes deposits by reference to which the interest rate on any LIBO Rate Loan is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender which includes any LIBO Rate Loan, or (b) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, at the election of such Lender with notice to the Agent and the Borrowers setting forth in reasonable detail a calculation of such Additional Costs or a description of such restrictions, the obligation of such Lender to make LIBO Rate Loans and to convert Base Rate Loans into LIBO Rate Loans shall be suspended until such time as such Regulatory Change or other circumstance ceases to be in effect, and all such outstanding LIBO Rate Loans shall be converted into Base Rate Loans in accordance with Section 2.14.

                                   ARTICLE III

                                   CONDITIONS

      3.1 Conditions Precedent to Initial Loan and Letter of Credit. The Lenders shall have no obligation to make the initial Loans or issue the initial Letters of Credit on or after the Closing Date unless and until all matters incident to the consummation of the transactions contemplated herein, including the review by the Agent or its counsel of the title, as set forth in clause (i), of KRI, KCS Marketing, KCS Michigan or any other Person party to a Security Instrument, (any such other Person being referred to as a "Substitute Mortgagor") to the Additional Mortgaged Properties, shall be satisfactory to the Agent, and the Agent shall have substantially simultaneously received the Tranche A Amendment Fee and the Tranche B Amendment Fee and (to the extent not previously received to the satisfaction of the Agent in its sole determination) shall have received, reviewed, and approved the following documents and other items, appropriately executed when necessary and, where applicable, acknowledged by one or more authorized officers of the Borrowers or the Guarantor, as the case may be, all in form and substance satisfactory to the Agent and dated, where applicable, of even date herewith or a date prior thereto and acceptable to the Agent:

            (a) multiple counterparts of this Agreement, the Guaranty, and the Subordination Agreement as requested by the Agent;

            (b) the Notes;

            (c) copies of the Articles of Incorporation or Certificate of Incorporation and all amendments thereto and the bylaws and all amendments thereto of each Borrower and the Guarantor, accompanied by a certificate issued by the secretary or an assistant secretary of each Borrower and the Guarantor, as the case may be, to the effect that each such copy is correct and complete or in lieu of the foregoing, a certificate of such secretary or assistant secretary to the effect that such Articles or Certificate of Incorporation have not been amended since the date of the Initial Agreement;

            (d) certificates of incumbency and signatures of all officers of each Borrower and the Guarantor who are authorized to execute Loan Documents on behalf of such entities, each such certificate being executed by the secretary or an assistant secretary of each Borrower or the Guarantor, as the case may be;

            (e) copies of corporate resolutions approving the Loan Documents and authorizing the transactions contemplated herein and therein, duly adopted by the boards of directors of each Borrower and the Guarantor accompanied by certificates of the secretary or an assistant secretary of each Borrower or the Guarantor, as the case may be, to the effect that such copies are true and correct copies of resolutions duly adopted at a meeting or by unanimous consent of the board of directors of each Borrower or the Guarantor, as the case may be, and that such resolutions constitute all the resolutions adopted with respect to such transactions, have not been amended, modified, or revoked in any respect, and are in full force and effect as of the date of such certificate;

            (f) multiple counterparts, as requested by the Agent, of the following documents (together with any and all supplements or amendments thereto required by the Collateral Agent pursuant to this Agreement and the Loan Documents), creating, evidencing, perfecting, and otherwise establishing Liens in favor of the Collateral Agent in and to the
      Collateral:

                  (i) Act of Mortgage and Security Agreement and/or Mortgage, Collateral Real Estate Mortgage, Deed of Trust, Indenture, Security Agreement, Financing Statement and Assignment of Production from KRI, KCS Michigan or any Substitute Mortgagor (or other similar security instrument, agreement or assignment required to perfect a Lien in and to the Additional Mortgaged Properties in the State where such Property is located) covering the Additional Mortgaged Properties and all improvements, personal property, and fixtures related thereto, together with ratifications and amendments in form satisfactory to the Collateral Agent relating to each of the Security Instruments executed and delivered by a Borrower or Substitute Mortgagor prior to the Closing Date; and

                  (ii) Financing Statements from KRI, KCS Michigan or any Substitute Mortgagor as debtor, constituent to the instrument relating to the Additional Mortgage Properties described in clause (i) above; and

                  (iii) to the extent necessary, ratifications and amendments of other Security Instruments (including counterparts of Collateral Assignment of Documents, Liens and Security Interests) previously executed by the Borrowers and delivered to the Collateral Agent;

            (g) certificates dated as of a recent date from the Secretary of State or other appropriate Governmental Authority evidencing the existence or qualification and good standing of the Borrowers and the Guarantor in their respective jurisdiction of incorporation and in any other jurisdictions where any of them is qualified to do business;

            (h) results of searches of the UCC Records of all States where any Collateral is located from a source acceptable to the Agent and reflecting no Liens against any of the Collateral as to which perfection of a Lien is accomplished by the filing of a financing statement other than Liens in favor of the Agent or the Collateral Agent and other Permitted Liens;

            (i) to the extent practicable based on the Borrowers' good faith efforts, confirmation, acceptable to the Agent, of the title of KRI, KCS Michigan or any Substitute Mortgagor to the Additional Mortgaged Properties, free and clear of Liens other than Permitted Liens;

            (j) results satisfactory to the Agent in its discretion of a review of the environmental reports furnished to the Agent by Borrowers in connection with the Initial Agreement;

            (k) results satisfactory to the Agent in its discretion of a review of all operating, lease, sublease, royalty, sales, exchange, processing, farmout, bidding, pooling, unitization, communitization, and other agreements relating to the Additional Mortgaged Properties requested by the Agent or any Lender;

            (l) engineering reports as of June 30, 1998 covering the Mortgaged Properties;

            (m) the opinion of counsel to the Borrowers and the Guarantor, in the form attached hereto as Exhibit VIII, with such changes thereto as may be approved by the Agent;

            (n) the opinion of special counsel in each State where any Collateral is located in the form attached hereto as Exhibit IX, relating to the Additional Mortgaged Properties, and, if required by the Agent, supplemental opinions in form satisfactory to the Agent, in connection with any ratifications or amendments to any of the Security Instruments, with such changes thereto as may be approved by the Agent;

            (o) certificates evidencing the insurance coverage required pursuant to Section 5.16; and

            (p) such other agreements, documents, instruments, opinions, certificates, waivers, consents, and evidence as the Agent or any Lender may reasonably request.

      3.2 Conditions Precedent to Each Loan. The obligations of the Lenders to make each Tranche A Loan and each Tranche B Loan are subject to the satisfaction of the following additional conditions precedent except that items (b), (c) and
(d) below shall not be applicable to continuations or conversions into Base Rate Loans where no new funds are advanced:

            (a) the Borrowers shall have delivered to the Agent a Tranche A Borrowing Request or a Tranche B Borrowing Request at least the requisite time prior to the requested date or time for the relevant Loan; and each statement or certification made in such Borrowing Request shall be true and correct in all material respects on the requested date for such Loan;

            (b) no Default or Event of Default shall exist or will occur as a result of the making of the requested Loan;

            (c) no Material Adverse Effect shall have occurred;

            (d) each of the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct and shall be deemed to be repeated by the Borrowers as if made on the requested date for such Loan, except for any such representations and warranties as are expressly stated to be made as of a particular date which shall remain true and correct as of the date made;

            (e) the Guaranty and all of the Security Instruments shall be in full force and effect and provide to the Lenders the security intended thereby;

            (f) neither the consummation of the transactions contemplated hereby nor the making of such Loan shall contravene, violate, or conflict with any Requirement of Law; and

            (g) the Agent and each Lender shall have received the payment of all fees payable by the Borrowers hereunder and the Agent shall have received reimbursement from the Borrowers, or special legal counsel for the Agent shall have received payment from the Borrowers, for (i) all reasonable fees and expenses of counsel to the Agent for which the Borrowers are responsible pursuant to applicable provisions of this Agreement and for which invoices have been presented as of or prior to the date of the relevant Loan, and (ii) estimated fees charged by filing officers and other public officials incurred or to be incurred in connection with the filing and recordation of any Security Instruments, for which invoices have been presented as of or prior to the date of the requested Loan.

      3.3 Conditions Precedent to Issuance of Letters of Credit. The obligation of the Agent, as the issuer of the Letters of Credit, to issue, renew, or extend any Letter of Credit is subject to the satisfaction of the following additional conditions precedent:

            (a) the Borrowers shall have delivered to the Agent a written (or oral, confirmed promptly in writing) request for the issuance, renewal, or extension of a Letter of Credit at least three Business Days prior to the requested issuance, renewal, or extension date and a Letter of Credit Application at least one Business Day prior to the requested issuance date; and each statement or certification made in such Letter of Credit Application shall be true and correct in all material respects on the requested date for the issuance of such Letter of Credit;

            (b) no Default or Event of Default shall exist or will occur as a result of the issuance, renewal, or extension of such Letter of Credit; and

            (c) the terms and provisions of the Letter of Credit or such renewal or extension shall be reasonably satisfactory to the Agent, as the issuer of the Letters of Credit.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

      To induce the Agent and the Lenders to enter into this Agreement and to extend credit to the Borrowers, each Borrower represents and warrants to the Agent and each Lender (which representations and warranties shall survive the delivery of the Notes) that:

      4.1 Due Authorization. The execution and delivery by the Borrowers of this Agreement and the borrowings hereunder, the execution and delivery by the Borrowers of the Notes and the other Loan Documents, the repayment of the Notes and interest and fees provided for in the Notes and this Agreement, and the performance of all obligations of the Borrowers under the Loan Documents are within the power of the Borrowers, have been duly authorized by all necessary corporate action by the Borrowers, and do not and will not (a) require the consent of any Governmental Authority to be obtained by any Borrower, (b) contravene or conflict with any Requirement of Law applicable to any Borrower or the articles or certificate of incorporation, bylaws, or other organizational or governing documents of the Borrowers, (c) contravene or conflict with any material indenture, instrument, or other agreement, or any indenture, instrument, or other agreement that, when aggregated with other such agreements, is material, to which any Borrower is a party or by which any Property of any Borrower may be presently bound or encumbered, except as could not reasonably be expected to have a Material Adverse Effect, (d) contravene or conflict with any indenture, instrument, or other agreement by which any item of Collateral is bound or to which any such item of Collateral is subject, except as could not reasonably be expected to have a Material Adverse Effect, or (e) result in or require the creation or imposition of any Lien in, upon or of any Property of any Borrower under any such indenture, instrument, or other agreement, other than the Loan Documents.

      4.2 Corporate Existence. Each Borrower is a corporation duly organized, legally existing, and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation and is in good standing in all jurisdictions wherein the ownership of Property or the operation of its business necessitates same, other than those jurisdictions wherein the failure to so qualify will not have a Material Adverse Effect.

      4.3 Valid and Binding Obligations. All Loan Documents to which each Borrower is a party, when duly executed and delivered by such Borrower, will be the legal, valid, and binding obligations of the Borrower, enforceable against such Borrower in accordance with its respective terms except as limited by bankruptcy, insolvency or similar laws affecting generally the rights of creditors and general principles of equity, whether applied by a court of law or equity.

      4.4 Existing Indebtedness; No Defenses. As of the date hereof, (a) the Borrowers are indebted in the aggregate principal amounts set forth in Exhibit X under the heading "Existing Indebtedness", and (b) the Borrowers have no defenses to, rights of setoff against, claims or counterclaims with respect to, and no default exists under or with respect to any Indebtedness or obligation of the Borrowers evidenced thereby.

      4.5 Security Instruments. The provisions of each Security Instrument executed by any Borrower or any Substitute Mortgagor are effective to create in favor of the Agent or the Collateral Agent, a legal, valid, and enforceable Lien in all right, title, and interest of such Person in the Collateral described therein, which Liens, assuming the accomplishment of recording and filing in accordance with applicable laws prior to the intervention of rights of other Persons, shall constitute fully perfected first-priority Liens on all right, title, and interest of such Person in the Collateral described therein except for Permitted Liens.

      4.6 Title to Assets. Except as heretofore disclosed to the Agent in writing, insofar as such Property constitutes real property or interests in real property, each of the Borrowers has good and indefeasible title to all of its Mortgaged Properties and all of its other Properties which are material, free and clear of Liens, except Permitted Liens. With respect to Property which does not constitute real property or an interest in real property, each of the Borrowers owns all such other Properties which are material, free and clear of all Liens, except Permitted Liens and Liens otherwise permitted under Section 6.3.

      4.7 Scope and Accuracy of Financial Statements. The Financial Statements of the Guarantor and its Subsidiaries as of December 31, 1997 and September 30, 1998 (subject, in the case of the Financial Statements as of September 30, 1998, to normal year-end audit adjustments), present fairly the financial position and results of operations and cash flows of the Guarantor and its Subsidiaries in accordance with GAAP as at the relevant point in time or for the period indicated, as applicable. No event or circumstance has occurred since September 30, 1998, except for the material decline of oil and gas prices generally, which could reasonably be expected to have a Material Adverse Effect.

      4.8 No Material Misstatements. All written estimates, projections and forecasts furnished by or on behalf of the Borrowers or the Guarantor to the Agent or any of the Lenders for purposes of or in connection with this Agreement, or in connection with any extension of credit hereunder, were and will be prepared on the basis of the good faith estimate of the Borrowers' senior management concerning probable financial condition and performance based on assumptions, data, tests or conditions believed to be reasonable or to represent industry conditions existing at the time such estimates, projections or forecasts were made. No other information, exhibit, statement, or report furnished to the Agent or any Lender by or at the direction of the Borrowers or the Guarantor in connection with this Agreement contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading as of the date made or deemed made.

      4.9 Liabilities and Litigation. Other than as listed under the heading "Liabilities" on Exhibit X, none of the Borrowers or the Guarantor has any liabilities, direct, or contingent, which could reasonably be expected to have a Material Adverse Effect. Except as set forth under the heading "Litigation" on
Exhibit X, no litigation or other action of any nature is pending before any Governmental Authority or, to the best knowledge of such Borrowers, threatened, against or affecting (a) any Collateral, or, in the case of Environmental Laws, any Property of any Borrower or any real Property of the Guarantor, or the facilities located and the operations conducted thereon, which, if determined adversely to such Borrower or the Guarantor, could reasonably be expected to have a Material Adverse Effect, (b) any Borrower's or the Guarantor's ability to enter into, execute, deliver or perform in any material respect its obligations under the Loan Documents, (c) any Borrower or the Guarantor which, if determined adversely to such Borrower or the Guarantor, could reasonably be expected to result in any judgment or liability, individually or when aggregated with all other such judgments or liabilities, which could reasonably be expected to have a Material Adverse Effect and which is not fully covered by insurance (exclusive of any deductible amount related to such insurance, which deductible amount is customary for Persons engaged in similar businesses), or (d) any Borrower or the Guarantor, which if determined adversely to such Borrower or the Guarantor, could reasonably be expected to result in any other Material Adverse Effect.

      4.10 Authorizations; Consents. Except as expressly contemplated by this Agreement, no authorization, consent, approval, exemption, franchise, permit, or license of, or filing with, any Governmental Authority or any other Person is required to be obtained by any Borrower to authorize, or is otherwise required in connection with, the valid execution and delivery by the Borrowers of the Loan Documents or any instrument contemplated hereby, the repayment by the Borrowers of the Notes and interest and fees provided in the Notes and this Agreement, or the performance by the Borrowers of the Obligations.

      4.11 Compliance with Laws. Each Borrower and its Property, are in compliance with all applicable Requirements of Law, including Environmental Laws, the Natural Gas Policy Act of 1978, as amended, and ERISA, other than any Requirements of Laws the failure with which to comply, individually or in the aggregate, could reasonably be expected not to cause a Material Adverse Effect.

      4.12 Default. Neither any Borrower nor the Guarantor is in default of, and no event has occurred which, with the lapse of time or giving of notice, or both, could result in such a default of, (i) any charter document or bylaws of any Borrower or the Guarantor, or (ii) any agreement or obligation other than an agreement or obligation evidencing or relating to Debt to which any Borrower or the Guarantor is a party or by which any Property of any Borrower or the Guarantor may be bound, pursuant to which the obligations of the Borrowers and the Guarantor in the aggregate under any such agreement or obligation, or the obligations secured thereby, exceed $2,500,000, except such as are being contested in good faith and as to which such reserve as may be required by GAAP shall have been made therefore.

      4.13 ERISA. No Reportable Event has occurred with respect to any Single Employer Plan, and each Single Employer Plan has complied with and been administered in all material respects in accordance with applicable provisions of ERISA and the Code. To the best knowledge of the Borrowers, (a) no Reportable Event has occurred with respect to any Multiemployer Plan, and (b) each Multiemployer Plan has complied with and been administered in all material respects with applicable provisions of ERISA and the Code. Each Plan satisfied the minimum funding requirements under ERISA and the Code as of the last annual valuation date applicable thereto. Neither the Borrowers nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan for which there is any withdrawal liability. As of the most recent valuation date applicable to any Multiemployer Plan, neither the Borrowers nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or such Commonly Controlled Entity were to withdraw completely from such Multiemployer Plan. Neither any Borrower nor any Commonly Controlled Entity has received notice that any Multiemployer Plan is Insolvent or in Reorganization. To the best knowledge of the Borrowers, no such Insolvency or Reorganization which could reasonably be expected to have a Material Adverse Effect is likely to occur. Based upon GAAP existing as of the date of this Agreement and current factual circumstances, the Borrowers have no reason to believe that the annual cost during the term of this Agreement to the Borrowers and all Commonly Controlled Entities for post-retirement benefits to be provided to the current and former employees of the Borrowers and all Commonly Controlled Entities under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) will, in the aggregate, have a Material Adverse Effect.

      4.14 Environmental Laws. To the best knowledge and belief of the Borrowers, except for matters listed below in this Section 4.14 which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and except as described on Exhibit X under the heading "Environmental Matters:"

            (a) no Property of any Borrower or real Property of the Guarantor is currently on or has ever been on, any federal or state list of Superfund Sites;

            (b) no Hazardous Substances have been generated, transported, and/or disposed of by any Borrower or the Guarantor at a site which was, at the time of such generation, transportation, and/or disposal, or has since become, a Superfund Site;

            (c) except in accordance with applicable Requirements of Law or the terms of a valid permit, license, certificate, or approval of the relevant Governmental Authority, no Release of Hazardous Substances has occurred by any Borrower or the Guarantor from, affecting, or related to any Property of any Borrower or any real Property of the Guarantor or the facilities located and the operations conducted thereon; and

            (d) no Environmental Complaint has been received by any Borrower or the Guarantor.

      4.15 Compliance with Federal Reserve Regulations. No transaction contemplated by the Loan Documents is in violation of any regulations promulgated by the Board of Governors of the Federal Reserve System, including Regulations G, T, U, or X.

      4.16 Investment Company Act Compliance. None of the Borrowers is, nor is any Borrower directly or indirectly controlled by or acting on behalf of any Person which is, an "investment company" or an "affiliated person" of an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

      4.17 Public Utility Holding Company Act Compliance. No Borrower is a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      4.18 Proper Filing of Tax Returns; Payment of Taxes Due. Each Borrower has duly and properly filed its United States income tax returns and all other tax returns which are required to be filed and has paid all taxes shown to be due thereon, except such as are being contested in good faith and as to which adequate provisions and disclosures have been made and except such returns of which the failure to file has not had or would not have a Material Adverse Effect. The respective charges and reserves on the books of each Borrower with respect to taxes and other governmental charges are adequate.

      4.19 Refunds. Except as described on Exhibit X under the heading "Refunds," to the best knowledge and belief of the Borrowers, no orders of, proceedings pending before, or other requirements of, the Federal Energy Regulatory Commission or any other Governmental Authority exist which could reasonably be expected to result in the Borrowers being required to refund any material portion of the proceeds received or to be received from the sale of hydrocarbons constituting part of the Mortgaged Property.

      4.20 Gas Contracts. Except as described on Exhibit X under the heading "Gas Contracts," as of the Closing Date, (a) no Borrower is obligated in any material respect by virtue of any prepayment made under any contract containing a "take-or-pay" or "prepayment" provision or under any similar agreement to deliver hydrocarbons produced from or allocated to any of the Mortgaged Property at some future date without receiving full payment therefor within 90 days of delivery, and (b) no Borrower has produced gas, in any material amount, subject to, and neither any Borrower nor any of the Mortgaged Properties is subject to, balancing rights of third parties or subject to balancing duties under governmental requirements, except as to such matters for which such Borrower has established monetary reserves adequate in amount to satisfy such obligations.

      4.21 Intellectual Property. Each Borrower owns or is licensed to use all Intellectual Property necessary to conduct all business material to its condition (financial or otherwise), business, or operations as such business is currently conducted. No claim has been asserted or is pending by any Person with respect to the use of any such Intellectual Property or challenging or questioning the validity or effectiveness of any such Intellectual Property; and each Borrower knows of no valid basis for any such claim. The use of such Intellectual Property by each Borrower does not infringe on the rights of any Person, except for such claims and infringements as are not, in the aggregate, likely to have a Material Adverse Effect.

      4.22 Labor Matters. Except as disclosed on Exhibit X under the heading "Labor Matters," as of the Closing Date there are no collective bargaining agreements covering the employees of any of the Borrowers or any Affiliates of any of the Borrowers. None of such Persons has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years, other than those which could not reasonably be expected to have a Material Adverse Effect.

      4.23 Casualties or Taking of Property. Except as disclosed on Exhibit X under the heading "Casualties," since September 30, 1998, no Material Adverse Effect has occurred with respect to the business nor any Property of any Borrower as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property, or cancellation of contracts, permits, or concessions by any Governmental Authority, riot, activities of armed forces, or acts of God.

      4.24 Locations of Borrowers. The principal place of business and chief executive office of each Borrower is located at the address of such Borrower set forth on the signature pages hereof or at such other location as such Borrower may have, by proper written notice hereunder, advised the Agent, provided that such other location is within a state in which appropriate financing statements from such Borrower in favor of the Agent have been filed.

      4.25 Subsidiaries. The Borrowers have no Subsidiaries other than those described on Exhibit X under the heading "Subsidiaries." None of the Borrowers is a general partner or joint venturer or has partnership or joint venture interests in any Person other than those described in Exhibit X.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

      So long as any Obligation remains outstanding or unpaid or any Commitments exist, the Borrowers shall:

      5.1 Maintenance and Access to Records. Keep adequate records, in accordance with GAAP, of all its transactions so that at any time, and from time to time, its true and complete financial condition may be readily determined, and promptly following the reasonable request of the Agent or any Lender, make such records available at the Borrowers' places of business upon reasonable prior notice, during normal business hours, for inspection by the Agent or any Lender and, at the expense of such Borrower, allow the Agent or any Lender to make and take away copies thereof.

      5.2 Quarterly Financial Statements; Compliance Certificates. Deliver to the Agent, to the extent not previously delivered by the Guarantor, on or before the 45th day after the close of each of the first three quarterly periods of each fiscal year of the Guarantor, Sufficient Copies of the unaudited consolidated and consolidating Financial Statements of the Guarantor and its Subsidiaries as at the close of such quarterly period and from the beginning of such fiscal year to the end of such period, such Financial Statements to be certified by a Responsible Officer of the Guarantor as having been prepared in accordance with GAAP consistently applied and as a fair presentation of the condition of the Guarantor and its Subsidiaries, subject to changes resulting from normal year-end audit adjustments, and a Compliance Certificate.

      5.3 Annual Financial Statements. Deliver to the Agent, to the extent not previously delivered by the Guarantor, on or before the 90th day after the close of each fiscal year of the Guarantor, Sufficient Copies of the annual audited consolidated and consolidating Financial Statements of the Guarantor and its Subsidiaries, and a Compliance Certificate.

      5.4 Oil and Gas Reserve Reports.

            (a) Deliver to the Agent no later than sixty (60) days after the end of each fiscal year during the term of this Agreement, Sufficient Copies of engineering reports in form and substance reasonably satisfactory to the Agent, certified by any of the Persons listed under the heading "Approved Petroleum Engineers" on Exhibit X or any other nationally- or regionally-recognized independent consulting petroleum engineers reasonably acceptable to the Agent as fairly and accurately setting forth, in accordance with the principles set forth in the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves information as at the time are promulgated by the Society of Petroleum Engineers, (i) the proven and producing, shut-in, behind-pipe, and undeveloped oil and gas reserves (separately classified as such) attributable to the Borrowers' or any Substitute Mortgagor's Oil and Gas Properties as of December 31 of the year for which such reserve reports are furnished, (ii) the aggregate present value of the future net income with respect to such Oil and Gas Properties, discounted at a stated per annum discount rate of proven and producing reserves, (iii) projections of the annual rate of production, gross income, and net income with respect to such proven and producing reserves, and (iv) information with respect to the "take-or-pay," "prepayment," and material gas-balancing liabilities of the Borrowers.

            (b) Deliver to the Agent no later than forty-five (45) days after the end of each second quarterly period of each fiscal year during the term of this Agreement, Sufficient Copies of engineering reports in form and substance reasonably satisfactory to the Agent prepared by or under the supervision of the chief petroleum engineer of the Borrowers evaluating the Borrowers' or any Substitute Mortgagor's Oil and Gas Properties as of June 30 of the year for which such reserve reports are furnished and updating the information provided in the reports pursuant to
      Section 5.4(a).

            (c) Each of the reports provided pursuant to this Section shall be submitted to the Agent together with such additional data concerning pricing, quantities of production from the Borrowers' or any Substitute Mortgagor's Oil and Gas Properties, volumes of production sold, purchasers of production, gross revenues, expenses, and such other information and engineering and geological data with respect thereto as the Agent may reasonably request.

      5.5 Title Opinions; Title Defects. Promptly upon the written request of the Agent made no more than once in any calendar year commencing with 1999, furnish to the Agent confirmation of title reasonably acceptable to the Agent, covering Oil and Gas Properties constituting not less than 80% of the then net present value of the Material Properties, determined in accordance with the most recent Reserve Reports provided to the Agent in accordance with Section 5.4; and promptly, but in any event within 60 days after notice by the Agent of any defect which is material (in the reasonable opinion of the Agent) in value, in the title of the Borrowers or any Substitute Mortgagor to any of such Oil and Gas Properties, clear such title defects, and, in the event any such title defects are not cured in a timely manner, the value of the affected Oil and Gas Properties shall be excluded from the Borrowing Base, or at the Borrowers' election, the Borrowers shall pay all related costs and fees incurred by the Agent to cure such title defects.

      5.6 Notices of Certain Events. Deliver to the Agent, to the extent not previously delivered by the Guarantor, promptly upon having knowledge of the occurrence of any of the following events or circumstances, a written statement with respect thereto, signed by a Responsible Officer of each Borrower and setting forth the relevant event or circumstance and the steps being taken by such Borrower or the Guarantor with respect to such event or circumstance:

            (a) any Default or Event of Default;

            (b) any default or event of default under any contractual obligation of any Borrower or the Guarantor, or any litigation, investigation, or proceeding between any Borrower or the Guarantor and any Governmental Authority which, in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

            (c) any litigation or proceeding involving any Borrower or the Guarantor as a defendant or in which any Property of any Borrower or the Guarantor is subject to a claim and in which the amount of the claim against any Borrower or the Guarantor is $1,000,000 or more and which is not covered by insurance or in which injunctive or similar relief is sought;

            (d) the receipt by any Borrower or the Guarantor of any Environmental Complaint which individually, or in the aggregate with any other Environmental Complaints then outstanding relating to any matter, relates to a matter which could reasonably be expected to have a Material Adverse Effect;

            (e) any actual, proposed, or threatened testing or other investigation by any Governmental Authority or other Person concerning the environmental condition of, or relating to, any Property of any Borrower or any real Property of the Guarantor, or the facilities located and the operations conducted thereon, following any allegation of a


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

      violation of any Requirement of Law regarding any condition in each case which could reasonably be expected to have a Material Adverse Effect;

            (f) any of the following which could reasonably be expected to have a Material Adverse Effect: any Release of Hazardous Substances by any Borrower or the Guarantor, or from, affecting, or related to any Property of any Borrower or any real Property of the Guarantor, or the facilities located and the operations conducted thereon, except in accordance with applicable Requirements of Law or the terms of a valid permit, license, certificate, or approval of the relevant Governmental Authority, or the violation of any Environmental Law, or the revocation, suspension, or forfeiture of or failure to renew, any permit, license, registration, approval, or authorization;

            (g) any Reportable Event or imminently expected Reportable Event with respect to any Plan; any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan; the institution of proceedings or the taking of any other action by the PBGC, any Borrower, the Guarantor or any Commonly Controlled Entity or Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Single Employer Plan or Multiemployer Plan; or any Prohibited Transaction in connection with any Plan or any trust created thereunder and the action being taken by the Internal Revenue Service with respect thereto; and

            (h) any other event or condition which could reasonably be expected to have a Material Adverse Effect.

      5.7 Additional Information. Furnish to the Agent, (a) to the extent not previously furnished by the Guarantor, within five Business Days after any material report (other than financial statements) or other communication is sent by the Guarantor to its stockholders or filed by the Guarantor with the Securities and Exchange Commission or any successor or analogous Governmental Authority, Sufficient Copies of such report or communication and, promptly upon the request of the Agent, (b) such additional financial or other information concerning the assets, liabilities, operations, and transactions of the Borrowers as the Agent may from time to time reasonably request including without limitation, all such information that any Borrower may have or receive with respect to the Collateral and (c) notice not less than ten Business Days prior to the occurrence of any condition or event that may change the proper location for the filing of any financing statement or other public notice or recording for the purpose of perfecting a Lien in any Collateral, including any change in its name or the location of its principal place of business or chief executive office; and upon the request of the Agent, execute such additional Security Instruments as may be necessary or appropriate in connection therewith.

      5.8 Compliance with Laws. Except to the extent the failure to comply or cause compliance would not have a Material Adverse Effect, (a) comply with all Requirements of Law applicable to the Borrowers, including (i) the Natural Gas Policy Act of 1978, as amended, (ii) ERISA, (iii) Environmental Laws, and (iv) all permits, licenses, registrations, approvals, and authorizations (A) related to any natural or environmental resource or media located on, above, within, in the vicinity of, related to or affected by any Property of any Borrower, (B) required for the


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

performance of the operations of any Borrower, or (C) applicable to the use, generation, handling, storage, treatment, transport, or disposal of any Hazardous Substances; and (b) cause all employees, crew members, agents, contractors, subcontractors, and future lessees (pursuant to appropriate lease and other contractual provisions) of any Borrower, while such Persons are acting within the scope of their relationship with such Borrower, to comply with all such Requirements of Law as may be necessary or appropriate to enable such Borrower to so comply.

      5.9 Payment of Assessments and Charges. Pay all taxes, assessments, governmental charges, rent, and other Indebtedness which, if unpaid, might become a Lien against the Property of any Borrower, except any of the foregoing being contested in good faith and as to which adequate reserve in accordance with GAAP has been established or unless failure to pay would not have a Material Adverse Effect.

      5.10 Maintenance of Corporate Existence and Good Standing. (a) Maintain its corporate existence and good standing in its jurisdiction of incorporation and (b) maintain its corporate qualification and good standing in all jurisdictions wherein the Property now owned or hereafter acquired or business now or hereafter conducted by such Borrower necessitates same, unless the failure to do so would not have a Material Adverse Effect.

      5.11 Payment of Notes; Performance of Obligations. Pay the Notes according to the reading, tenor, and effect thereof, as modified hereby, and do and perform every act and discharge all of its other Obligations.

      5.12 Further Assurances. Promptly after discovery thereof cure any defects, errors, or omissions in the execution and delivery of any of the Loan Documents and execute, acknowledge, and deliver to the Agent such other assurances and instruments as shall, in the reasonable opinion of the Agent, be necessary to fulfill the terms of the Loan Documents.

      5.13 Fees and Expenses.

            (a) Upon request by the Agent, promptly pay to or reimburse the Agent or the Collateral Agent, as applicable, for all reasonable third-party fees, out-of-pocket costs and expenses of the Agent and the Collateral Agent in connection with the preparation, negotiation, execution, delivery and enforcement of this Agreement and the other Loan Documents, and any and all amendments, restatements and supplements thereof and thereto, the filing and recordation of the Security Instruments, and the consummation of the transactions contemplated by the Loan Documents, including reasonable fees and expenses of legal counsel and auditors and accountants for the Agent and the Collateral Agent, provided however, that no fees or expenses of petroleum engineers and environmental, insurance and other consultants for the Agent or the Collateral Agent shall be payable under this Section 5.13(a).

            (b) Upon request by the Agent (which shall be made promptly after any request by the Collateral Agent or any Lender), promptly pay (to the fullest extent permitted by law) for all amounts reasonably expended, advanced, or incurred during the continuance of an


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

      Event of Default by or on behalf of the Agent, the Collateral Agent or any
      Lender: (i) to satisfy any obligation of the Borrowers under any of the Loan Documents; (ii) to collect the Obligations; (iii) to enforce the rights of the Agent, the Collateral Agent, and the Lenders under any of the Loan Documents; (iv) to protect the Properties or business of the Borrowers and the Guarantor, including the Collateral, which amounts shall be deemed compensatory in nature and liquidated as to amount upon notice to the Borrowers by the Agent and which amounts shall include all court costs and reasonable fees and expenses of legal counsel, auditors and accountants, petroleum engineers, and environmental and insurance consultants; (v) in connection with the participation by the Agent and the Lenders as members of the creditors' committee in a case commenced under any Insolvency Proceeding; (vi) in connection with lifting the automatic stay prescribed in ss.362 Title 11 of the United States Code; and (vii) in connection with any action pursuant to ss.1129 Title 11 of the United States Code, all as shall be reasonably incurred by the Agent, the Collateral Agent, and the Lenders during the continuance of an Event of Default in connection with the collection of any sums due under the Loan Documents, together with interest at the per annum interest rate equal to the Default Rate on each such amount from the date of notification that the same was expended, advanced, or incurred by the Agent, the Collateral Agent, or any Lender until the date it is repaid to the Agent, the Collateral Agent, or such Lender, with the obligations under this Section surviving the non-assumption of this Agreement in a case commenced under any Insolvency Proceeding and being binding upon each Borrower and/or a trustee, receiver, custodian, or liquidator of such Borrower appointed in any such case.

      5.14 Operation of Oil and Gas Properties. Develop, maintain, and operate its Oil and Gas Properties in a prudent and workmanlike manner in accordance with industry standards or make reasonable and customary efforts to cause such Properties to be so operated.

      5.15 Maintenance and Inspection of Properties. Use reasonable and customary efforts to maintain or cause to be maintained all of its material tangible Properties in good repair and condition, ordinary wear and tear excepted; make all reasonably necessary replacements thereof and permit any authorized representative of the Agent or any Lender to visit and inspect at any reasonable time and upon reasonable notice any tangible Property of the Borrowers; provided, however, that any expenses incurred in connection with any such visit or inspection shall be reimbursed by the Borrowers if required under
Section 5.13.

      5.16 Maintenance of Insurance. Maintain insurance with respect to its Properties and businesses against such liabilities, casualties, risks, and contingencies as is customary in the relevant industry and sufficient to prevent a Material Adverse Effect, all such insurance to be in amounts and from insurers reasonably acceptable to the Collateral Agent and, within 30 days of the Closing Date for property damage insurance covering Collateral maintained by the Borrowers, naming the Collateral Agent as a loss payee as its interest may appear, and, upon any renewal of any such insurance and at other times upon reasonable request by the Collateral Agent, furnish to the Collateral Agent evidence, reasonably satisfactory to the Collateral Agent, of the maintenance of such insurance. The Collateral Agent shall have the right to collect, and the Borrower hereby assigns to the Collateral Agent, any and all monies that may become payable under any policies of insurance by reason of damage, loss, or destruction of any of the Collateral. In the event of any damage, loss,


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

or destruction for which insurance proceeds relating to Collateral exceed $500,000 or are $500,000 or less and a Default or an Event of Default has occurred and is continuing, the Collateral Agent may, at its option, apply all such sums or any part thereof received by it toward the payment of the Obligations, whether matured or unmatured, application to be made first to interest and then to principal, and shall deliver to the Borrower the balance, if any, after such application has been made. The prepayment of any LIBO Rate Loan by the application of such insurance proceeds shall not require the Borrowers to pay any penalty or premium, including any yield protection amounts which otherwise would be payable upon such prepayment under Section 2.22. In the event of any such damage, loss, or destruction for which insurance proceeds are $500,000 or less, provided that no Default or Event of Default has occurred and is continuing, the Collateral Agent shall deliver any such proceeds received by it to the Borrower. In the event the Collateral Agent receives insurance proceeds not attributable to Collateral or business interruption, the Collateral Agent shall deliver any such proceeds to the Borrower.

      5.17 Indemnification. Indemnify and hold the Agent, the Collateral Agent and each of the Lenders and their respective shareholders, officers, directors, employees, agents, attorneys-in-fact, and affiliates and each trustee for the benefit of the Agent, the Collateral Agent, or the Lenders under any Security Instrument harmless from and against any and all claims, losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial actions, requirements and enforcement actions of any kind, and all costs and expenses incurred in connection therewith (including reasonable attorneys' fees and expenses), arising directly or indirectly, in whole or in part, from (a) the presence of any Hazardous Substances on, under, or from any Property of each Borrower, whether prior to or during the term hereof, (b) any activity carried on or undertaken on or off any Property of such Borrower, whether prior to or during the term hereof, and whether by such Borrower or any predecessor in title, employee, agent, contractor, or subcontractor of such Borrower or any other Person at any time occupying or present on such Property, in connection with the handling, treatment, removal, storage, decontamination, cleanup, transportation, or disposal of any Hazardous Substances at any time located or present on or under such Property, (c) any residual contamination of any Hazardous Substance on or under any Property of such Borrower, (d) any contamination of any Property or natural resources arising in connection with the generation, use, handling, storage, transportation or disposal of any Hazardous Substances by such Borrower or any employee, agent, contractor, or subcontractor of such Borrower while such persons are acting within the scope of their relationship with such Borrower, irrespective of whether any of such activities were or will be undertaken in accordance with applicable Requirements of Law, or (e) the performance and enforcement of any Loan Document, any allegation by any beneficiary of a letter of credit of a wrongful dishonor by the Agent of a claim or draft presented thereunder, or any other act or omission in connection with or related to any Loan Document or the transactions contemplated thereby, including any of the foregoing in this Section arising from negligence, whether sole or concurrent, on the part of the Agent, the Collateral Agent, or any Lender or any of their respective shareholders, officers, directors, employees, agents, attorneys-in-fact, or affiliates or any trustee for the benefit of the Agent, the Collateral Agent, or the Lenders under any Security Instrument; provided, however, the foregoing clauses (a) through (e) shall not apply to any claim, loss, damage, liability, fine, penalty, charge, proceeding, order,


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judgment, action or requirement attributable to (i) the gross negligence or willful misconduct of any Person to be indemnified or (ii) any action or inaction of any Person to be indemnified subsequent to the exercise of ownership rights or the taking of any foreclosure action with respect to any of the Collateral and with respect to such Collateral such claim, loss, damage, liability, fine, penalty, charge, proceeding, order, judgment, action or requirement arises subsequent to the exercise of ownership rights or the taking of any foreclosure action with respect to such Collateral, to the extent such Person is a "person in control" under any Environmental Law. The foregoing indemnity shall survive satisfaction of all Obligations and the termination of this Agreement, unless all such Obligations have been satisfied wholly in cash from the Borrowers and not by way of realization against any Collateral or the conveyance of any Property in lieu thereof.

      5.18 Liens on Material Properties. Cooperate in good faith with the Agent to execute from time to time such documents and instruments as the Agent may reasonably request to assure that Properties constituting Material Properties are subject to a Lien in favor of the Agent to secure the Obligations.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

      So long as any Obligation remains outstanding or unpaid or any Commitments exist, the Borrowers will not:

      6.1 Indebtedness. Create, incur, assume, or suffer to exist any Indebtedness, whether by way of loan or otherwise; provided, however, the foregoing restriction shall not apply to (a) the Obligations, (b) unsecured accounts payable incurred in the ordinary course of business, which are not unpaid in excess of 60 days beyond invoice date or are being contested in good faith and as to which such reserve as is required by GAAP has been made, (c) the Subordinated Debt, (d) crude oil, natural gas, or other hydrocarbon floor, collar, cap, price protection, or swap agreements, with a Qualified Swap Counterparty, provided that such agreements shall not be entered into with respect to Mortgaged Properties constituting more than 80% of the present value of estimated future net revenues, computed using a discount factor of 10%, of all proved developed producing Mortgaged Properties, (e) financial hedging agreements (including interest rate swaps) entered into with a Qualified Swap Counterparty, (f) Debt of the Borrowers not otherwise permitted under this
Section 6.1 which does not exceed at any one time the aggregate principal amount of $1,000,000, (g) Debt of all of the Borrowers for purchase money indebtedness and equipment leases, which does not exceed at any one time the aggregate outstanding principal amount of $1,000,000, (h) Debt in the original principal amount of $300,000 owing by KRI on its Worland, Wyoming office building, and all replacements thereof, but not any renewals, extensions or increases thereof, (i) Public Debt, and (j) Subordinated Indebtedness.

      6.2 Contingent Obligations. Create, incur, assume, or suffer to exist any Contingent Obligation; provided, however, the foregoing restriction shall not apply to (a) performance guarantees and performance, surety or other bonds provided in the ordinary course of business,


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

including guaranties and letters of credit supporting such performance obligations, (b) trade credit incurred or operating leases entered into in the ordinary course of business, (c) guaranties and contribution obligations under the Public Debt and (d) endorsements of instruments for deposit or collection in the ordinary course of business.

      6.3 Liens. Create, incur, assume, or suffer to exist any Lien on any of its Oil and Gas Properties or any other Property, whether now owned or hereafter acquired; provided, however, the foregoing restrictions shall not apply to (a) Permitted Liens, (b) landlord's Liens in any Property which is not Collateral,
(c) Liens existing on cash deposits in connection with Indebtedness permitted in
Section 6.1(d), (d) Liens securing the Indebtedness permitted in Section 6.1(g) and (h), (e) Liens incurred in the ordinary course of business covering deposit accounts in favor of the depository institution holding such accounts and arising in connection with obligations of any Borrower arising from any such accounts, and (f) Liens securing the payment or performance of tenders, statutory or regulatory obligations, surety and appeal bonds, bids, government contracts and leases, performance and return of money bonds and similar obligations (other than for payment of Debt) and covering Property which is not Collateral.

      6.4 Negative Pledge Agreements. Create, enter into, execute, incur, assume or permit to exist, or will permit any of its Subsidiaries to create, enter into, execute, incur, assume or permit to exist, any contract, agreement or understanding (other than the Loan Documents) which in any manner grants, conveys, creates or imposes, or which in any way prohibits or restricts the granting, conveying, creation or imposition of, any Lien on any Property of the Borrowers, or which requires the consent of, or notice to, other Persons in connection therewith; provided, however, the foregoing restrictions shall not apply to (a) any of the foregoing as may be required under the Public Debt, and
(b) any of the foregoing with respect to any Liens permitted pursuant to Section 6.3.

      6.5 Sales of Assets. During each Sales Period, sell, transfer, or otherwise dispose of, in one or any series of transactions, assets, whether now owned or hereafter acquired, the aggregate value of all of which exceeds $5,000,000 or enter into any agreement to do so; provided, however, the foregoing restriction shall not apply to (a) the sale of hydrocarbons or inventory in the ordinary course of business other than the sale of a production payment and provided that no contract for the sale of hydrocarbons shall obligate the Borrowers to deliver hydrocarbons produced from any of the Mortgaged Property at some future date without receiving full payment therefor within 90 days of delivery, or (b) the sale or other disposition of Property destroyed, lost, worn out, damaged, or having only salvage value or no longer used or useful in the business of such Borrower. For purposes of this Section 6.5, the value of any Oil and Gas Property shall be the discounted present value of such Property as shown on the most recent Reserve Report delivered to the Agent pursuant to this Agreement.

      6.6 Leasebacks. Enter into any agreement to sell or transfer any Property and thereafter rent or lease as lessee such Property or other Property intended for the same use or purpose as the Property sold or transferred.

      6.7 Loans; Advances; Investments. Except as permitted by Section 6.1, make or agree to make or allow to remain outstanding any loans or advances to or acquire Investments in, or


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

purchase or otherwise acquire all or substantially all of the assets of any Person; provided, however, the foregoing restrictions shall not apply to (a) advances or extensions of credit in the form of accounts receivable incurred in the ordinary course of business and upon terms common in the industry for such accounts receivable, (b) advances to employees of the Borrower for the payment of expenses in the ordinary course of business, (c) the purchase or acquisition of Oil and Gas Properties, (d) Investments in the form of (i) debt securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof, with maturities of no more than one year from the date of acquisition, (ii) commercial paper of a domestic issuer rated at the date of acquisition at least P-2 by Moody's Investor Service, Inc. or A-2 by Standard & Poor's Corporation and with maturities of no more than one year from the date of acquisition, (iii) repurchase agreements covering debt securities or commercial paper of the type permitted in this Section, certificates of deposit, demand deposits, eurodollar time deposits, overnight bank deposits and bankers' acceptances, with maturities of no more than one year from the date of acquisition, issued by or acquired from or through the Agent, any Lender, or any bank or trust company organized under the laws of the United States or any state thereof and having capital surplus and undivided profits aggregating at least $500,000,000, and (iv) currency exchange contracts entered into in the ordinary course of business, (e) other short-term Investments similar in nature and degree of risk to those described in clause
(d) of this Section, (f) loans or advances to the Guarantor.

      6.8 Dividends and Distributions. Declare, pay, or make, whether in cash or Property of the Borrowers, any dividend or distribution on or purchase, redeem, or otherwise acquire for value, any share of any class of its capital stock at any time that an Event of Default exists or will occur as the result of the payment of such dividend or distribution; provided, however, the foregoing restriction shall not apply to dividends paid in or other payments made in capital stock of the Borrowers or options, interests or other rights to purchase any such capital stock or to the payment of any dividend within sixty (60) days after the date of declaration thereof if at such date of declaration such payment would have complied with the provisions of this Section 6.8; provided further, so long as any Tranche B Commitment is outstanding, no Borrower shall purchase, redeem, or otherwise acquire for value from any Person other than another Borrower or other Restricted Subsidiary (as defined in the Public Debt instruments of the Guarantor) or the Guarantor (i) any share of any class of its capital stock at any time, or (ii) any of the Public Debt.

      6.9 Environmental Matters. Cause or permit any of its Property to be in violation of any Environmental Law or do anything or permit anything to be done that would subject any of its Property to be subject to any remedial obligations under any Environmental Law, assuming disclosure to applicable Governmental Authorities of all relevant facts, conditions, and circumstances, except where the foregoing would not have a Material Adverse Effect.

      6.10 Issuance of Stock; Changes in Corporate Structure. (a) Issue or agree to issue additional shares of capital stock, in one or any series of transactions, to any Person other than the Guarantor, or, in the case of KCS Marketing, Proliq, Inc.; enter into any transaction of consolidation, merger, or amalgamation except with another Borrower or the Guarantor; liquidate, wind up, or dissolve (or suffer any liquidation or dissolution); (b) No Borrower will, or will permit any of its Subsidiaries to amend or otherwise modify its corporate charter or its corporate structure, activities or nature, as applicable, in any manner that could reasonably be expected to have a Material Adverse Effect.

      6.11 Transactions with Affiliates. Directly or indirectly, enter into any transaction (including the sale, lease, or exchange of Property or the rendering of service) not otherwise permitted by this Agreement with any of their Affiliates, other than upon fair and reasonable terms no less favorable than could be obtained in an arm's length transaction with a Person which was not an Affiliate.

      6.12 Lines of Business. Expand, on its own or through any Subsidiary, into any line of business other than those in which such Borrower is engaged as of the date hereof.

      6.13 ERISA Compliance. Permit any Plan maintained by it or any Commonly Controlled Entity to (a) engage in any Prohibited Transaction, (b) incur any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA, or (c) terminate in a manner which could result in the imposition of a Lien on any Property of the Borrower pursuant to Section 4068 of ERISA; or assume an obligation to contribute to any Multiemployer Plan; or acquire any Person or all or substantially all of the assets of any Person which has now or has had at any time an obligation to contribute to any Multiemployer Plan.

      6.14 Subordinated Debt. Materially amend or modify any of the terms or provisions of any documents, notes, or agreements governing or evidencing the Subordinated Debt, including any term or provision which accelerates, increases, renews, or extends the Subordinated Debt, or, at any time following the occurrence and during the continuance of any Event of Default, make any prepayments or payments, whether in cash or other Property, on or with respect to the Subordinated Debt.

      6.15 Use of Proceeds. Permit the proceeds of any Loan or any Letter of Credit to be used for any purpose other than as expressly permitted in Section 2.5.

      6.16 Subsidiaries. Create, organize or acquire any Subsidiary or become a general partner, joint venturer or venturer in any Person or become or assume any similar capacity in any Person which gives rise to such similar general liability except in the ordinary course of the oil and gas industry.

                                   ARTICLE VII

                                EVENTS OF DEFAULT

      7.1 Enumeration of Events of Default. Any of the following events shall constitute an Event of Default:

            (a) (i) default shall be made in any payment of principal when due under this Agreement or the Notes at Final Maturity or pursuant to Section 2.13, or (ii) in the event of a default in the payment when due of any other sums, including, without limitation, interest, payable under any Loan Document other than as set forth under clause (i) hereof, such failure shall continue unremedied for a period of five (5) days;

            (b) default shall be made in the due observance or performance of any obligation under Sections 5.4 or 5.5 of the Guaranty;

            (c) default shall be made by any Borrower or the Guarantor in the due observance or performance of any of their respective obligations under the Loan Documents other than as described in Section 7.1(a) or 7.1(b) and such default shall not have been remedied within 30 days after the earlier of (i) receipt of written notice thereof by the Borrowers from the Agent, or (ii) any Borrower or the Guarantor having or obtaining knowledge thereof;

            (d) any representation or warranty made by any Borrower or the Guarantor in any of the Loan Documents proves to have been untrue in any material respect as of the date the facts therein set forth were stated or certified or deemed stated or certified;

            (e) default(s) shall be made by any Borrower or the Guarantor (as principal or guarantor or other surety) in the payment or performance of any bond, debenture, note, guaranty or other Debt or under any credit agreement, loan agreement, indenture, promissory note, including without limitation, the Affiliate Credit Agreement, or similar agreement or instrument executed in connection with any of the foregoing in an aggregate amount equal to or exceeding $2,500,000, and such default(s) shall remain unremedied for in excess of the period of grace, if any, with respect thereto, if the effect of such failure is that such Debt shall have become immediately due and payable in full or is subject to becoming immediately due and payable in full;

            (f) any Borrower or the Guarantor shall (i) apply for or consent to the appointment of a receiver, trustee, or liquidator of it or all or a substantial part of its assets, (ii) file a voluntary petition commencing an Insolvency Proceeding, (iii) make a general assignment for the benefit of creditors, (iv) admit in writing its inability to pay, or generally not be paying, its debts as they become due, or (v) file an answer admitting the material allegations of a petition filed against it in any Insolvency Proceeding;

            (g) an order, judgment, or decree shall be entered against any Borrower or the Guarantor by any court of competent jurisdiction or by any other duly authorized authority, on the petition of a creditor or otherwise, granting relief in any Insolvency Proceeding or approving a petition seeking reorganization or an arrangement of its debts or appointing a receiver, trustee, conservator, custodian, or liquidator of it or all or any substantial part of its assets, and such order, judgment, or decree shall not be dismissed or stayed within 60 days;

            (h) the levy against any significant portion of the Property of any Borrower or the Guarantor, or any execution, garnishment, attachment, sequestration, or other writ or similar proceeding involving an amount which, if paid, would have a Material Adverse Effect and which is not permanently dismissed, discharged or bonded within 30 days after the levy;


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            (i) a final and non-appealable order, judgment, or decree shall be entered against any Borrower or the Guarantor for money damages and/or Indebtedness due in an aggregate amount in excess of $2,500,000 and which is not covered by independent third-party insurance as to which the insurer does not dispute coverage, and such order, judgment, or decree shall not be paid, dismissed or stayed fifteen (15) days before the date on which execution on any Property of such Borrower may be issued;

            (j) any charges are filed or any other action or proceeding is instituted by any Governmental Authority against any Borrower or the Guarantor under the Racketeering Influence and Corrupt Organizations Statute (18 U.S.C. ss.1961 et seq.), the result of which could reasonably be expected to be the forfeiture or transfer of any material Property of such Borrower or the Guarantor subject to a Lien in favor of the Agent without (i) satisfaction or provision for satisfaction of such Lien, or
      (ii) such forfeiture or transfer of such Property being expressly made subject to such Lien;

            (k) any Borrower or the Guarantor shall have concealed, removed, or diverted, or permitted to be concealed, removed, or diverted, any part of its Property, with intent to hinder, delay, or defraud its creditors or any of them;

            (l) any Person shall engage in any Prohibited Transaction involving any Plan; any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan for which an excise tax is due or would be due in the absence of a waiver; a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; any Single Employer Plan shall terminate for purposes of Title IV of ERISA; any Borrower, the Guarantor, or any Commonly Controlled Entity shall incur, or in the reasonable opinion of the Agent, be likely to incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan; or any other event or condition shall occur or exist with respect to a Plan and the result of such events or conditions referred to in this Section 7.1(l) could reasonably be expected to subject such Borrower, the Guarantor or any Commonly Controlled Entity to any tax (other than an excise tax under Section 4980 of the Code), penalty or other liabilities which taken in the aggregate would have a Material Adverse Effect and any such circumstance shall exist for in excess of 30 days;

            (m) any Security Instrument shall for any reason not, or cease to, create valid and perfected first-priority Liens against the Collateral purportedly covered thereby, subject to Permitted Liens, and which Collateral has a value greater than $100,000, unless the Borrowers have provided the Agent, within 30 days following written notice to the Borrowers from the Agent, with additional Collateral having at least an equivalent value and otherwise reasonably satisfactory to the Required Lenders; and


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            (n) the Guarantor shall cease to own all of the outstanding capital stock of any class issued by KRI and KCS Michigan; or Proliq, Inc. shall cease to own all of the outstanding capital stock of any class issued by KCS Marketing.

      7.2 Remedies.

            (a) Upon the occurrence of an Event of Default specified in Sections 7.1(f) or 7.1(g), immediately and without notice, (i) all Obligations shall automatically become immediately due and payable, without presentment, demand, protest, notice of protest, default, or dishonor, notice of intent to accelerate maturity, notice of acceleration of maturity, or other notice of any kind, except as may be provided to the contrary elsewhere herein, all of which are hereby expressly waived by each Borrower; (ii) the Commitments shall immediately cease and terminate unless and until reinstated by the Agent and the Lenders in writing; and
      (iii) with the oral consent of the Required Lenders (confirmed promptly in writing), the Agent and each Lender are hereby authorized at any time and from time to time, without notice to the Borrowers (any such notice being expressly waived by each Borrower), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) held by the Agent or such Lender and any and all other indebtedness at any time owing by the Agent or such Lender to or for the credit or account of the Borrowers against any and all of the Obligations in such manner as the Lenders determine in their sole discretion.

            (b) Upon the occurrence of any Event of Default other than those specified in Sections 7.1(f) or 7.1(g), (i) the Agent may and, upon the request of the Required Lenders or the Tranche A Required Lenders, shall, by notice to the Borrowers, declare all Obligations immediately due and payable, without presentment, demand, protest, notice of protest, default, or dishonor, notice of intent to accelerate maturity, notice of acceleration of maturity, or other notice of any kind, except as may be provided to the contrary elsewhere herein, all of which are hereby expressly waived by each Borrower; (ii) the Agent may and, upon the request of the Required Lenders, shall, declare the Commitments terminated, whereupon the Commitments shall immediately cease and terminate unless and until reinstated by the Agent and the Lenders in writing; and (iii) with the oral consent of the Required Lenders (confirmed promptly in writing), the Agent and each Lender are hereby authorized at any time and from time to time, without notice to the Borrowers (any such notice being expressly waived by each Borrower), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) held by the Agent or such Lender and any and all other indebtedness at any time owing by the Agent or such Lender to or for the credit or account of the Borrowers against any and all of the Obligations in such manner as the Lenders determine in their sole discretion.

            (c) Upon the occurrence of any Event of Default, the Lenders, with the oral consent of the Required Lenders (confirmed promptly in writing), and the Agent, in accordance with the terms hereof, may, in addition to the foregoing in this Section, exercise any or all of their rights and remedies provided by law or pursuant to the Loan Documents in such manner as the Lenders determine in their sole discretion.


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                                  ARTICLE VIII

                                    THE AGENT

      8.1 Appointment. Each Lender hereby designates and appoints CIBC as the Agent and CIBC Inc. as the Collateral Agent under this Agreement and the other Loan Documents. Each Lender authorizes the Agent and the Collateral Agent to take such action on behalf of such Lender under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent and the Collateral Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or in any other Loan Document, neither the Agent nor the Collateral Agent shall have any duties or responsibilities except those expressly set forth herein or in any other Loan Document or any fiduciary relationship with any Lender; and no implied covenants, functions, responsibilities, duties, obligations, or liabilities on the part of the Agent or the Collateral Agent shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent or the Collateral Agent.

      8.2 Delegation of Duties. Each of the Agent and the Collateral Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Agent nor the Collateral Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

      8.3 Exculpatory Provisions. Neither the Agent, the Collateral Agent, nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (a) required to initiate or conduct any litigation or collection proceedings hereunder, except with the concurrence of the Required Lenders and contribution by each Lender of its Percentage Share of costs reasonably expected by the Agent or the Collateral Agent to be incurred in connection therewith, (b) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for gross negligence or willful misconduct of the Agent, the Collateral Agent, or such Person), or (c) responsible in any manner to any Lender for any recitals, statements, representations or warranties made by the Borrowers or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent or the Collateral Agent under or in connection with, this Agreement or any other Loan Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. Neither the Agent nor the Collateral Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrowers.

      8.4 Reliance by Agent. Each of the Agent and the Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent,


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certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrowers), independent accountants and other experts selected by the Agent or the Collateral Agent. Each of the Agent and the Collateral Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless and until a written notice of assignment, negotiation, or transfer thereof shall have been received by the Agent. Each of the Agent and the Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or of all of the Lenders if required by any provision of this Agreement and contribution by each Lender of its Percentage Share of costs reasonably expected by the Agent or the Collateral Agent, as the case may be, to be incurred in connection therewith. Each of the Agent and the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders. Such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and all future holders of the Notes. In no event shall either the Agent or the Collateral Agent be required to take any action that exposes such agent to personal liability or that is contrary to any Loan Document or applicable Requirement of Law.

      8.5 Notice of Default. Neither the Agent nor the Collateral Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless such agent has received notice from a Lender or the Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that such agent receives such a notice, such agent shall promptly give notice thereof to the Lenders. The Agent and the Collateral Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Agent and the Collateral Agent shall have received such directions, subject to the provisions of Section 7.2, each of the Agent and the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders. In the event that the officer of the Agent or the Collateral Agent primarily responsible for the lending relationship with the Borrowers or the officer of any Lender primarily responsible for the lending relationship with the Borrowers becomes aware that a Default or Event of Default has occurred and is continuing, such agent or such Lender, as the case may be, shall use its good faith efforts to inform the other Lenders and/or the other agents, as the case may be, promptly of such occurrence. Notwithstanding the preceding sentence, failure to comply with the preceding sentence shall not result in any liability to the Agent, the Collateral Agent, or any Lender.

      8.6 Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent, the Collateral Agent, any other Lender nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representation or warranty to such Lender and that no act by the Agent, the Collateral Agent, or any other Lender hereafter taken, including any review of the affairs of the Borrowers, shall be deemed to constitute any representation or warranty by the Agent, the Collateral Agent, or any Lender to any other Lender. Each Lender represents to the Agent and the Collateral Agent that it has, independently and without reli-


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ance upon the Agent, the Collateral Agent, or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, condition (financial and otherwise) and creditworthiness of the Borrowers and the value of the Collateral and other Properties of the Borrowers and has made its own decision to enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or the Collateral Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, condition (financial and otherwise) and creditworthiness of the Borrowers and the value of the Collateral and other Properties of the Borrowers. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent or the Collateral Agent hereunder, neither the Agent nor the Collateral Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial and otherwise), or creditworthiness of the Borrowers or the value of the Collateral or other Properties of the Borrowers which may come into the possession of the Agent, the Collateral Agent or any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates.

      8.7 Indemnification. EACH LENDER AGREES TO INDEMNIFY THE AGENT AND THE COLLATERAL AGENT AND EACH OF THEIR OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT AND AFFILIATES (TO THE EXTENT NOT REIMBURSED BY THE BORROWERS AND WITHOUT LIMITING THE OBLIGATION OF THE BORROWERS TO DO SO), RATABLY ACCORDING TO THE PERCENTAGE SHARE OF SUCH LENDER, FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES AND DISBURSEMENTS OF ANY KIND WHATSOEVER WHICH MAY AT ANY TIME (INCLUDING ANY TIME FOLLOWING THE PAYMENT AND PERFORMANCE OF ALL OBLIGATIONS AND THE TERMINATION OF THIS AGREEMENT) BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE AGENT, THE COLLATERAL AGENT OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT OR AFFILIATES IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OTHER DOCUMENT CONTEMPLATED OR REFERRED TO HEREIN OR THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY ACTION TAKEN OR OMITTED BY THE AGENT, THE COLLATERAL AGENT OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT OR AFFILIATES UNDER OR IN CONNECTION WITH ANY OF THE FOREGOING, INCLUDING ANY LIABILITIES, CLAIMS, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES AND DISBURSEMENTS IMPOSED, INCURRED OR ASSERTED AS A RESULT OF THE NEGLIGENCE, WHETHER SOLE OR CONCURRENT, OF THE AGENT, THE COLLATERAL AGENT OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT OR AFFILIATES; PROVIDED THAT NO LENDER SHALL BE LIABLE FOR THE PAYMENT OF ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS RESULTING SOLELY FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE AGENT, THE COLLATERAL AGENT OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT OR AFFILIATES. THE AGREEMENTS IN THIS SECTION


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SHALL SURVIVE THE PAYMENT AND PERFORMANCE OF ALL OBLIGATIONS AND THE TERMINATION
OF THIS AGREEMENT.

      8.8 Restitution. Should the right of the Agent, the Collateral Agent or any Lender to realize funds with respect to the Obligations be challenged and any application of such funds to the Obligations be reversed, whether by Governmental Authority or otherwise, or should the Borrowers otherwise be entitled to a refund or return of funds distributed to the Lenders in connection with the Obligations, the Agent, the Collateral Agent or such Lender, as the case may be, shall promptly notify the Lenders of such fact. Not later than Noon, Eastern Standard or Daylight Savings Time, as the case may be, of the Business Day following such notice, each Lender shall pay to the Agent an amount equal to the ratable share of such Lender of the funds required to be returned to the Borrowers. The ratable share of each Lender shall be determined on the basis of the percentage of the payment all or a portion of which is required to be refunded originally distributed to such Lender, if such percentage can be determined, or, if such percentage cannot be determined, on the basis of the Percentage Share of such Lender. The Agent shall forward such funds to the Borrowers or to the Lender required to return such funds. If any such amount due to the Agent is made available by any Lender after Noon, Eastern Standard or Daylight Savings Time, as the case may be, of the Business Day following such notice, such Lender shall pay to the Agent (or the Lender required to return funds to the Borrowers, as the case may be) for its own account interest on such amount at a rate equal to the Federal Funds Rate for the period from and including the date on which restitution to the Borrowers is made by the Agent (or the Lender required to return funds to the Borrowers, as the case may be) to but not including the date on which such Lender failing to timely forward its share of funds required to be returned to the Borrowers shall have made its ratable share of such funds available.

      8.9 Agents in Individual Capacity. Each of the Agent and the Collateral Agent and their affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrowers as though the Agent and the Collateral Agent were not agents hereunder. With respect to any Note issued to the Lender serving as the Collateral Agent, the Collateral Agent shall have the same rights and powers under this Agreement as a Lender and may exercise such rights and powers as though it were not the Collateral Agent. The terms "Lender" and "Lenders" shall include the Collateral Agent in its individual capacity.

      8.10 Successor Agent. Provided that a successor agent has been appointed and has accepted such appointment as provided below, the Agent or the Collateral Agent may resign upon 30 days' notice to the Lenders and the Borrowers. If the Agent or the Collateral Agent shall resign as an agent under this Agreement and the other Loan Documents, Lenders for which the Percentage Shares of Tranche A Commitments aggregate at least sixty-six and two-thirds percent (66-2/3%) shall appoint from among the Lenders a successor agent or collateral agent, as the case may be, for the Lenders, whereupon such successor agent shall succeed to the rights, powers and duties of such agent. The term "Agent" or "Collateral Agent" shall mean such successor agent effective upon its appointment. Upon written acceptance by such successor agent (a copy of which shall be furnished to the Borrowers), the rights, powers, and duties of the former agent as Agent or Collateral Agent shall be terminated, without any other or further act or deed on the part of such former agent or any of the parties to this Agreement or any holders of the Notes. After the resignation of the Agent or


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the Collateral Agent hereunder as an agent, the provisions of this Article VIII and Sections 2.2(d), 5.13, and 5.17 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an agent under this Agreement and the other Loan Documents.

      8.11 Applicable Parties. The provisions of this Article are solely for the benefit of the Agent, the Collateral Agent and the Lenders, and the Borrowers shall not have any rights as a third party beneficiary or otherwise or any obligations under any of the provisions of this Article. In per forming functions and duties hereunder and under the other Loan Documents, the Agent and the Collateral Agent shall act solely as the agent of the Lenders and do not assume, nor shall either be deemed to have assumed, any obligation or relationship of trust or agency with or for the Borrowers or any legal representative, successor, and assign of the Borrowers.

                                   ARTICLE IX

                                  MISCELLANEOUS

      9.1 Assignments; Participations.

            (a) The Borrowers may not assign any of their rights or obligations under any Loan Documents without the prior consent of the Agent and the Lenders.

            (b) With the consent of the Agent and the Borrowers (which consents shall not be unreasonably withheld), any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement pursuant to an Assignment Agreement; provided, however, that if the assigning Lender holds both Tranche A Loans and Tranche B Loans (and/or has a Tranche A Commitment and a Tranche B Commitment), then any assignment of any portion of the rights and obligations in respect of such Lender's Tranche B Loans and/or Tranche B Commitment or Tranche A Loans and/or Tranche A Commitment may only be made in conjunction with an assignment of a proportionate portion of its rights and obligations in respect of such Lender's Tranche A Loans and/or Tranche A Commitment or Tranche B Loans and/or Tranche B Commitment, respectively. Except with the consent of the Agent and the Borrowers (which consents shall not be unreasonably withheld) in the case of any assignment of any Tranche B Loans and/or Tranche B Commitment, any such assignment shall be in the amount of at least $10,000,000 in the case of a Tranche A assignment (or any whole multiple of $1,000,000 in excess thereof) and $1,000,000 in the case of a Tranche B assignment (or any whole multiple of $500,000 in excess thereof), and the assignee shall pay to the Agent a transfer fee in the amount of $3,500 for each such assignment. Any such assignment shall become effective upon the execution and delivery to the Agent of the Assignment Agreement and the consent of the Agent and the Borrowers. Promptly following receipt of an executed Assignment Agreement, the Agent shall send to the Borrowers a copy of such executed Assignment Agreement. Promptly following receipt of such executed Assignment Agreement, the Borrowers shall execute and deliver, at their own expense, new Notes to the assignee and, if applicable, the assignor, in accordance with their respective interests, whereupon the prior Notes of the assignor and, if applicable, the


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      assignee, shall be canceled and returned to the Borrowers. Upon the effectiveness of any assignment pursuant to this Section 9.1(b), the assignee shall become a "Lender," if not already a "Lender," for all purposes of the Loan Documents, and the assignor shall be relieved of its obligations hereunder from and after the date of such assignment to the extent of such assignment. If the assignor no longer holds any rights or obligations under this Agreement, such assignor shall cease to be a "Lender" hereunder, except that its rights under Sections 2.21 and 5.18 shall not be affected. On the last Business Day of each calendar quarter during which an assignment has become effective pursuant to this Section 9.1(b), the Agent shall prepare a new Exhibit III giving effect to all such assignments effected during such month and will promptly provide a copy thereof to the Borrowers and each Lender.

            (c) Each Lender may transfer, grant, or assign participations in all or any portion of its interests hereunder to any Person pursuant to this
      Section 9.1(c), provided that such Lender shall remain a "Lender" for all purposes of this Agreement and the transferee of such participation shall not constitute a "Lender" hereunder. In the case of any such participation, the participant shall not have any rights under any Loan Document, the rights of the participant in respect of such participation to be against the granting Lender as set forth in the agreement with such Lender creating such participation, and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation. Each participation agreement shall provide that the Lender that has sold or granted the participation shall retain the sole right to take or refrain from taking any action under the Loan Documents, except that such participation agreement may provide that such Lender shall not, without the consent of the participant, agree to any amendment or waiver that would have the effect, to the extent any such amendment or waiver pertains to the type of Commitment(s) or Loan(s) of such participant so that such participant would be affected thereby, of (i) increasing the Commitments of such Lender, (ii) extending the Tranche A Commitment Termination Date, (iii) extending the Tranche B Commitment Termination Date, (iv) reducing the principal on the Loans, (v) reducing the rate of interest on the Loans or the Notes, (vi) reducing the amount of such Lender's participation in any fees payable pursuant to Sections 2.15 or 2.16, or (vii) extending the time of scheduled payment of any Obligation, or (vii) releasing the Guaranty. All amounts payable to any Lender under
      Article 2 shall be determined as if such Lender had not sold any participations. Each agreement creating a participation must include an agreement by the participant to be bound by the provisions of Section 9.9.

            (d) The Lenders may furnish any information concerning the Borrowers in the possession of the Lenders from time to time to assignees and participants and prospective assignees and participants, provided that such Persons agree to be bound by the provisions of Section 9.9.

            (e) Notwithstanding anything in this Section to the contrary, any Lender may assign and pledge all or any of its Notes or any interest therein to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal


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      Reserve System and/or such Federal Reserve Bank. No such assignment or pledge shall release the assigning or pledging Lender from its obligations hereunder.

            (f) Each Lender party to this Agreement on the Closing Date hereby represents, and each Person that becomes a lender pursuant to an Assignment Agreement will represent, and shall be deemed to have represented on becoming a party to this Agreement, that it is a bank or other financial institution regularly engaged in making or purchasing loans, that it will make or acquire Loans hereunder for its own account in the ordinary course of its business, and that it has capital surplus and undivided profits aggregating at least $500,000,000.

            (g) Notwithstanding any other provisions of this Section, no transfer or assignment of the interests or obligations of any Lender or grant of participations therein shall be permitted if such transfer, assignment, or grant would require the Borrower to file a registration statement with the Securities and Exchange Commission or any successor Governmental Authority or qualify the Loans under the "Blue Sky" laws of any state.

      9.2 Survival of Representations, Warranties, and Covenants. All representations and warranties of the Borrowers and all covenants and agreements herein made shall survive the execution and delivery of the Notes and the Security Instruments and shall remain in force and effect so long as any Obligation is outstanding or any Commitments exist.

      9.3 Notices and Other Communications. Except as to oral notices expressly authorized herein, which oral notices shall be confirmed in writing, all notices, requests, and communications hereunder or in connection herewith or with any other Loan Document shall be in writing (including by telecopy). Unless otherwise expressly provided herein, any such notice, request, demand, or other communication shall be deemed to have been duly given or made when delivered by hand, or, in the case of delivery by mail, two Business Days after deposited in the mail, certified mail, return receipt requested, postage prepaid, or, in the case of telecopy notice, when receipt thereof is acknowledged orally or by written confirmation report, addressed to each party at the "Address for Notices" specified below its name on the signature pages hereof or at such other address within the United States as shall be designated by such party in a notice given to the Agent and the Borrowers.

      9.4 Parties in Interest. Subject to the restrictions on changes in corporate structure set forth in Section 6.10 and other applicable restrictions contained herein, all covenants and agreements herein contained by or on behalf of the Borrowers, the Agent, the Collateral Agent or the Lenders shall be binding upon and inure to the benefit of the Borrowers, the Agent, the Collateral Agent or the Lenders, as the case may be, and their respective legal representatives, successors, and permitted assigns.

      9.5 Rights of Third Parties. All provisions herein are imposed solely and exclusively for the benefit of the Agent, the Collateral Agent the Lenders and the Borrowers and their successors and permitted assigns. No other Person shall have any right, benefit, priority, or interest hereunder or as a result hereof or have standing to require satisfaction of provisions hereof in accordance with their terms.

      9.6 No Waiver; Rights Cumulative. No course of dealing on the part of the Agent, the Collateral Agent or the Lenders or their officers or employees, nor any failure or delay by the Agent, the Collateral Agent or the Lenders with respect to exercising any of their rights under any Loan Document shall operate as a waiver thereof. The rights of the Agent, the Collateral Agent and the Lenders under the Loan Documents shall be cumulative and the exercise or partial exercise of any such right shall not preclude the exercise of any other right. Neither the making of any Loan nor the issuance of a Letter of Credit shall constitute a waiver of any of the covenants, warranties, or conditions of the Borrowers contained herein. In the event any Borrower is unable to satisfy any such covenant, warranty, or condition, neither the making of any Loan nor the issuance of a Letter of Credit shall have the effect of precluding the Agent or the Lenders from thereafter declaring such inability to be an Event of Default as hereinabove provided.

      9.7 Severability. In the event any one or more of the provisions contained in any of the Loan Documents shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of any Loan Document.

      9.8 Amendments; Waivers. Neither this Agreement nor any of the other Loan Documents nor any terms hereof or thereof may be amended, supplemented, modified, or waived except in writing and in accordance with the provisions of this Section. The Agent and the Borrowers may, from time to time with the written consent of the Required Lenders, enter into written amendments, supplements, or modifications to the Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or the Borrowers hereunder or thereunder or waiving, on such terms and conditions as the Agent may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such amendment, supplement, modification, or waiver shall (a) extend the time of scheduled payment of any Obligation, change the rate of interest thereon, extend the Tranche A Commitment Termination Date, extend the Tranche B Commitment Termination Date or extend a Final Maturity, reduce any fee payable for the account of the Lenders hereunder, release any, all or substantially all of the Collateral, release the Guaranty, reduce the amount of any Obligation, increase the Tranche A Commitment Amount or increase the Tranche B Commitment Amount, except in accordance with Section 2.12 change the Borrowing Base or the Tranche B Borrowing Base or any other provision applicable to the determination of the Borrowing Base, or the Tranche B Borrowing Base, or amend, modify, or waive any provision of this Section or Sections 2.12, 5.13, 5.17 or 8.10, change the percentage specified in the definition of the Tranche A Required Lenders or the Tranche B Required Lenders, or consent to the assignment or transfer by the Borrowers of any of their rights or obligations under this Agreement or the other Loan Documents, in any such case without the written consent of all Lenders, (b) amend, modify, or waive any provision of Article VIII or the rights or obligations of the Agent (including its rights and obligations as issuer of the Letters of Credit) or the Collateral Agent without the written consent of such agent, or (c) amend, modify, or waive any provision relating to any Hedging Agreement without the written consent of the Lender party thereto or whose affiliate is a party thereto. Any such amendment, supplement, modification, or waiver shall apply equally to each of the Lenders (taking into account the differences between the Tranche A Commitment and the Tranche B Commitment) and shall be binding upon the Borrowers, the

Lenders, the Agent, and the Collateral Agent and all future holders of the Notes. Notwithstanding the foregoing, during each Sales Period, the Collateral Agent may, provided that no Default or Event of Default exists, release items of Collateral sold by the Borrowers in accordance with Section 6.5. In the event of any waiver, the Borrowers, the Lenders, the Agent, and the Collateral Agent shall be restored to their respective former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right with respect thereto.

      9.9 Confidentiality. In the event that any Borrower or the Guarantor provides to the Agent, the Collateral Agent or the Lenders information belonging to any Borrower or any Affiliate of the Borrowers, the Agent, the Collateral Agent and the Lenders shall thereafter maintain such information in confidence. This obligation of confidence shall not apply to such portions of the information which (i) are in the public domain, (ii) hereafter become part of the public domain without the Agent, the Collateral Agent or the Lenders breaching their obligation of confidence herein or in any other Loan Document,
(iii) are previously known by the Agent, the Collateral Agent or the Lenders from some source other than the Borrowers or any Affiliate of the Borrowers,
(iv) are hereafter developed by the Agent, the Collateral Agent or the Lenders without using the information thus provided, (v) are hereafter obtained by or available to the Agent, the Collateral Agent or the Lenders from a third party who owes no obligation of confidence to the Borrowers or any Affiliate of the Borrowers with respect to such information or through any other means other than through disclosure by the Borrowers or any Affiliate of the Borrowers to the Agent, the Collateral Agent or the Lenders, (vi) are disclosed with the Borrowers' consent, (vii) must be disclosed pursuant to any Requirement of Law,
(viii) as may be required by law or regulation or order of any Governmental Authority in any judicial, arbitration or governmental proceeding or (ix) as may be requested by any Governmental Authority pursuant to any bank examination or audit; provided, however, that to the extent practicable and unless otherwise prohibited by any Requirement of Law, any Person disclosing any non-public information pursuant to clauses (vii) or (viii) shall endeavor in good faith to give the Borrowers at least 5 days' prior written notice of such disclosure. Further, the Agent, the Collateral Agent or a Lender may disclose any such information to any other Lender or successor agent, any independent petroleum engineers or consultants, any independent certified public accountants, any legal counsel employed by such Person in connection with this Agreement or any other Loan Document, including the enforcement or exercise of all rights and remedies hereunder or thereunder, or any assignee or participant (including prospective assignees and participants) in the Loans; provided, however, that the Agent, the Collateral Agent or the Lenders impose on the Person to whom such information is disclosed the same obligation to maintain the confidentiality of such information as is imposed upon it hereunder and such Person agrees to be bound by the terms hereof. Notwithstanding anything to the contrary provided herein, this obligation of confidence shall cease three (3) years from the later of (a) the later to occur of the Final Maturity of the Tranche A Notes or the Final Maturity of the Tranche B Notes or (b) the date that all Obligations are paid or satisfied in full or otherwise performed or discharged or deemed performed or discharged.

      9.10 Controlling Agreement. In the event of a conflict between the provisions of this Agreement and those of any other Loan Document, this Agreement shall control. Without limiting the generality of the foregoing, no provision of any Letter of Credit Application, Security Instrument or other agreement or document executed in connection herewith shall give the Agent or any Lender any rights that are greater than the rights such Persons have under this Agreement with respect to the same subject matter.

      9.11 Governing Law. THIS AGREEMENT AND THE NOTES AND THE GUARANTY SHALL BE DEEMED TO BE CONTRACTS MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW.

      9.12 Jurisdiction and Venue. ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO, OR FROM THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE LITIGATED, AT THE SOLE DISCRETION AND ELECTION OF THE AGENT OR THE COLLATERAL AGENT, IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK. EACH BORROWER HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND HEREBY WAIVES ANY RIGHTS IT MAY HAVE TO TRANSFER OR CHANGE THE JURISDICTION OR VENUE OF ANY LITIGATION BROUGHT AGAINST IT BY THE AGENT, THE COLLATERAL AGENT OR ANY LENDER IN ACCORDANCE WITH THIS SECTION.

      9.13 Appointment of Agent for Service of Process. Each Borrower hereby irrevocably designates CT Corporation System, or such other corporate process agent as is acceptable to the Agent, as the designee, appointee and agent of such Borrower to receive, for and on behalf of such Borrower, service of process out of any of the aforementioned courts in any legal action or proceeding with respect to this Agreement, any other Loan Document or any document related thereto. It is understood that a copy of such process served on such agent will be promptly forwarded by mail to such Borrower at its address specified below its name on the signature pages hereof, but the failure of such Borrower to receive such copy shall not affect in any way the service of such process. Each Borrower further irrevocably consents to the service of process of any of the courts mentioned in Section 9.12 in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Borrower at such address, such service to become effective four days after mailing. Nothing herein shall affect the right of the Agent or any Lender to serve process in any other manner permitted by law.

      9.14 Waiver of Rights to Jury Trial. THE BORROWERS, THE AGENT, THE COLLATERAL AGENT, AND EACH LENDER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY, AND UNCONDITIONALLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, COUNTERCLAIM, OR OTHER LITIGATION THAT RELATES TO OR ARISES OUT OF ANY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE ACTS OR OMISSIONS OF THE AGENT, THE COLLATERAL AGENT OR ANY LENDER IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR OTHERWISE WITH RESPECT THERETO. THE PROVISIONS OF THIS SECTION ARE A MATERIAL INDUCEMENT FOR THE AGENT, THE COLLATERAL AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT.

      9.15 Integration. THIS AGREEMENT AMENDS, RESTATES, AND REPLACES THE INITIAL AGREEMENT AND CONSTITUTES THE ENTIRE AGREEMENT AMONG THE PARTIES HERETO WITH

RESPECT TO THE SUBJECT HEREOF AND SHALL SUPERSEDE ANY PRIOR AGREEMENT BETWEEN OR AMONG THE PARTIES, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT HEREOF. FURTHERMORE, IN THIS REGARD, THIS AGREEMENT AND THE OTHER WRITTEN LOAN DOCUMENTS REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG SUCH PARTIES.

      9.16 Counterparts. For the convenience of the parties, this Agreement may be executed in multiple counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

      IN WITNESS WHEREOF, this Agreement is executed effective as of the date first above written.


                                       BORROWER:

                                       KCS RESOURCES, INC.


                                       By: /s/ Kathryn M. Kinnamon
                                           -------------------------------------
                                           Kathryn M. Kinnamon
                                           Vice President

Address for Notices:

379 Thornall St.
Edison, New Jersey 08837
Attention: Kathryn M. Kinnamon
Telecopy: (732) 603-8960


Principal Place of Business
  and Chief Executive Office:

5555 San Felipe
Suite 1200
Houston, Texas 77056
Attention: President

                                       KCS MICHIGAN RESOURCES, INC.


                                       By: /s/ Kathryn M. Kinnamon
                                           -------------------------------------
                                           Kathryn M. Kinnamon
                                           Vice President

Address for Notices:

379 Thornall St.
Edison, New Jersey 08837
Attention: Kathryn M. Kinnamon
Telecopy: (732) 603-8960

Principal Place of Business
and Chief Executive Office:

5555 San Felipe
Suite 1200
Houston, Texas 77056
Attention: President
Telecopy: (732) 603-8960

                                       KCS ENERGY MARKETING



                                       By: /s/ Kathryn M. Kinnamon
                                           -------------------------------------
                                           Kathryn M. Kinnamon
                                           Vice President

Address for Notices:

379 Thornall St.
Edison, New Jersey 08837
Attention: Kathryn M. Kinnamon
Telecopy: (732) 603-8960

Principal Place of Business
and Chief Executive Office:

5555 San Felipe
Suite 1200
Houston, Texas 77056
Attention: President

                                       AGENT:

                                       CANADIAN IMPERIAL BANK OF
                                       COMMERCE, NEW YORK AGENCY


                                       By: /s/ Marybeth Ross
                                           -------------------------------------
                                           Marybeth Ross
                                           Authorized Signatory

Address for Notices:

425 Lexington Avenue, 7th Floor
New York, New York  10017
Attention: Marybeth Ross
           Syndications Group
Telecopy: (212) 856-3763

with copies to:

CANADIAN IMPERIAL BANK OF COMMERCE
1600 Smith St., Suite 3000
Houston, Texas  77002
Attention: Mark Wolf
Telecopy: (713) 650-2588

                                       COLLATERAL AGENT AND A LENDER:
                                       CIBC INC.


                                       By: /s/ Marybeth Ross
                                           -------------------------------------
                                           Marybeth Ross
                                           Authorized Signatory

Applicable Lending Office
for Base Rate Loans and
LIBO Rate Loans:

425 Lexington Avenue, 7th Floor
New York, New York 10017

Address for Notices:

425 Lexington Avenue, 7th Floor
New York, New York 10017
Attention: Marybeth Ross
Telecopy: (212) 856-3763

with copies to:

CIBC INC.
909 Fannin, Suite 1200
Houston, Texas  77010
Attention: Mark Wolf
Telecopy: (713) 650-2588

                                       CO-AGENT AND A LENDER:

                                       BANK ONE, TEXAS, NATIONAL
                                       ASSOCIATION


                                       By: /s/ Stephen M. Shatto
                                           -------------------------------------
                                           Stephen M. Shatto
                                           Vice President

Applicable Lending Office
for Base Rate Loans and
LIBO Rate Loans:

910 Travis
Houston, Texas  77002
Attention: Karen Smith
Telecopy: (713) 751-7894

Address for Notices:

910 Travis Street
Houston, Texas  77002
Attention: Stephen M. Shatto
Telecopy: (713) 751-3544

                                       CO-AGENT AND A LENDER:

                                       NATIONSBANK OF TEXAS, N.A.


                                       By: /s/ Paul A. Squires
                                           -------------------------------------
                                           Paul A. Squires
                                           Senior Vice President

Applicable Lending Office
for Base Rate Loans and
LIBO Rate Loans:
901 Main Street, 14th Floor
Dallas, Texas 75283
Attention: Corporate Credit Services

Address for Notices:

901 Main Street, 14th Floor
Dallas, Texas 75283
Attention: Sharon Evans
Telecopy: (214) 508-2020

with copies to:

NATIONSBANK OF TEXAS, N.A.
700 Louisiana
8th Floor
Houston, Texas 77002
Attention: Paul A. Squires
Telecopy: (713) 247-6568

                                       LENDER:

                                       COMERICA BANK-TEXAS


                                       By: /s/ Daniel G. Steele
                                           -------------------------------------
                                           Daniel G. Steele
                                           Senior Vice President

Applicable Lending Office
for Base Rate Loans and
LIBO Rate Loans:
1508 West Mockingbird
Dallas, Texas  75235

Address for Notices:

1601 Elm Street
Second Floor
Dallas, Texas  75202
Attention: Mark Fuqua
Telecopy: (214) 965-8990

with copies to:

COMERICA BANK-TEXAS
One Shell Plaza
910 Louisiana, Suite 410
Houston, Texas  77002
Attention: Daniel G. Steele
Telecopy: (713) 722-6550

                                       LENDER:

                                       DEN NORSKE BANK ASA


                                       By: /s/ William V. Moyer
                                           -------------------------------------
                                           William V. Moyer
                                           Vice President


                                       By: /s/ Byron L. Cooley
                                           -------------------------------------
                                       Printed Name: BYRON L. COOLEY
                                       Title: SENIOR VICE PRESIDENT

Applicable Lending Office
for Base Rate Loans and
LIBO Rate Loans:

200 Park Avenue, 31st Floor
New York, New York  10166-0396

Address for Notices:

200 Park Avenue, 31st Floor
New York, New York  10166-0396
Attention: Bill Trivedi
Telecopy: (212) 681-4123

with copies to:

DEN NORSKE BANK ASA
333 Clay Street, Suite 4890
Houston, Texas  77002
Attention: William V. Moyer
Telecopy: (713) 757-1167

                                    EXHIBIT I

                            [FORM OF TRANCHE A NOTE]

                                 PROMISSORY NOTE

$_____________                                                December ___, 1998

            FOR VALUE RECEIVED and WITHOUT GRACE, the undersigned ("Maker," whether one or more) promises to pay to the order of __________________________ ("Payee"), at the banking quarters of Canadian Imperial Bank of Commerce, New York Agency (in its capacity as Agent for Payee and others under the Credit Agreement referred to hereinafter, the "Agent"), the sum of _________________________________________ AND __/100 DOLLARS ($_____________),
or so much thereof as may be advanced and outstanding against this Note pursuant to the First Amended and Restated Credit Agreement of even date herewith by and among Maker, Payee, the Agent, CIBC Inc., and the lenders signatory thereto from time to time (as amended, restated, or supplemented from time to time, the "Credit Agreement," defined terms from which are used herein with the meaning assigned thereto in the Credit Agreement, unless expressly provided to the contrary herein), together with interest at the rates and calculated as provided in the Credit Agreement. The principal and interest hereunder shall be due and payable on the dates and in the amounts as are specified in the Credit Agreement. If there is more than one party constituting Maker hereunder, the liability of all such parties for full performance under this Note shall be joint and several.

            Reference is hereby made to the Credit Agreement for matters governed thereby, including, without limitation, certain events which will entitle the holder hereof to accelerate the maturity of all amounts due hereunder.

            This Note is issued pursuant to, is a "Note" under, and is payable as provided in the Credit Agreement. Subject to compliance with applicable provisions of the Credit Agreement, Maker may at any time pay the full amount or any part of this Note without the payment of any premium or fee, but such payment shall not, until this Note is fully paid and satisfied, excuse the payment as it becomes due of any payment on this Note provided for in the Credit Agreement.

            Without being limited thereto or thereby, this Note is secured by the Security Instruments.

            This Note constitutes a renewal and extension of a portion of the Obligations of the Borrowers arising under and pursuant to that certain Credit Agreement dated September 25, 1996 as amended by a First Amendment to Credit Agreement dated July 1, 1997 and a Second Amendment to Credit Agreement dated March 24, 1998 and a third amendment to credit agreement dated November 12, 1998 and effective September 30, 1998 by and among Maker and other Borrowers, the Agent, CIBC Inc., as collateral agent, and the lenders signatory thereto (the "Original Credit Agreement"). Maker acknowledges and agrees that this Note is secured by the Security Instruments and all the other Loan Documents and all liens and security interests created, evidenced by or recorded in any applicable jurisdiction in connection with the Original Credit Agreement as amended and restated by the Credit Agreement, and that such liens and security interests secure the Obligations as set forth in the Security Instruments with the same force, effect and priority with respect to the Credit Agreement as they had in connection with the Original Credit Agreement.

                            [SIGNATURES ON NEXT PAGE]

            THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER, AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICT OF LAWS.


                                       KCS RESOURCES, INC.


                                       By:______________________________________
                                       Printed Name:____________________________
                                       Title:___________________________________



                                       KCS MICHIGAN RESOURCES, INC.


                                       By:______________________________________
                                       Printed Name:____________________________
                                       Title:___________________________________



                                       KCS ENERGY MARKETING, INC.


                                       By:______________________________________
                                       Printed Name:____________________________
                                       Title:___________________________________

                                   EXHIBIT II

                            [FORM OF TRANCHE B NOTE]

$_____________                                                December ___, 1998

            FOR VALUE RECEIVED and WITHOUT GRACE, the undersigned ("Maker," whether one or more) promises to pay to the order of __________________________________ ("Payee"), at the banking quarters of
Canadian Imperial Bank of Commerce, New York Agency (in its capacity as Agent for Payee and others under the Credit Agreement referred to hereinafter, the "Agent"), the sum of ________________________________________________ AND __/100
DOLLARS ($_____________), or so much thereof as may be advanced and outstanding against this Note pursuant to the First Amended and Restated Credit Agreement of even date herewith by and among Maker, Payee, the Agent, CIBC Inc., and the lenders signatory thereto from time to time (as amended, restated, or supplemented from time to time, the "Credit Agreement," defined terms from which are used herein with the meaning assigned thereto in the Credit Agreement, unless expressly provided to the contrary herein), together with interest at the rates and calculated as provided in the Credit Agreement. The principal and interest hereunder shall be due and payable on the dates and in the amounts as are specified in the Credit Agreement. If there is more than one party constituting Maker hereunder, the liability of all such parties for full performance under this Note shall be joint and several.

      Reference is hereby made to the Credit Agreement for matters governed thereby, including, without limitation, certain events which will entitle the holder hereof to accelerate the maturity of all amounts due hereunder.

      This Note is issued pursuant to, is a "Tranche B Note" under, and is payable as provided in the Credit Agreement. Subject to compliance with applicable provisions of the Credit Agreement, Maker may at any time pay the full amount or any part of this Note without the payment of any premium or fee, but such payment shall not, until this Note is fully paid and satisfied, excuse the payment as it becomes due of any payment on this Note provided for in the Credit Agreement.

      Without being limited thereto or thereby, this Note is secured by the Security Instruments.

      This Note constitutes a renewal and extension of a portion of the Obligations of the Borrowers arising under and pursuant to that certain Credit Agreement dated September 25, 1996 as amended by a First Amendment to Credit Agreement dated July 1, 1997 and a Second Amendment to Credit Agreement dated March 24, 1998 and a third amendment to credit agreement dated November 12, 1998 and effective September 30, 1998 by and among Maker and other Borrowers, the Agent, CIBC Inc., as collateral agent, and the lenders signatory thereto (the "Original Credit Agreement"). Maker acknowledges and agrees that this Note is secured by the Security Instruments and all the other Loan Documents and all liens and security interests created, evidenced by or recorded in any applicable jurisdiction in connection with the Original Credit Agreement as amended and restated by the Credit Agreement, and that such liens and security interests secure the Obligations as set forth in the Security Instruments with the same force, effect and priority with respect to the Credit Agreement as they had in connection with the Original Credit Agreement.

                            [SIGNATURES ON NEXT PAGE]

      THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER, AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICT OF LAWS.


                                       KCS RESOURCES, INC.


                                       By:______________________________________
                                       Printed Name:____________________________
                                       Title:___________________________________



                                       KCS MICHIGAN RESOURCES, INC.


                                       By:______________________________________
                                       Printed Name:____________________________
                                       Title:___________________________________



                                       KCS ENERGY MARKETING, INC.


                                       By:______________________________________
                                       Printed Name:____________________________
                                       Title:___________________________________

                                  EXHIBIT III

                                    FORM OF

                              ASSIGNMENT AGREEMENT

      THIS ASSIGNMENT AGREEMENT (this "Agreement") is dated as of _______, 199_, by and between ______________ (the "Assignor") and _________________________
(the "Assignee").

                                    RECITALS

      A. The Assignor is a party to the First Amended and Restated Credit Agreement dated as of December _____, 1998 (as amended, restated or supplemented from time to time, the "Credit Agreement") by and among KCS RESOURCES, INC., a Delaware corporation; KCS MICHIGAN RESOURCES, INC., a Delaware corporation and KCS ENERGY MARKETING, INC., a New Jersey corporation (collectively, the "Borrowers"), each of the lenders that is or becomes a party thereto as provided in Section 9.1(b) or Section 2.25 of the Credit Agreement (individually, together with its successors and such assigns, a "Lender", and collectively, together with their successors and such assigns, the "Lenders"), and CANADIAN IMPERIAL BANK OF COMMERCE, acting through its New York agency (in its individual capacity, "CIBC") and as agent for the Lenders (in such capacity, together with its successors in such capacity, the "Agent") and CIBC INC., a Delaware corporation, as collateral agent for the Lenders.

                                    ARTICLE I

                                   DEFINITIONS

      1.1 Definitions. All capitalized terms used but not defined herein have the respective meanings given to such terms in the Credit Agreement.

      1.2 Other Definitions. As used herein, the following terms have the following respective meanings:

            "Assigned Interest" shall mean all of Assignor's (in its capacity as a "Lender") rights and obligations under the Credit Agreement and the other Loan Documents in respect of (a) [all of] the [portion of the] Tranche A Facility Amount of the Assignor in the principal amount equal to $_______, including, without limitation, (i) any obligation to participate pro rata in any L/C Exposure, (ii) any obligation to make Tranche A Loans under its Tranche A Commitment, subject to the limitation of the Borrowing Base in effect from time to time, as set forth in the Credit Agreement, and (iii) any right to receive payments for the Tranche A Loans currently outstanding under its Tranche A Commitment in the principal amount of $________ (the "Loan Balance of Tranche A Loans"), and/or (b) [all of] the [portion of the] Tranche B Facility Amount of the Assignor in the principal amount equal to $________,


                                      III-i
      including, without limitation, (i) any obligation to make Tranche B Loans under its Tranche B Commitment, subject to the limitations of the Tranche B Borrowing Base in effect from time to time, as set forth in the Credit Agreement, and (ii) any right to receive payments for the Tranche B Loans currently outstanding under its Tranche B Commitment in the principal amount of $__________ (the "Loan Balance of Tranche B Loans"), and (c) the interest and fees which will accrue from and after the Assignment Date.

            "Assignment Date" shall mean ______________, 199_.

                                   ARTICLE II

                               SALE AND ASSIGNMENT

      2.1 Sale and Assignment. On the terms and conditions set forth herein, effective on and as of the Assignment Date, the Assignor hereby sells, assigns and transfers to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, all of the right, title and interest of the Assignor in and to, and all of the obligations of the Assignor in respect of, the Assigned Interest. Such sale, assignment and transfer is without recourse and, except as expressly provided in this Agreement, without representation or warranty.

      2.2 Assumption of Obligations. The Assignee agrees with the Assignor (for the express benefit of the Assignor and the Borrowers) that the Assignee will, from and after the Assignment Date, assume and perform all of the obligations of the Assignor in respect of the Assigned Interest. From and after the Assignment Date for matters accruing or arising from and after the Assignment Date: (a) the Assignor shall be released from the Assignor's obligations in respect of the Assigned Interest, and (b) the Assignee shall be entitled to all of the Assignor's rights, powers and privileges under the Credit Agreement and the other Loan Documents in respect of the Assigned Interest.

      2.3 Consent to Assignment. By executing this Agreement as provided below, in accordance with Section 9.1(b) of the Credit Agreement, the Agent and each of the Borrowers hereby acknowledges notice of the transactions contemplated by this Agreement and consents to such transactions.

                                   ARTICLE III

                                    PAYMENTS

      3.1 Payments. As consideration for the sale, assignment and transfer contemplated by Section 2.1 hereof, the Assignee shall, on the Assignment Date, assume Assignor's obligations in respect of the Assigned Interest and pay to the Assignor an amount equal to the sum of the Tranche A Loan Balance if any is being assigned hereunder and the Tranche B Loan Balance, if any is being assigned hereunder. An amount equal to all accrued and unpaid interest and fees shall be paid to the Assignor as provided in Section 3.2 (iii) below. Except as otherwise provided in this Agreement, all payments hereunder shall be made in Dollars and in immediately available funds, without setoff, deduction or counterclaim.


                                     III-ii

      3.2 Allocation of Payments. The Assignor and the Assignee agree that (i) the Assignor shall be entitled to any payments of principal with respect to the Assigned Interest made prior to the Assignment Date, together with any interest and fees with respect to the Assigned Interest accrued prior to the Assignment Date, (ii) the Assignee shall be entitled to any payments of principal with respect to the Assigned Interest made from and after the Assignment Date, together with any and all interest and fees with respect to the Assigned Interest accruing from and after the Assignment Date, and (iii) the Agent is authorized and instructed to allocate payments received by it for account of the Assignor and the Assignee as provided in the foregoing clauses. Each party hereto agrees that it will hold any interest, fees or other amounts that it may receive to which the other party hereto shall be entitled pursuant to the preceding sentence for account of such other party and pay, in like money and funds, any such amounts that it may receive to such other party promptly upon receipt.

      3.3 Delivery of Notes. Promptly following the receipt by the Assignor of the consideration required to be paid under Section 3.1 hereof, the Assignor shall, in the manner contemplated by Section 9.1(b) of the Credit Agreement, (i) deliver to the Agent (or its counsel) the Notes held by the Assignor and (ii) notify the Agent to request that the Borrowers execute and deliver new Notes to the Assignor, if the Assignor continues to be a Lender, and the Assignee, dated the date of this Agreement in respective principal amounts equal to the respective Total Facility Amounts of the Assignor (if appropriate) and the Assignee after giving effect to the sale, assignment and transfer contemplated hereby.

      3.4 Further Assurances. The Assignor and the Assignee hereby agree to execute and deliver such other instruments, and take such other actions, as either party may reasonably request in connection with the transactions contemplated by this Agreement.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

      4.1 Conditions Precedent. The effectiveness of the sale, assignment and transfer contemplated hereby is subject to the satisfaction of each of the following conditions precedent:

            (a) the execution and delivery of this Agreement by the Assignor and the Assignee;

            (b) the receipt by the Assignor of the payments required to be made under Section 3.1 hereof; and

            (c) the acknowledgment and consent by the Agent and the Borrowers contemplated by Section 2.3 hereof.


                                     III-iii

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

      5.1 Representations and Warranties of Assignor. The Assignor represents and warrants to the Assignee as follows:

            (a) it has all requisite power and authority, and has taken all action necessary to execute and deliver this Agreement and to fulfill its obligations under, and consummate the transactions contemplated by, this Agreement;

            (b) the execution, delivery and compliance with the terms hereof by Assignor and the delivery of all instruments required to be delivered by it hereunder do not and will not violate any Requirement of Law applicable to it;

            (c) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against it in accordance with its terms;

            (d) all approvals and authorizations of, all filings with and all actions by any Governmental Authority necessary for the validity or enforceability of its obligations under this Agreement have been obtained;

            (e) the Assignor has good title to, and is the sole legal and beneficial owner of, the Assigned Interest, free and clear of all Liens, claims, participations or other charges of any nature whatsoever; and

            (f) the transactions contemplated by this Agreement are commercial banking transactions entered into in the ordinary course of the banking business of the Assignor.

      5.2 Disclaimer. Except as expressly provided in Section 5.1 hereof, the Assignor does not make any representation or warranty, nor shall it have any responsibility to the Assignee, with respect to the accuracy of any recitals, statements, representations or warranties contained in the Credit Agreement or in any other Loan Document or for the value, validity, effectiveness, genuineness, execution, legality, enforceability or sufficiency of the Credit Agreement, the Notes or any other Loan Document or for any failure by the Borrower, or any other Person (other than Assignor) to perform any of its obligations thereunder or for the existence, value, perfection or priority of any collateral security or the financial or other condition of any Borrower or any other Person, or any other matter relating to the Credit Agreement or any other Loan Document or any extension of credit thereunder.

      5.3 Representations and Warranties of Assignee. The Assignee represents and warrants to the Assignor as follows:


                                     III-iv

            (a) it has all requisite power and authority, and has taken all action necessary to execute and deliver this Agreement and to fulfill its obligations under, and consummate the transactions contemplated by, this Agreement;

            (b) the execution, delivery and compliance with the terms hereof by Assignee and the delivery of all instruments required to be delivered by it hereunder do not and will not violate any Requirement of Law applicable to it;

            (c) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against it in accordance with its terms;

            (d) all approvals and authorizations of, all filings with and all actions by any Governmental Authority necessary for the validity or enforceability of its obligations under this Agreement have been obtained;

            (e) the Assignee has fully reviewed the terms of the Credit Agreement and the other Loan Documents and has independently and without reliance upon the Assignor, and based on such information as the Assignee has deemed appropriate, made its own credit analysis and decision to enter into this Agreement;

            (f) if the Assignee is not incorporated under the laws of the United States of America or a state thereof, the Assignee has contemporaneously herewith delivered to the Agent and the Borrowers such documents as are required by Section 2.24(b) of the Credit Agreement; and

            (g) the transactions contemplated by this Agreement are commercial banking transactions entered into in the ordinary course of the banking business of the Assignee.

                                   ARTICLE VI

                                  MISCELLANEOUS

      6.1 Notices. All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telex or telecopy) to the intended recipient at its "Address for Notices" specified below its name on the signature pages hereof or, as to either party, at such other address as shall be designated by such party in a notice to the other party.

      6.2 Amendment, Modification or Waiver. No provision of this Agreement may be amended, modified or waived except by an instrument in writing signed by the Assignor and the Assignee, and consented to by the Agent and the Borrowers.


                                      III-v

      6.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The representations and warranties made herein by the Assignee are also made for the benefit of the Agent, and the Assignee agrees that the Agent is entitled to rely upon such representations and warranties.

      6.4 Assignments. Neither party hereto may assign any of its rights or obligations hereunder except in accordance with the terms of the Credit Agreement.

      6.5 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

      6.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be identical and all of which, taken together, shall constitute one and the same instrument, and each of the parties hereto may execute this Agreement by signing any such counterpart.

      6.7 Governing Law. THIS AGREEMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, OTHER THAN THE CONFLICT OF LAWS RULES THEREOF.

      6.8 Expenses. To the extent not paid by the Borrowers pursuant to the terms of the Credit Agreement, each party hereto shall bear its own expenses in connection with the execution, delivery and performance of this Agreement.

      6.9 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.


                                     III-vi

      IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed and delivered as of the date first above written.

                                       ASSIGNOR


                                       By:______________________________________
                                       Printed Name:____________________________
                                       Title:___________________________________

                                       Address for Notices:

                                       _________________________________________
                                       _________________________________________
                                       _________________________________________

                                       Telecopier No.:__________________________
                                       Telephone No.:___________________________
                                       Attention:_______________________________


                                       ASSIGNEE


                                       By:______________________________________
                                       Printed Name:____________________________
                                       Title:___________________________________

                                       Address for Notices:

                                       _________________________________________
                                       _________________________________________
                                       _________________________________________

                                       Telecopier No.:__________________________
                                       Telephone No.:___________________________
                                       Attention:_______________________________


                                     III-vii

ACKNOWLEDGED AND CONSENTED TO:

Canadian Imperial Bank of Commerce,
acting through its New York Agency,
as Agent


By:_________________________________
Printed Name:_______________________
Title:______________________________


KCS RESOURCES, INC.


By:_________________________________
Printed Name:_______________________
Title:______________________________


KCS ENERGY, INC.


By:_________________________________
Printed Name:_______________________
Title:______________________________


KCS MICHIGAN RESOURCES, INC.


By:_________________________________
Printed Name:_______________________
Title:______________________________


KCS ENERGY MARKETING, INC.

By:_________________________________
Printed Name:_______________________
Title:______________________________


                                    III-viii

                                   EXHIBIT IV

                      [FORM OF TRANCHE A BORROWING REQUEST]

Canadian Imperial Bank of Commerce,
acting through its New York agency,
as Agent
425 Lexington Avenue, 7th Floor
New York, New York  10017
Attention: Marybeth Ross
           Syndications Group
Telecopy:  (212) 856-3763

      Re: Amended and Restated Credit Agreement dated as of December ____, 1998, by and among KCS Resources, Inc., KCS Michigan Resources, Inc., KCS Energy Marketing, Inc. (the "Borrowers"), Canadian Imperial Bank of Commerce, acting through its New York agency, as Agent, CIBC Inc. as Collateral Agent and the lenders signatory thereto from time to time (as amended, restated, or supplemented from time to time, the "Credit Agreement")

Ladies and Gentlemen:

            Pursuant to the Credit Agreement, the Borrowers hereby make the requests indicated below:

|_|   1.    |_| Tranche A Loans

      (a)   Amount of new Tranche A Loan: $____________

      (b)   Requested funding date: ____________, 19__

      (c)   $____________ of such Tranche A Loan is to be a Base Rate Loan; and

            $________________ of such Tranche A Loan is to be a LIBO Rate Loan.

      (d)   Requested Interest Period for LIBO Rate Loan: ____ months.

|_|   3.    Continuation or conversion of LIBO Rate Loan maturing on _________

      (a) Amount to be continued as a LIBO Rate Loan is $_____________, with an Interest Period of ____ months; and

      (b)   Amount to be converted to a Base Rate Loan is $__________.

|_|   4.    Conversion of Base Rate Loan:

      (a)   Requested conversion date: ________, 19__.

      (b) Amount to be converted to a LIBO Rate Loan is $_________, with an Interest Period of _____ months.

            Each of the undersigned certifies that [s]he is an authorized officer of such Borrower and as such [s]he is authorized to execute this request on behalf of such Borrower. The undersigned further represents, and warrants on behalf of such Borrower that such Borrower is entitled to receive the requested borrowing, continuation, or conversion under the terms and conditions of the Credit Agreement and, if this is a request for a borrowing other than a conversion into Base Rate Loans where no new funds are advanced, that no Default or Event of Default shall exist or will occur as a result of the making of such requested borrowing, continuation, or conversion.

            Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Credit Agreement.


                                       Very truly yours,

                                       KCS RESOURCES, INC.


                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________


                                       KCS MICHIGAN RESOURCES, INC.


                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________


                                       KCS ENERGY MARKETING, INC.


                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________

                                    EXHIBIT V

                      [FORM OF TRANCHE B BORROWING REQUEST]

Canadian Imperial Bank of Commerce,
acting through its New York agency,
as Agent
425 Lexington Avenue, 7th Floor
New York, New York  10017
Attention: Marybeth Ross
           Syndications Group
Telecopy:  (212) 856-3763

      Re: Amended and Restated Credit Agreement dated as of December ____, 1998, by and among KCS Resources, Inc., KCS Michigan Resources, Inc., KCS Energy Marketing, Inc. (the "Borrower") Canadian Imperial Bank of Commerce, acting through its New York agency, as Agent, CIBC Inc. as Collateral Agent and the lenders signatory thereto from time to time (as amended, restated, or supplemented from time to time, the "Credit Agreement")

Ladies and Gentlemen:

            Pursuant to the Credit Agreement, the Borrowers hereby make the requests indicated below:

|_|   1.    |_| Tranche B Loans

      (a)   Amount of new Tranche B Loan: $____________

      (b)   Requested funding date: ____________, 19__

      (c)   $____________ of such Tranche B Loan is to be a Base Rate Loan; and

            $________________ of such Tranche B Loan is to be a LIBO Rate Loan.

      (d)   Requested Interest Period for LIBO Rate Loan: ____ months.

|_|   3.    Continuation or conversion of LIBO Rate Loan maturing on _________

      (a) Amount to be continued as a LIBO Rate Loan is $_____________, with an Interest Period of ____ months; and

      (b)   Amount to be converted to a Base Rate Loan is $__________.

|_|   4.    Conversion of Base Rate Loan:

      (a)   Requested conversion date: ________, 19__.

      (b) Amount to be converted to a LIBO Rate Loan is $_________, with an Interest Period of _____ months.

            Each of the undersigned certifies that [s]he is an authorized officer of such Borrower and as such [s]he is authorized to execute this request on behalf of such Borrower. The undersigned further represents, and warrants on behalf of such Borrower that such Borrower is entitled to receive the requested borrowing, continuation, or conversion under the terms and conditions of the Credit Agreement and, if this is a request for a borrowing other than a conversion into Base Rate Loans where no new funds are advanced, that no Default or Event of Default shall exist or will occur as a result of the making of such requested borrowing, continuation, or conversion.

            Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Credit Agreement.


                                       Very truly yours,

                                       KCS RESOURCES, INC.


                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________


                                       KCS MICHIGAN RESOURCES, INC.


                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________


                                       KCS ENERGY MARKETING, INC.


                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________

                                   EXHIBIT VI

                             TOTAL FACILITY AMOUNTS

----------------------------------------------------------------------------------------------------------
                                                                                            Total Facility
                   Tranche A       Tranche A      Tranche B     Tranche B        Total          Amount
                   Facility       Percentage       Facility     Percentage     Facility       Percentage
Name of Lender      Amount           Share          Amount        Share         Amount          Share
----------------------------------------------------------------------------------------------------------
Canadian
Imperial Bank of
Commerce, New
York Agency       $38,000,000     25.33333334%   $10,000,000       100%       $48,000,000     35.28888888%

----------------------------------------------------------------------------------------------------------
Bank One,
Texas, National
Association       $32,000,000     21.33333333%       N/A           N/A        $32,000,000     18.48888889%

----------------------------------------------------------------------------------------------------------
NationsBank of
Texas, N.A.       $32,000,000     21.33333333%       N/A           N/A        $32,000,000     18.48888889%

----------------------------------------------------------------------------------------------------------
Comerica Bank-
Texas             $24,000,000     16.00000000%       N/A           N/A        $24,000,000     13.86666667%

----------------------------------------------------------------------------------------------------------
Den Norske
Bank ASA          $24,000,000     16.00000000%       N/A           N/A        $24,000,000     13.86666667%

----------------------------------------------------------------------------------------------------------

                                   EXHIBIT VII

                        [FORM OF COMPLIANCE CERTIFICATE]

                               ____________, 19__

Canadian Imperial Bank of Commerce,
acting through its New York agency,
as Agent
425 Lexington Avenue, 7th Floor
New York, New York  10017
Attention: Marybeth Ross
           Syndications Group
Telecopy:  (212) 856-3763

      Re: Amended and Restated Credit Agreement dated as of December ______, 1998, by and among KCS Resources, Inc., KCS Michigan Resources, Inc., KCS Energy Marketing, Inc. (collectively, the "Borrowers"), Canadian Imperial Bank of Commerce, acting through its New York agency, as Agent, CIBC Inc. as Collateral Agent and the lenders signatory thereto from time to time (as amended, restated, or supplemented from time to time, the "Credit Agreement")

Ladies and Gentlemen:

            1. Pursuant to applicable requirements of the Credit Agreement, each of the undersigned, a Responsible Officer of a Borrower, hereby certifies to you on behalf of such Borrower the following information as true and correct as of the date hereof or for the period indicated, as the case may be:

      [(a) No Default or Event of Default exists as of the date hereof or has occurred since the date of our previous certification to you, if any.]

      [(a) The following Defaults or Events of Default exist as of the date hereof or have occurred since the date of our previous certification to you, if any, and the actions set forth below are being taken to remedy such circumstances:]

            2. Pursuant to applicable requirements of the Credit Agreement and the Guaranty, the undersigned, a Responsible Officer of the Guarantor, hereby certifies to you on behalf of the Guarantor that:


                                      VII-i

            As of the close of business on ___________, no default exists under Sections 5.4 or 5.5 of the Guaranty, as evidenced by the following:

            (i)   Section 5.4: Tangible Net Worth

                  Required                               Actual
                  --------                               ------
            Not less than $80,000,000 plus
            50% of positive Net Income and
            75% of net proceeds of equity offerings    $_____________

            (ii)  Section 5.5: Interest Coverage Ratio

                  Required                               Actual
                  --------                               ------
            Not less than 2.0 to 1.0                   _____ to 1.0

            Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Credit Agreement.

                                       Very truly yours,

                                       KCS RESOURCES, INC.


                                       By:______________________________________
                                       Printed Name:____________________________
                                       Title:___________________________________


                                       KCS MICHIGAN RESOURCES, INC.


                                       By:______________________________________
                                       Printed Name:____________________________
                                       Title:___________________________________


                                     VII-ii

                                       KCS ENERGY MARKETING, INC.


                                       By:______________________________________
                                       Printed Name:____________________________
                                       Title:___________________________________


                                       KCS ENERGY, INC.


                                       By:______________________________________
                                       Printed Name:____________________________
                                       Title:___________________________________


                                     VII-iii

                                  EXHIBIT VIII

                          OPINION OF BORROWERS' COUNSEL

                              December _____, 1998

To each Lender party
to the Credit Agreement
referenced below and
Canadian Imperial Bank
of Commerce, as Agent and
CIBC, Inc. as Collateral Agent

      Re: First Amended and Restated Credit Agreement dated as of December _____, 1998, by and among KCS Resources, Inc., KCS Michigan Resources, Inc., KCS Energy Marketing, Inc. (collectively, the "Borrowers"), Canadian Imperial Bank of Commerce, as Agent, CIBC Inc., as Collateral Agent and the lenders party thereto from time to time (the "Credit Agreement")

Ladies and Gentlemen:

            We have acted as counsel to the Borrowers and KCS Energy, Inc. (the "Guarantor") in connection with the transactions contemplated in the Credit Agreement. This Opinion is delivered pursuant to Section 3.1(m) of the Credit Agreement, and the Agent and the Lenders are hereby authorized to rely upon this Opinion in connection with the transactions contemplated in the Credit Agreement. Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Credit Agreement.

            In our representation of the Borrowers and the Guarantor, we have examined an executed counterpart of each of the following (the "Loan Documents"):

            (1) the Credit Agreement;

            (2) the Notes; and

            (3) the Guaranty.

            We have also examined the originals, or copies certified to our satisfaction, of such other records of the Borrowers and the Guarantor, certificates of public officials and officers of the Borrowers and the Guarantor, agreements, instruments, and documents as we have deemed necessary as a basis for the opinions hereinafter expressed.


                                     VIII-i

            In making such examinations, we have, with your permission, assumed:

            a) the genuineness of all signatures to the Loan Documents other than those of the Borrowers and the Guarantor;

            b) the authenticity and completeness of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies;

            c) the Agent and each Lender is authorized and has the power to enter into and perform its obligations under the Credit Agreement;

            d) the due authorization, execution, and delivery of all Loan Documents by each party thereto other than the Borrowers and the Guarantor; and

            e) the representations as to factual matters made by the Borrowers and the Guarantor in the Loan Documents are true and complete.

            Based upon the foregoing and subject to the qualifications set forth herein, we are of the opinion that:

            A. Each of the Borrowers and the Guarantor is a corporation duly organized, legally existing, and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation in the jurisdictions listed under its name on Schedule A, attached to and made a part of this Opinion. The execution and delivery by the Borrowers of the respective Security Instruments to which each Borrower is a party are within the power of each Borrower and have been duly authorized by all necessary corporate action.

            B. The execution and delivery by the Borrowers of the Credit Agreement and the borrowings thereunder, the execution and delivery by the Borrowers of the other Loan Documents to which each Borrower is a party, and the payment and performance of all obligations of the Borrowers thereunder are within the power of each Borrower, have been duly authorized by all necessary corporate action, and do not (a) require the consent of any Governmental Authority, (b) contravene or conflict with any Requirement of Law or the articles or certificate of incorporation, bylaws, or other organizational or governing documents of the Borrowers, (c) to our knowledge, contravene or conflict with any indenture, instrument, or other agreement to which any Borrower is a party or by which any Property of any Borrower may be presently bound or encumbered, or (d) to our knowledge, result in or require the creation or imposition of any Lien upon any Property of the Borrowers other than as contemplated by the Loan Documents.

            C. The execution and delivery of the Guaranty and the other Loan Documents executed by the Guarantor and the performance of all Obligations of the Guarantor thereunder are within the power of the Guarantor, have been duly authorized by all necessary corporate action, and do not (a) require the consent of any Governmental Authority, (b) contravene or conflict with any Requirement of Law or the articles or certificate of incorporation, bylaws, or other organizational or governing documents of the Guarantor, (c) to our knowledge, contravene or conflict with any


                                     VIII-ii
indenture, instrument, or other agreement to which the Guarantor is a party or by which any Property of the Guarantor may be presently bound or encumbered, or
(d) to our knowledge, result in or require the creation or imposition of any Lien upon any Property of the Guarantor other than as contemplated by the Loan Documents.

            D. The Credit Agreement, the Notes and the other Loan Documents which are governed by New York law to which each Borrower is a party constitute legal, valid, and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms.

            E. The Loan Documents to which the Guarantor is a party constitute legal, valid, and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with their respective terms.

            F. To our knowledge, except as disclosed in Exhibit X to the Credit Agreement, no litigation or other action of any nature affecting the Borrowers or the Guarantor is pending before any Governmental Authority or threatened against the Borrowers or the Guarantor, which, if determined adversely to such Borrower or the Guarantor, could reasonably be expected to have a Material Adverse Effect or affect any Borrower's or the Guarantor's ability to execute, deliver or perform in any material respect its obligations under the Loan Documents.

            G. No authorization, consent, approval, exemption, franchise, permit or license of, or filing (other than filing of Security Instruments in appropriate filing offices) with, any Governmental Authority or any other Person is required to authorize or is otherwise required in connection with the valid execution and delivery by the Borrowers and the Guarantor of those Loan Documents which are governed by New York Law, or the payment or performance by the Borrowers and the Guarantor of the Obligations arising pursuant to those Loan Documents entered into at Closing which are governed by New York law.

            H. No transaction contemplated by the Loan Documents is in violation of any regulations promulgated by the Board of Governors of the Federal Reserve System, including, without limitation, Regulations G, T, U, or X.

            I. No Borrower is, nor is any Borrower directly or indirectly controlled by or acting on behalf of any Person which is, an "investment company" or an "affiliated person" of an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            J. No Borrower is a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      The opinions expressed herein are subject to the following qualifications and limitations:

            We are licensed to practice law only in the States of New Jersey and New York and other jurisdictions whose laws are not applicable to the opinions expressed herein; accordingly, the


                                    VIII-iii
foregoing opinions are limited solely to the laws of the State of New Jersey, the State of New York, applicable United States federal law, and the corporation laws of the State of Delaware.

            The validity, binding effect, and enforceability of the Loan Documents or certain provisions thereof may be limited or affected by bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization, or other similar laws affecting rights of creditors generally, including, without limitation, judicial decisions, statutes or rules of law which limit the effect of waivers of rights by a debtor or guarantor and limit the permissible scope of indemnification agreements, provided, however, that the limitations and other effects of such statutes or rules of law, as currently in effect, upon the validity and binding effect of the Loan Documents should not differ materially from the limitations and other effects of such statutes or rules of law upon the validity and binding effect of credit agreements, promissory notes, subordination agreements and guaranties generally. No opinion is expressed with respect to the enforceability of any provisions that may purport to bind the Borrowers or the Guarantor to the waiver of any right or defense which by virtue of applicable law or equitable principle cannot be waived.

            The enforceability of the respective obligations of the Borrowers and the Guarantor under the Loan Documents is subject to general principles of equity (whether such enforceability is considered in a suit in equity or at law).

            Whenever our opinion is modified by the phrase "to our knowledge" it is based solely upon information which we have obtained in the course of our representation of the Borrowers and the Guarantor in matters to which we have devoted substantive attention, without any further investigation or inquiry.

            This Opinion is furnished by us solely for the benefit of the Agent and the Lenders in connection with the transactions contemplated by the Loan Documents and is not to be quoted in whole or in part or otherwise referred to or disclosed in any other transaction.

            This Opinion speaks as of the date hereof, and we disclaim any obligation to update this opinion to you.

            Very truly yours,


            ORLOFF, LOWENBACH, STIFELMAN & SIEGEL, P.A.


            By:__________________________________________
               Ralph M. Lowenbach, Vice President


                                     VIII-iv

                                   SCHEDULE A

                  JURISDICTIONS WHERE QUALIFIED TO DO BUSINESS

KCS ENERGY, INC.

New Jersey

KCS ENERGY MARKETING, INC.

Alabama
Arkansas
Louisiana
Michigan
Mississippi
Pennsylvania
Texas

KCS RESOURCES, INC.

Colorado
Illinois
Louisiana
Michigan
Mississippi
Montana
New Jersey
New Mexico
North Dakota
Texas
Wyoming

KCS MICHIGAN RESOURCES, INC.

Michigan


                                     VIII-v

                                   EXHIBIT IX

                       [FORM OF OPINION OF LOCAL COUNSEL]

                             ________________, 1998

To each of the Lenders party
to the Credit Agreement referenced
below, Canadian Imperial Bank
of Commerce, as Agent, and
CIBC Inc., as Collateral Agent

      Re: Amended and Restated Credit Agreement dated as of December ______, 1998, by and among KCS Resources, Inc., KCS Michigan Resources, Inc., KCS Energy Marketing, Inc. (collectively, the "Borrowers"), Canadian Imperial Bank of Commerce, as Agent, CIBC Inc., as Collateral Agent, and the lenders party thereto from time to time (the "Credit Agreement")

Ladies and Gentlemen:

      We have acted as special counsel in the State of __________ (the "State") to the Borrowers (the "Mortgagor") in connection with the transaction described below executed pursuant to the Credit Agreement. In such capacity, we furnish this opinion with the intention and understanding that it is relied upon by each of the lenders party to the Credit Agreement (the "Lenders"), Canadian Imperial Bank of Commerce, as agent for the Lenders (the "Agent") and CIBC Inc., as Collateral Agent for the Lenders (the "Collateral Agent"), in the closing of the transactions provided for in the Credit Agreement.

                                MATERIAL EXAMINED

      As such counsel and in connection with this opinion, we have examined an executed counterpart of the Ratification of and Amendment to Open-End Line of Credit Mortgage, Deed of Trust, Indenture, Security Agreement, Financing Statement, and Assignment of Production of the Collateral Agent (the "Ratification"). Capitalized words and phrases not otherwise defined herein have the meaning specified in the Ratification.

                                   ASSUMPTIONS

      In connection with this opinion we have, with your permission, assumed the following:

      (a) Each of the Ratification, the Credit Agreement, the Notes and other Loan Documents has been duly authorized, executed and delivered by the parties thereto and each such instrument constitutes the legal, valid and binding obligations of such parties, [other than Mortgagor], enforceable against such parties, [other than Mortgagor], in accordance with its respective terms;

      (b) The Ratification as executed by the parties thereto conforms to the execution counterparts of such documents received in connection with the issuance of this opinion.

      (c) The Mortgagor and each of the Lenders are, to the extent necessary, duly formed entities and are duly qualified to transact business in the State of _________; and the Mortgagor, Mortgagee and each of the Lenders are, to the extent necessary, duly qualified to own interests in the types of property comprising the Mortgaged Property, including interests in leases, easements, rights-of-way and other interests issued by federal, state, tribal or local governmental bodies, authorities and agencies;

      (d) The parties to the Ratification are not subject to any special laws, regulations or other restrictions that are not generally applicable to parties participating in transactions of the type provided for by the Ratification;

      (e) Neither the execution, the delivery nor the performance of the Ratification by any party thereto will result in any violation of or be in conflict with or constitute a default under the charter, bylaws or other governing documents of such party, or any other document or instrument to which such party is a party and that each party's execution and delivery of the Ratification and the instruments referenced therein have been duly authorized;

      (f) No party to the Ratification is in violation of any order, judgment or decree of any court, arbitration or governmental authority, the consequences of which violation would affect the validity or enforceability of any of the Ratification;

      (g) A loan is outstanding and funds have been advanced under the Credit Agreement and the promissory notes described in the Ratification; that value has been given by the Lenders to the Borrowers within the meaning of the UCC in the State; and there is otherwise adequate consideration for the transactions referenced in the Ratification;

      (h) All signatures are genuine, all documents and instruments submitted to us are authentic and all documents and instruments submitted to us as photocopies, telecopies or facsimiles conform to the original documents and instruments;

      (i) The Mortgages have been recorded in each county of the State of ______________ necessary for them to be recorded to create or perfect the liens and interests described therein.

                                     OPINION

      Based solely upon the foregoing and subject to the comments, qualifications and other matters set forth herein, it is our opinion that:

      1. The Ratification constitutes legal, valid and binding obligations of the Mortgagor, enforceable against the Mortgagor in accordance with its terms.

      2. The Ratification is in form sufficient to amend the Mortgages (as such term is defined in the Ratification by reference to Schedule I of the Ratification ("Schedule I")), and to renew, extend and carry forward the liens and security interests arising under such Mortgages (the "Liens") in the Mortgaged Property described therein in favor of the Collateral Agent.

      3. The Ratification is in proper form for recording in the real property records maintained by the Clerk or Recorder of the applicable counties identified on Schedule I.

      4. Upon recordation and filing of the Ratification in the applicable counties where Mortgages have been recorded and filed as set forth in Schedule I to the Ratification, the Ratification will (i) amend the Mortgages; and (ii) renew, extend and carry forward the Liens in favor of the Collateral Agent created under the Mortgages to secure the Notes and all other indebtedness described in the Ratification.

      5. The recording of the Ratification in each office of each county in the State of ___________ in which the Mortgages were recorded are the only recordings in the State of ___________ necessary in connection with the renewing, extending and carrying forward of the Liens and other rights created under the Mortgages. No other documents or instruments need be recorded or filed in any public office in the State of ___________ for the validity and enforceability of the Mortgages (as amended by the Ratification) or to permit the Collateral Agent to enforce in the State of _____________ its rights under the Mortgages as amended by the Ratification.

      6. No consent of or filing with any governmental authority or agency of the State of ___________ or any county therein is required in connection with the execution and delivery of the Ratification by the Mortgagor.

      7. The execution, delivery and filing of the Loan Documents will not conflict with any regulation, existing law, or any rule of any state regulatory body, administration, agency or other governmental body in the State of
____________________.

      8. No state or local transfer tax, stamp tax or other fee, tax or governmental charge (other than filing and recording fees imposed by law) is required to be paid in the State of ___________ in connection with the execution, delivery, filing or recording of the Loan Documents.

                                       Very truly yours,

                                    EXHIBIT X

                                   DISCLOSURES

                                    EXHIBIT X

                                   DISCLOSURES

Section 4.4 Existing Indebtedness

                        1. Loans outstanding under the Initial Agreement as setforth within the books and records of the Agent and Lenders as of the Closing Date.
                        2. Subsidiary Guarantor of $150 million 11% Senior Notes due 2003 as more specifically described within the defined term Public Debt
                        3. Subsidiary Guarantor of $125 million 8-7/8% Senior Subordinated Notes due 2008 as more specifically described within the defined term Public Debt.

Section 4.9       Liabilities and Litigation

                        1.    Liabilities - none
                        2.    Litigation
                                 a.    Royalty Suits - See attached Schedule A

Section 4.14      Environmental Laws - None

Section 4.19      Refunds - None

Section 4.20      Gas Contracts - None

Section 4.22      Labor Matters - None

Section 4.23      Casualties - None

Section 4.25      Subsidiaries - See attached Schedule B

Section 5.4       Approved Petroleum Engineers

                        H.J. Gruy & Associates, Inc.
                        R.A. Lenser and Associates, Inc.
                        Netherland, Sewell & Associations
                        Ryder Scott Company

                            SCHEDULE A TO EXHIBIT X                   Pg. 1 of 2


Royalty Suits

      The Company is a party to six lawsuits in the Texas State Courts involving various claims asserted by various holders of royalty interests under leases on the acreage that was dedicated to the Tennessee Gas Contract or pooled therewith. One suit involves claims by the holder of an overriding royalty interest in the dedicated acreage of certain rights in the Tennessee Gas Contract. Of the other five (the "Royalty Basis Suits"), one seeks a declaratory judgment on the royalty payment basis for non-dedicated acreage in which the Company owns no interest. The other four suits seek declaratory judgments to determine whether royalties payable to the holders of landowner royalty interests in the dedicated acreage should be based on the net proceeds received by the Company for gas sales under the Tennessee Gas Contract or on the spot market price. The Company paid royalties based upon the spot market price to the holders of royalty interests (other than the overriding royalty interest) because the Company's leases, which cover only dedicated acreage, have market value royalty provisions.

      Initially, there were three Royalty Basis Suits, one in Dallas County, Texas, in which the Company is a co-plaintiff and two subsequently filed suits in Zapata County, Texas, in which the Company is a co-defendant (the "Las Blancas Suit" and the "Gonzalez Suit"). The Dallas suit was subsequently split into four separate lawsuits, based on issues concerning (I) the dedicated acreage in the Guerra "A" and Guerra "B" Units (the "Los Santos Suit"), (2) the non-dedicated acreage in those Units (the "Collins Suit"), in which the Company has no interests, (3) the Jesus Yzaguirre Unit, which consists entirely of dedicated acreage owned only by the Company (the "Jesus Yzaguirre Suit"), and
(4) the overriding royalty interest in the dedicated acreage (the "Matthews Suit").

      On March 4,1997, the bolder of an overriding royalty interest filed a claim against the Company and its co-lessees in the Matthews Suit, alleging breach of dunes arising from the termination of the Tennessee Gas Contract and for certain tortious acts. Effective January 23, 1998, the Company and the royalty holder settled their disputes. On February 3, 1998, the Company and its co-lessees were dismissed from the Matthews Suit. In addition, in May 1997, the Gonzalez Suit was dismissed and in October 1997 the Las Blancas Suit was dismissed.

      The Los Santos Suit and the Jesus Yzaguirre Suit have resulted in separate summary judgments in favor of the Company's position that royalty payments based upon the spot market price are all that is required to be paid under the leases and dismissal of the royalty owners counterclaims and affirmative defenses. In early 1997, the summary judgment in the Los Santos Suit was appealed to the Fifth Court of Appeals in Dallas by the royalty holders, who have requested oral argument on eleven points of error. These points of error concern the granting of summary judgment against them on issues of lease provisions on market value royalties; counterclaims and affirmative defenses of fraud, negligent misrepresentations, conspiracy and estoppel; denial of their efforts to supplement summary judgment evidence; denial of efforts to transfer venue to Zapata County; failure to abate the Dallas lawsuit in favor of the two lawsuits filed by them in Zapata County; and the entry of final judgment in favor of the Company and its co-plaintiffs.

      In the Jesus Yzaguirre Suit, certain of the royalty owners counterclaimed against the Company, asserting that the largest lease contained therein had terminated in December 1975, and that they were entitled to the Tennessee Gas Contract Price because of the execution of certain division orders in 1992 that allegedly varied the market value royalty provision of their lease. On May 30, 1997, the Company and these royalty owners reached a settlement of the lease termination claims, and on June 2, 1997, this issue was dismissed from the Jesus Yzaguirre Suit. On June 17, 1997, the Company and the royalty owners moved for summary judgment on the issue of the effect of division orders. The trial judge granted the Company's motion and denied the competing motion on August 12, 1997. On October 29, 1997, a final judgment was signed, and on November 19, 1997, the royalty owners gave notice of their appeal to the Fifth Court of Appeals in Dallas, Texas. The appellate record has been filed and the royalty owners' brief was filed with the Fifth Court of Appeals on March 18, 1998. The Company will file its brief in response to the royalty owners' various points of error and legal arguments early in the second quarter of 1998.

      Given the inherent uncertainties of appellate matters and notwithstanding that the Company's position on the market value and other issues is based upon established decisional law in Texas, the Company is unable to provide any assurance of a favorable outcome of the appeals from the summary judgments and evidentiary rulings in the Los Santos Suit and the Jesus Yzaguirre Suit, inasmuch as the Appellants in each appeal can obtain a reversal and remand for plenary trial upon showing that summary judgment was improper because there exists an issue of material fact.

                                                                      Pg. 2 of 2


      The aggregate amount at issue in the Los Santos and Jesus Yzaguirre Suits, apart from certain tort counterclaims and affirmative defenses alleged by the landowner royalty holders, is a function of the quantity of natural gas for which Tennessee Gas paid at the contract price. As of January 1, 1997 (the date of the termination of the Tennessee Gas Contract) the amount of natural gas taken by Tennessee Gas attributable to the royalty interests involved in the Royalty Basis Suits was approximately 3.8 Bcf for which royalties have been paid by the Company at the average price of approximately $1.63 per Mcf, net of severance tax, compared to the average Tennessee Gas Contract price of approximately $7.60 per Mcf, net of severance tax. Consequently, if the Company loses in its litigation with these royalty interest owners on these claims the Company faces a maximum liability in the Royalty Basis Suits of approximately $22.7 million, plus interest thereon, at December 31, 1997.

                             SCHEDULE B TO EXHIBIT X

                                                                      Pg. 1 of 1

                             SCHEDULE B TO EXHIBIT A

                      KCS ENERGY, INC. LIST OF SUBSIDIARIES

                                    TYPE OF                                             PERCENTAGE   DATE ACQUIRED        DOMESTIC
NAME                                OPERATIONS                                          OWNED        OR CREATED           OR FOREIGN
KCS Medallion Resources, Inc.       Oil and gas exploration and production              100%         01/03/97 Acquired    Delaware

Proliq, Inc.                        Holding company                                     100%         04/27/88 Acquired    New Jersey

KCS Resources, Inc.                 Oil and gas exploration and production              100%         10/01/93 Created     Delaware

KCS Michigan Resources, Inc.        Oil and gas exploration and production              100%         09/28/95 Created     Delaware

KCS Energy Services, Inc.           Purchase and sales of oil and gas properties/VPP    100%         09/24/96 Created     Delaware

National Enerdrill                  Limited partner in drilling rig partnership         100%         04/27/88 Acquired    New Jersey

Medallion Gas Services, Inc.        Natural gas marketing                               100%         01/03/97 Acquired    Oklahoma

PROLIQ, INC. SUBSIDIARY

KCS Energy Marketing, Inc.          Natural gas marketing/VPP                           100%         08/02/79 Created     New Jersey

KCS MEDALLION RESOURCES, INC. SUBSIDIARY

Medallion California Properties Co. Oil and gas exploration and production              100%         01/03/97 Acquired    Texas

                                   EXHIBIT XI

                    Description of the Bayou Carlin Prospect

See Exhibit A to the Act of Mortgage and Security Agreement Securing Future Obligations executed and delivered by KCS Resources, Inc. at the Closing pursuant to Section 3.1 (f) (i) of the Credit Agreement.

                                   EXHIBIT XII

                      Description of Franklin Deep Prospect

See Exhibit A to the Act of Mortgage and Security Agreement Securing Future Obligations executed and delivered by KCS Resources, Inc. at the Closing pursuant to Section 3.1 (f) (i) of the Credit Agreement.


                                      XII-i

                                  EXHIBIT XIII

                Description of Supplemental KMR Working Interests

See Exhibit A to the Mortgage, Deed of Trust, Indenture, Security Agreement, Financing Statement and Assignment of Production executed and delivered by KCS Michigan Resources, Inc. at the Closing pursuant to Section 3.1 (f)(i) of the Credit Agreement.


                                     XIII-i

                                   EXHIBIT XIV

                             RATIFICATION, AMENDMENT
                           AND RESTATEMENT OF GUARANTY

            This RATIFICATION, AMENDMENT AND RESTATEMENT OF GUARANTY (this "Guaranty") dated effective as of December __, 1998, is by KCS Energy, Inc., a Delaware corporation (the "Guarantor") in favor of the lenders party to the Credit Agreement (as such term is defined below) from time to time (together with their respective successors and assigns as permitted pursuant to the Amended and Restated Credit Agreement referred to below, the "Lenders"), and Canadian Imperial Bank of Commerce, a Canadian chartered bank, acting through its New York Agency, as agent for the Lenders pursuant to the Credit Agreement (in such capacity, together with its successors in such capacity pursuant to the terms of the Credit Agreement, the "Agent").

                              W I T N E S S E T H :

            WHEREAS, pursuant to the terms and conditions of the Credit Agreement dated September 25, 1996, as the same was amended pursuant to the First Amendment to Credit Agreement dated July 1, 1997, and as the same was further amended pursuant to Second Amendment to Credit Agreement dated March 24, 1998, and as the same was further amended pursuant to the Third Amendment to Credit Agreement dated November 12, 1998, and effective as of September 30, 1998, by and among KCS Resources, Inc. ("KRI"), a Delaware corporation, KCS Pipeline Systems, Inc. ("KCS Pipeline"), then a Delaware corporation and now merged into KRI, KCS Michigan Resources, Inc. ("KCS Michigan"), a Delaware corporation, and KCS Energy Marketing, Inc. ("KCS Marketing"), a New Jersey corporation (other than KCS Pipeline, each individually a "Borrower" and collectively, the "Borrowers"), the Agent, CIBC Inc., as Collateral Agent (the "Collateral Agent"), and the Lenders (collectively the "Initial Agreement"), the Lenders agreed to extend credit to or for the benefit of the Borrowers; and

            WHEREAS, pursuant to the terms and conditions of the First Amended and Restated Credit Agreement of even date herewith by and among the Borrowers, the Lenders, the Agent and the Collateral Agent (the "Amended and Restated Credit Agreement"), the terms and provisions of the Initial Agreement have been amended and restated to create an additional credit facility tranche and commitment and to make certain other amendments to the Initial Agreement, all as set forth therein; and

            WHEREAS, the Guarantor has heretofore executed that certain Guaranty dated September 25, 1996, in favor of the Lenders and Canadian Imperial Bank of Commerce as agent for the Lenders pursuant to the Initial Agreement (as heretofore amended, restated or supplemented, the "Prior CIBC Guaranty") guaranteeing all Obligations of the Borrowers to the Lenders under the Initial Agreement (as such term is defined in the Initial Agreement); and


                                      XIV-i

            WHEREAS, the Guarantor, as the ultimate sole shareholder of the Borrowers, will derive substantial direct and indirect benefits from the extension of credit to the Borrowers pursuant to the Amended and Restated Credit Agreement; and

            WHEREAS, pursuant to the Amended and Restated Credit Agreement and as an inducement to the Lenders to extend credit to the Borrowers pursuant to the Amended and Restated Credit Agreement, the Guarantor has agreed to execute this Guaranty in favor of the Agent for the benefit of the Lenders.

            NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree that the obligations of Guarantor described in, arising under and in connection with the Prior CIBC Guaranty are hereby ratified, reaffirmed, renewed and extended and the Prior CIBC Guaranty is hereby amended and restated in its entirety to read as follows:

                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

            1.1 Terms Defined Above. As used in this Guaranty, each of the terms "Agent," "Amended and Restated Credit Agreement," "Borrower," "Borrowers," "Collateral Agent," "Guarantor," "Guaranty," "Initial Agreement," "KCS Marketing," "KCS Michigan," "KCS Pipeline," "KRI," "Lenders," and "Prior CIBC Guaranty," shall have the meaning assigned to such term hereinabove.

            1.2 Terms Defined in Amended and Restated Credit Agreement. Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Amended and Restated Credit Agreement.

            1.3 Additional Defined Terms. As used in this Guaranty, each of the following terms shall have the meaning assigned thereto in this Section, unless the context otherwise requires:

            "Guaranteed Indebtedness" shall mean the Indebtedness and other obligations as to which payment is guaranteed by the Guarantor hereunder pursuant to Section 2.1.

            "Subsidiaries" shall mean all Subsidiaries (as defined in the Amended and Restated Credit Agreement) of the Guarantor.

            1.4 Undefined Financial Accounting Terms. Undefined financial accounting terms used in this Guaranty shall have the meanings assigned to such terms according to GAAP.

            1.5 References. The words "hereby," "herein," "hereinabove," "hereinafter," "hereinbelow," "hereof," "hereunder," and words of similar import when used in this Guaranty shall


                                     XIV-ii
refer to this Guaranty as a whole and not to any particular Article, Section, or provision of this Guaranty. References in this Guaranty to Article or Section numbers are to such Articles or Sections of this Guaranty unless otherwise specified. References in this Agreement to "includes" or "including" shall mean "includes, without limitation," or "including, without limitation," as the case may be.

            1.6 Articles and Sections. This Guaranty, for convenience only, has been divided into Articles and Sections; and it is understood that the rights and other legal relations of the parties hereto shall be determined from this instrument as an entirety and without regard to the aforesaid division into Articles and Sections and without regard to headings prefixed to such Articles or Sections.

            1.7 Number and Gender. Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated.

            1.8 Knowledge. As used herein "knowledge" or "knowledge and belief" of the Guarantor shall mean the knowledge of any officer of the Guarantor.

                                   ARTICLE II

                                    GUARANTY

            2.1 Guaranty. The Guarantor unconditionally guarantees to the Agent and the Lenders the prompt payment and performance when due (whether at stated maturity, by acceleration, or otherwise) of the Obligations.

            2.2 Absolute, Complete, and Continuing Guaranty. This is an absolute, complete, and continuing Guaranty; and no notice of the Obligations, the making of any Loans, the issuance of any Letter of Credit, the making of any Letter of Credit Payment, or any extension of credit now or hereafter contracted by or extended to the Borrowers need be given to the Guarantor. The grant of any Liens by the Guarantor shall not in anyway limit or be construed as limiting the Agent or the Collateral Agent to collect payment of any liability of the Guarantor incurred hereby from the Collateral, but it is expressly understood and provided that the liability of the Guarantor hereunder shall constitute the absolute and unconditional obligation of the Guarantor. The Borrowers and the Lenders may, in accordance with the terms of the Amended and Restated Credit Agreement, rearrange, extend, increase and/or renew all or any portion of the Obligations without notice to the Guarantor; and in such event, the Guarantor shall remain fully bound hereunder for payment of the Guaranteed Indebtedness. The obligations of the Guarantor hereunder shall not be released, impaired, or diminished by any amendment, modification, or alteration of any Loan Document, except as may be expressly provided in any such amendment, modification, or alteration. The


                                     XIV-iii

Guarantor shall remain liable under this Guaranty regardless of whether the Borrowers or any other guarantor be found not liable on all or any part of the Obligations for any reason, including, without limitation, insanity, minority, disability, bankruptcy, insolvency, death, liquidation, or dissolution, even though rendering all or any part of the Obligations void, unenforceable, or uncollectible as against the Borrowers or any other guarantor. This Guaranty shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Indebtedness is rescinded or must otherwise be returned by the Agent or any Lender upon the insolvency, bankruptcy, or reorganization of the Borrowers or otherwise, all as though such payment had not been made and will, thereupon, guarantee payment of such amount as to which refund or restitution has been made, together with interest accruing thereon subsequent to the date of refund or restitution at the applicable rate under the Amended and Restated Credit Agreement and collection costs and fees (including, without limitation, reasonable attorneys' fees) applicable thereto.

            2.3 Liability Not Impaired. The liabilities and obligations of the Guarantor hereunder shall not be affected or impaired by (a) the failure of the Agent, the Collateral Agent or any other Person to exercise diligence or reasonable care in the preservation, protection, or other handling or treatment of all or any part of the Collateral, (b) the failure of any Lien intended to be granted or created to secure all or any part of the Obligations to be properly perfected or created or the unenforceability of any Lien for any other reason, or (c) the subordination of any such Lien to any other Lien.

            2.4 Primary Liability. The liability of the Guarantor for the payment of the Guaranteed Indebtedness shall be primary and not secondary.

            2.5 Security; Additional Guarantees. The Guarantor authorizes the Agent and the Lenders, without notice to or demand upon the Guarantor and without affecting the liability of the Guarantor hereunder, (a) to take and hold security voluntarily provided by any Person as security for the payment of all or any portion of the Guaranteed Indebtedness and the other Obligations, and to exchange, enforce, waive, and/or release any such security; (b) to apply such security and direct the order or manner of sale thereof as the Agent, the Collateral Agent or the Lenders in their discretion may determine; and (c) to obtain a guaranty of all or any portion of the Guaranteed Indebtedness and the other Obligations from any one or more other Persons and to enforce, waive, rearrange, modify, limit, or release at any time or times such other Persons from their obligations under such guaranties, whether with or without consideration.

            2.6 Waivers. The Guarantor waives any right to require the Agent, the Collateral Agent or any Lender to (a) proceed against the Borrowers or make any effort at the collection of the Guaranteed Indebtedness from the Borrowers or any other guarantor or Person liable for all or any part of the Guaranteed Indebtedness, (b) proceed against or exhaust any collateral securing the Guaranteed Indebtedness, or (c) pursue any other remedy in the power of the Agent, the Collateral Agent or any Lender. The Guarantor further waives any and all rights and remedies of suretyship. The Guarantor waives any defense arising by reason of any disability, lack of corporate authority or power, or other defense of the Borrowers or any other guarantor of all or any part of the Obligations. The Guarantor expressly waives all notices of any kind, presentment for payment, demand for payment, protest, notice of protest, notice of intent to accelerate maturity, notice of


                                     XIV-iv
acceleration of maturity, dishonor, diligence, notice of any amendment of any Loan Document, notice of any adverse change in the financial condition of the Borrowers, notice of any adjustment, indulgence, forbearance, or compromise that might be granted or given by the Agent, the Collateral Agent or any Lender to the Borrowers, and notice of acceptance of this Guaranty, acceptance on the part of the Agent being conclusively presumed by its request for this Guaranty and the delivery of this Guaranty to the Agent. The liability and obligations of the Guarantor hereunder shall not be affected or impaired by any action or inaction by the Agent, the Collateral Agent or any Lender in regard to any matter waived or notice of which is waived by the Guarantor in this Guaranty.

            2.7 Pursuit of Remedies. The Agent, the Collateral Agent and the Lenders may pursue any remedy without altering the obligations of the Guarantor hereunder and without liability to the Guarantor, even though the pursuit of such remedy may result in the loss by the Guarantor of rights of subrogation or to proceed against others for reimbursement or contribution or any other right.

            2.8 Status of Borrowers. Should the status of the Borrowers change in any way, as a result of reorganization or dissolution, any sale, lease, or transfer of any or all of the assets of the Borrowers, any change in the shareholders, partners, or members of the Borrowers or otherwise, this Guaranty shall continue and shall cover the Guaranteed Indebtedness under the new status. This Section shall not, however, be construed to authorize any action by the Borrowers otherwise prohibited under the Amended and Restated Credit Agreement or any other Loan Document.

            2.9 Independent Review; Solvency. The Guarantor is familiar with and has independently reviewed the books and records regarding the financial condition of the Borrowers and is familiar with the value of any and all property intended as Collateral; however, the Guarantor is not relying on such financial condition or such Collateral as an inducement to enter into this Guaranty. The Guarantor acknowledges that it is not relying on any representations (oral or otherwise) of the Agent, the Collateral Agent, any Lender or any other Person except as may be expressly described in this Guaranty. As of the date hereof, and after giving effect to this Guaranty and the contingent obligations evidenced hereby, the Guarantor is and will be solvent, and has and will have Property which, valued fairly, exceed the obligations, debts, and liabilities of the Guarantor, and has and will have Property sufficient to satisfy, repay, and discharge the same.

            2.10 Enforcement Costs. If the Guaranteed Indebtedness is not paid by the Guarantor when due, as required herein, and this Guaranty is placed in the hands of an attorney for collection or is enforced by suit or through probate or bankruptcy court or through any other judicial proceedings, the Guarantor shall pay to the Agent an amount equal to the reasonable attorneys' fees and collection costs incurred by the Agent, the Collateral Agent or any Lender in the collection of the Guaranteed Indebtedness.


                                      XIV-v

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

            To induce the Agent, the Collateral Agent and the Lenders to enter into the Amended and Restated Credit Agreement and to make Loans to or for the benefit of and to issue Letters of Credit for the account of the Borrowers, the Guarantor represents and warrants to the Agent (which representations and warranties shall survive the delivery of this Guaranty and the other Loan Documents) that:

            3.1 Due Authorization. The execution and delivery by the Guarantor of this Guaranty and each other Loan Document to which the Guarantor is a party and the performance of all obligations of the Guarantor hereunder and thereunder are within the power of the Guarantor, have been duly authorized by all necessary corporate action, and do not and will not (a) require the consent of any Governmental Authority to be obtained by the Guarantor, (b) contravene or conflict with any Requirement of Law applicable to the Guarantor or the articles or certificate of incorporation, bylaws, or other organizational or governing documents of the Guarantor, (c) contravene or conflict with any material indenture, instrument, or other agreement, or any indenture, instrument, or other agreement that, when aggregated with other such agreements, is material, to which the Guarantor is a party or by which any Property of the Guarantor may be presently bound or encumbered, except as could not reasonably be expected to have a Material Adverse Effect, or (d) result in or require the creation or imposition of any Lien in, upon or of any Property of the Guarantor under any such indenture, instrument, or other agreement, other than such Loan Documents.

            3.2 Corporate Existence. The Guarantor is a corporation duly organized, legally existing, and in good standing under the laws of the State of Delaware and is duly qualified as a foreign corporation and is in good standing in all jurisdictions wherein the ownership of Property or the operation of its business necessitates same, other than those jurisdictions wherein the failure to so qualify will not have a Material Adverse Effect.

            3.3 Valid and Binding Obligations. This Guaranty and each other Loan Document to which the Guarantor is a party, when duly executed and delivered by the Guarantor, will be the legal, valid, and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its respective terms except as limited by bankruptcy, insolvency, or similar laws affecting generally the rights of creditors and general principles of equity, whether applied by a court of law or equity.

            3.4 Scope and Accuracy of Financial Statements. The Financial Statements of the Guarantor and its Subsidiaries as of December 31, 1997 and September 30, 1998 (subject, in the case of the Financial Statements as of September 30, 1998, to normal year-end audit adjustments), present fairly the financial position and results of operations and cash flows of the Guarantor and its Subsidiaries in accordance with GAAP as at the relevant point in time or for the period indicated, as applicable. No event or circumstance has occurred since September 30, 1998, except for the


                                     XIV-vi
material decline of oil and gas prices generally, which could reasonably be expected to have a Material Adverse Effect.

            3.5 No Material Misstatements. All written estimates, projections and forecasts furnished by or on behalf of the Guarantor to the Agent, the Collateral Agent or any of the Lenders for purposes of or in connection with this Guaranty, or in connection with any extension of credit under the Amended and Restated Credit Agreement, were and will be prepared on the basis of the good faith estimate of the Guarantor's senior management concerning probable financial condition and performance based on assumptions, data, tests or conditions believed to be reasonable or to represent industry conditions existing at the time such estimates, projections or forecasts were made. No other information, exhibit, statement, or report furnished to the Agent, the Collateral Agent or any Lender by or at the direction of the Guarantor in connection with this Guaranty or any other Loan Document contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading as of the date made or deemed made.

            3.6 Litigation. Except as set forth under the heading "Litigation" on Exhibit X to the Amended and Restated Credit Agreement, no litigation or other action of any nature is pending before any Governmental Authority or, to the best knowledge of the Guarantor, threatened, against or affecting (a) any Collateral, or, in the case of Environmental Laws, any real Property of the Guarantor or the facilities located and the operations conducted thereon, which, if determined adversely to the Guarantor, could reasonably be expected to have a Material Adverse Effect, (b) the Guarantor's ability to enter into, execute, deliver or perform in any material respect its obligations under the Loan Documents to which it is a party, (c) the Guarantor, which, if determined adversely to the Guarantor, could reasonably be expected to result in any judgment or liability, individually or when aggregated with all other such judgments or liabilities, which could reasonably be expected to have a Material Adverse Effect and which is not fully covered by insurance (exclusive of any deductible amount related to such insurance, which deductible amount is customary for Persons engaged in similar businesses), or (d) the Guarantor, which if determined adversely to the Guarantor, could reasonably be expected to result in any other Material Adverse Effect.

            3.7 Default. Neither any Borrower nor the Guarantor is in default of, and no event has occurred which, with the lapse of time or giving of notice, or both, could result in such a default of, (i) any charter document or bylaws of any Borrower or the Guarantor, or (ii) any agreement or obligation other than an agreement or obligation evidencing or relating to Debt to which any Borrower or the Guarantor is a party or by which any Property of any Borrower or the Guarantor may be bound, pursuant to which the obligations of the Guarantor and the Borrowers in the aggregate under any of such agreements, or the obligations secured thereby, exceed $2,500,000, except such as are being contested in good faith and as to which such reserve as may be required by GAAP shall have been made therefor.

            3.8 ERISA. No Reportable Event has occurred with respect to any Single Employer Plan, and each Single Employer Plan has complied with and been administered in all material respects in accordance with applicable provisions of ERISA and the Code. To the best knowledge of the Guarantor, (a) no Reportable Event has occurred with respect to any


                                     XIV-vii

Multiemployer Plan, and (b) each Multiemployer Plan has complied with and been administered in all material respects with applicable provisions of ERISA and the Code. Each Plan satisfied the minimum funding requirements under ERISA and the Code as of the last annual valuation date applicable thereto. Neither the Guarantor nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan for which there is any withdrawal liability. As of the most recent valuation date applicable to any Multiemployer Plan, neither the Guarantor nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Guarantor or such Commonly Controlled Entity were to withdraw completely from such Multiemployer Plan. Neither the Guarantor nor any Commonly Controlled Entity has received notice that any Multiemployer Plan is Insolvent or in Reorganization. To the best knowledge of the Guarantor, no such Insolvency or Reorganization which could reasonably be expected to have a Material Adverse Effect is likely to occur. Based upon GAAP existing as of the date of this Guaranty and current factual circumstances, the Guarantor has no reason to believe that the annual cost during the term of this Guaranty to the Guarantor and all Commonly Controlled Entities for post-retirement benefits to be provided to the current and former employees of the Guarantor and all Commonly Controlled Entities under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) will, in the aggregate, have a Material Adverse Effect.

            3.9 Proper Filing of Tax Returns; Payment of Taxes Due. The Guarantor has duly and properly filed its United States income tax returns and all other tax returns which are required to be filed and has paid all taxes shown to be due thereon, except such as are being contested in good faith and as to which adequate provisions and disclosures have been made and except such returns of which the failure to file has not had or would not have a Material Adverse Effect. The respective charges and reserves on the books of the Guarantor with respect to taxes and other governmental charges are adequate.

            3.10 Authorizations; Consents. Except as expressly contemplated by the Loan Documents, no authorization, consent, approval, exemption, franchise, permit, or license of, or filing with, any Governmental Authority or any other Person is required to be obtained by the Guarantor to authorize, or is otherwise required in connection with, the valid execution and delivery by the Guarantor of this Guaranty or any other Loan Document or the payment and performance by the Guarantor of the Guaranteed Indebtedness.

            3.11 Compliance with Federal Reserve Regulations. No transaction contemplated by the Loan Documents is in violation of any regulations promulgated by the Board of Governors of the Federal Reserve System, including Regulations G, T, U, or X.

            3.12 Investment Company Act Compliance. The Guarantor is not, nor is the Guarantor directly or indirectly controlled by or acting on behalf of any Person which is, an "investment company" or an "affiliated person" of an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            3.13 Public Utility Holding Company Act Compliance. The Guarantor is not a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a


                                    XIV-viii

"holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            3.14 Subsidiaries. As of the Closing Date, the Guarantor has no Subsidiaries other than those described on Exhibit X to the Amended and Restated Credit Agreement under the heading "Subsidiaries." The Guarantor is not a general partner or joint venturer or has partnership or joint venture interests in any Person.

                                   ARTICLE IV

                              AFFIRMATIVE COVENANTS

            Unless agreed in writing by the Agent to the contrary, the Guarantor covenants, so long as any Obligation remains outstanding or unpaid or any Commitments exist, to:

            4.1 Maintenance and Access to Records. Keep adequate records, in accordance with GAAP, of all its transactions so that at any time, and from time to time, its true and complete financial condition may be readily determined, and promptly following the reasonable request of the Agent, the Collateral Agent or any Lender, make such records available at the Guarantor's place of business upon reasonable prior notice, during normal business hours, for inspection by the Agent, the Collateral Agent or any Lender and, at the expense of the Guarantor, allow the Agent, the Collateral Agent or any Lender to make and take away copies thereof.

            4.2 Quarterly Financial Statements; Compliance Certificates. Deliver to the Agent, to the extent not previously delivered by any Borrower, on or before the 45th day after the close of each of the first three quarterly periods of each fiscal year of the Guarantor, Sufficient Copies of the unaudited consolidated and consolidating Financial Statements of the Guarantor and its Subsidiaries as at the close of such quarterly period and from the beginning of such fiscal year to the end of such period, such Financial Statements to be certified by a Responsible Officer of the Guarantor as having been prepared in accordance with GAAP consistently applied and as a fair presentation of the condition of the Guarantor and its Subsidiaries, subject to changes resulting from normal year-end audit adjustments, and a Compliance Certificate.

            4.3 Annual Financial Statements. Deliver to the Agent, to the extent not previously delivered by any Borrower, on or before the 90th day after the close of each fiscal year of the Guarantor, Sufficient Copies of the annual audited consolidated and consolidating Financial Statements of the Guarantor and its Subsidiaries, and a Compliance Certificate.

            4.4 Projected Budget. Deliver to the Agent as soon as available and in any event on or before the 90th day after the close of each (a) fiscal year, Sufficient Copies of a projected budget for the Guarantor and its Subsidiaries on a consolidated basis for (i) the current fiscal year, prepared in a six-month analysis, and (ii) the five (5) fiscal years then commencing, prepared in a year-by-year analysis, and (b) second quarterly period of each fiscal year, Sufficient Copies of (i) a revised projected budget for the operations of the Guarantor and its Subsidiaries on a consolidated


                                     XIV-ix
basis for the second six (6) months of such fiscal year, and (ii) a report of actual operations of the Guarantor and its Subsidiaries on a consolidated basis for the first six (6) months of such fiscal year, reflecting in comparative form, the original projected budget for such period and the numbers related to such projected budget based upon actual operations.

            4.5 Notices of Certain Events. Deliver to the Agent, to the extent not previously delivered by any Borrower, promptly upon having knowledge thereof, a written statement with respect to the occurrence of any of the following events or circumstances, signed by a Responsible Officer of the Guarantor and setting forth the relevant event or circumstance and the steps being taken by the Guarantor or any Subsidiary with respect to such event or circumstance:

            (a) any Default or Event of Default;

            (b) any default or event of default under any contractual obligation of the Guarantor or any Subsidiary, or any litigation, investigation, or proceeding between the Guarantor or any Subsidiary and any Governmental Authority which, in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

            (c) any litigation or proceeding involving the Guarantor or any Subsidiary as a defendant or in which any Property of the Guarantor or any Subsidiary is subject to a claim and in which the amount of the claim against the Guarantor or any Subsidiary is $1,000,000 or more and which is not covered by insurance or in which injunctive or similar relief is sought;

            (d) the receipt by the Guarantor of any Environmental Complaint which individually, or in the aggregate with any other Environmental Complaints then outstanding relating to any matter, relates to a matter which could reasonably be expected to have a Material Adverse Effect;

            (e) any actual, proposed, or threatened testing or other investigation by any Governmental Authority or other Person concerning the environmental condition of, or relating to, any Property of any Borrower or any real Property of the Guarantor and the facilities located and the operations conducted thereon following any allegation of a violation of any Requirement of Law regarding any condition in each case which could reasonably be expected to have a Material Adverse Effect;

            (f) any of the following which could reasonably be expected to have a Material Adverse Effect: any Release of Hazardous Substances by any Borrower or the Guarantor or from, affecting, or related to any Property of any Borrower or any real Property of the Guarantor and the facilities located and the operations conducted thereon except in accordance with applicable Requirements of Law or the terms of a valid permit, license, certificate, or approval of the relevant Governmental Authority, or the violation of any Environmental Law, or the revocation, suspension,


                                      XIV-x
      or forfeiture of or failure to renew, any permit, license, registration, approval, or authorization;

            (g) any Reportable Event or imminently expected Reportable Event with respect to any Plan; any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan; the institution of proceedings or the taking of any other action by PBGC, the Guarantor, or any Commonly Controlled Entity or Multiemployer Plan with respect to the withdrawal from or the termination, Reorganization or Insolvency of, any Single Employer Plan or Multiemployer Plan; or any Prohibited Transaction in connection with any Plan or any trust created thereunder and the action being taken by the Internal Revenue Service with respect thereto;

            (h) the creation, organization or acquisition of any Subsidiary, direct or indirect, of the Guarantor; and

            (i) any other event or condition which could reasonably be expected to cause a Material Adverse Effect.

            4.6 Additional Information. Furnish to the Agent, to the extent not previously furnished by any Borrower, within five Business Days after any material report (other than financial statements) or other communication is sent by the Guarantor to its stockholders or filed by the Guarantor with the Securities and Exchange Commission or any successor or analogous Governmental Authority, copies of such report or communication and, promptly upon the request of the Agent, such additional financial or other information concerning the assets, liabilities, operations, and transactions of the Guarantor and the Borrowers as the Agent may from time to time reasonably request.

            4.7 Maintenance of Corporate Existence and Good Standing. (a) Maintain its corporate existence and good standing in its jurisdiction of incorporation and (b) maintain its corporate qualification and good standing in all jurisdictions wherein the Property now owned or hereafter acquired or business now or hereafter conducted by the Guarantor necessitates same, unless the failure to do so would not have a Material Adverse Effect.

            4.8 Compliance with Laws. Except to the extent the failure to comply or cause compliance would not have a Material Adverse Effect, comply with all applicable Requirements of Law.

            4.9 Payment of Assessments and Charges. Pay all taxes, assessments, governmental charges, rent, and other Indebtedness which, if unpaid, might become a Lien against the Property of the Guarantor, except any of the foregoing being contested in good faith and as to which adequate reserve in accordance with GAAP has been established or unless failure to pay would not have a Material Adverse Effect.


                                     XIV-xi

            4.10 Indemnification. Indemnify and hold the Agent, the Collateral Agent, and each Lender and their respective shareholders, officers, directors, employees, agents, attorneys-in-fact, and affiliates and each trustee for the benefit of the Agent, the Collateral Agent, or the Lenders under any Security Instrument harmless from and against any and all claims, losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial actions, requirements and enforcement actions of any kind, and all costs and expenses incurred in connection therewith (including, without limitation, reasonable attorneys' fees and expenses), arising directly or indirectly, in whole or in part, from (a) the presence of any Hazardous Substances on, under, or from the Property of the Guarantor or any Subsidiary, whether prior to or during the term hereof, (b) any activity carried on or undertaken on or off the Property of the Guarantor or any Subsidiary, whether prior to or during the term hereof, and whether by the Guarantor or any Subsidiary or any predecessor in title, employee, agent, contractor, or subcontractor of the Guarantor or any Subsidiary or any predecessor in title, or any other Person at any time occupying or present on such Property, in connection with the handling, treatment, removal, storage, decontamination, cleanup, transportation, or disposal of any Hazardous Substances at any time located or present on or under such Property, (c) any residual contamination of any Hazardous Substance on or under the Property of the Guarantor or any Subsidiary, (d) any contamination of any Property or natural resources arising in connection with the generation, use, handling, storage, transportation, or disposal of any Hazardous Substances by the Guarantor or any Subsidiary or any employee, agent, contractor, or subcontractor of the Guarantor or any Subsidiary while such persons are acting within the scope of their relationship with the Guarantor or any Subsidiary, irrespective of whether any of such activities were or will be undertaken in accordance with applicable Requirements of Law, or (e) the performance and enforcement of any Loan Document, any allegation by any beneficiary of a letter of credit of a wrongful dishonor by the Agent of a claim or draft presented thereunder, or any other act or omission in connection with or related to any Loan Document or the transactions contemplated thereby, including, without limitation, any of the foregoing arising from negligence, whether sole or concurrent, on the part of the Agent, the Collateral Agent or any Lender or any of their respective shareholders, officers, directors, employees, agents, attorneys-in-fact, or affiliates or any trustee for the benefit of the Agent, the Collateral Agent or the Lenders under any Security Instrument; provided, however, the foregoing clauses (a) through (e) shall not apply to any claim, loss, damage, liability, fine, penalty, charge, proceeding, order, judgment, action or requirement attributable to (i) the gross negligence or wilful misconduct of any Person to be indemnified, or (ii) any action or inaction of any Person to be indemnified subsequent to the exercise of ownership rights or the taking of any foreclosure action with respect to any Collateral and with respect to such Collateral such claim, loss, damage, liability, fine, penalty, charge, proceeding, order, judgment, action or requirement arises subsequent to the exercise of ownership rights or the taking of any foreclosure action with respect to such Collateral, to the extent such Person is a "person in control" under any Environmental Law. The foregoing indemnity shall survive satisfaction of the Guaranteed Indebtedness and all other Obligations and the termination of this Guaranty and the Amended and Restated Credit Agreement, unless all Obligations have been satisfied wholly in cash from the Guarantor or the Borrowers and not by way of realization against any Collateral or the conveyance of any Property in lieu thereof.


                                     XIV-xii

            4.11 Further Assurances. Promptly after discovery thereof cure or cause to be cured any defects, errors, or omissions in the execution and delivery of any of the Loan Documents executed by the Guarantor, and execute, acknowledge, and deliver to the Agent or cause to be executed, acknowledged, and delivered to the Agent such other assurances and instruments as shall, in the opinion of the Agent, be necessary to fulfill the terms of the Loan Documents.

                                    ARTICLE V

                               NEGATIVE COVENANTS

            Unless agreed in writing by the Agent to the contrary, so long as any Obligation remains outstanding or unpaid or any Commitments exist, the Guarantor will not:

            5.1 Dividends and Distributions. Declare, pay, or make, whether in cash or other Property, any dividend or distribution on or purchase, redeem, or otherwise acquire for value, any share of any class of its capital stock at any time that (a) an Event of Default exists or will occur as the result of the payment of such dividend or distribution or (b) such action would result in a violation of Delaware laws as then in effect; provided, however, the foregoing restriction shall not apply to dividends paid in or other payments made in capital stock of the Guarantor or options, warrants or other rights to purchase such capital stock or to the payment of any dividend within sixty (60) days after the date of declaration thereof if at such date of declaration such payment would have complied with the provisions of this Section 5.1; provided further, so long as the Tranche B Commitments are outstanding, the Guarantor shall not purchase, redeem or otherwise acquire for value from any Person other than one of its Subsidiaries any share of any class of its capital stock at any time, or any of the Public Debt.

            5.2 Changes in Corporate Structure. Enter into any transaction of consolidation, merger, or amalgamation unless the Guarantor is the surviving party and no Default will occur due to such transaction; or liquidate, wind up, or dissolve (or suffer any liquidation or dissolution); or permit any Borrower to do any of the foregoing in this Section.

            5.3 Transactions with Affiliates. Except as permitted by the Amended and Restated Credit Agreement, directly or indirectly, enter into any material transaction (including the sale, lease, or exchange of Property or the rendering of service) with any of its Affiliates, other than upon fair and reasonable terms no less favorable than could be obtained in an arm's length transaction with a Person which was not an Affiliate, or permit any Borrower to do so.

            5.4 Tangible Net Worth. Permit Tangible Net Worth as of September 30, 1998, to be less than $80,000,000 and thereafter at the close of any fiscal quarter to be less than $80,000,000 plus 50% of positive Net Income and 75% of the net proceeds from any offering to any Person other than an Affiliate by the Guarantor or any of its Subsidiaries of capital stock or rights (other than rights in connection with debt convertible into Equity Securities) to acquire capital stock in each such quarter.


                                    XIV-xiii

            5.5 Interest Coverage Ratio. Permit, as of the close of any fiscal quarter, the ratio of (a) EBITDA for the preceding four fiscal quarters (including the quarter just ended) to (b) Interest Expense for the preceding four fiscal quarters to be less than 2.0 to 1.0.

            5.6 Partnerships and Joint Ventures. Become a general partner, joint venturer or venturer in any Person or become or assume any similar capacity in any Person which gives rise to such similar general liability.

            5.7 Lines of Business. Expand, on its own or through any Subsidiary, into any line of business other than those permitted by the indentures relating to the Public Debt.

                                   ARTICLE VI

                                  MISCELLANEOUS

            6.1 Survival of Representations, Warranties, and Covenants. All representations and warranties of the Guarantor and all covenants and agreements herein made shall survive the making of the Loans and the issuance of the Letters of Credit and shall remain in force and effect so long as any Obligation is outstanding or any Commitment exists.

            6.2 Notices and Other Communications. Except as to oral notices expressly authorized herein, which oral notices shall be confirmed in writing, all notices, requests, and communications hereunder or in connection herewith or with any other Loan Document shall be in writing (including by telecopy). Unless otherwise expressly provided herein, any such notice, request, demand, or other communication shall be deemed to have been duly given or made when delivered by hand, or, in the case of delivery by mail, two Business Days after deposited in the mail, certified mail, return receipt requested, postage prepaid, or, in the case of telecopy notice, when receipt thereof is acknowledged orally or by written confirmation report, addressed as follows:

            (a)   if to the Agent, the Collateral Agent or any Lender, to:

                  Canadian Imperial Bank of Commerce, New York Agency 425 Lexington Avenue, 7th Floor
                  New York, New York  10017
                  Attention: Marybeth Ross
                             Syndications Group
                  Telecopy: (212) 856-3763

                  with copies to:


                                     XIV-xiv

                  Canadian Imperial Bank or Commerce
                  1600 Smith, Suite 3000
                  Houston, Texas 77002
                  Attention: Mark Wolf
                  Telecopy: (713) 650-7670

            (b)   if to the Guarantor, to:

                  KCS Energy, Inc.
                  379 Thornall Street
                  Edison, New Jersey  08837
                  Attention: Kathryn M. Kinnamon
                  Telecopy: (908) 603-8960

            Any party may, by proper written notice hereunder to the other, change the individuals or addresses (within the United States) to which such notices to it shall thereafter be sent.

            6.3 Parties in Interest. Subject to any applicable restrictions contained herein, all covenants and agreements herein contained by or on behalf of the Guarantor or the Agent shall be binding upon and inure to the benefit of the Guarantor, the Agent, the Collateral Agent or the Lenders, as the case may be, and their respective legal representatives, successors, and assigns as permitted pursuant to the Amended and Restated Credit Agreement.

            6.4 Rights of Third Parties. All provisions herein are imposed solely and exclusively for the benefit of the Guarantor, the Agent, the Collateral Agent and the Lenders and their successors and assigns. No other Person shall have any right, benefit, priority, or interest hereunder or as a result hereof or have standing to require satisfaction of provisions hereof in accordance with their terms.

            6.5 No Waiver; Rights Cumulative. No course of dealing on the part of the Agent, the Collateral Agent or any Lender, their officers or employees, nor any failure or delay by the Agent, the Collateral Agent or any Lender with respect to exercising any of its rights under any Loan Document shall operate as a waiver thereof. The rights of the Agent, the Collateral Agent and the Lenders under the Loan Documents shall be cumulative and the exercise or partial exercise of any such right shall not preclude the exercise of any other right.

            6.6 Severability. In the event any one or more of the provisions contained in any of the Loan Documents shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of any Loan Document.

            6.7 Amendments; Waivers. Neither this Guaranty nor any provision hereof may be amended, waived, discharged, or terminated orally, but only by an instrument in writing signed by the Agent and the Guarantor and the Agent shall obtain all consents of the Required Lenders or


                                     XIV-xv
all Lenders, as may be required under the Amended and Restated Credit Agreement in connection with such amendment or waiver.

            6.8 Review of Guaranty. This Guaranty was reviewed by the Guarantor, and the Guarantor acknowledges and agrees that it understands fully all of the terms of this Guaranty and the consequences and implications of its execution of this Guaranty and has been afforded an opportunity to have this Guaranty reviewed by an attorney and such other Persons as desired and to discuss the terms, consequences, and implications of this Guaranty with such attorney and other Persons.

            6.9 Payments. All amounts becoming payable by the Guarantor under this Guaranty shall be payable to the Agent at the address of the Agent set forth hereinabove.

            6.10 Governing Law. This Guaranty shall be deemed to be a contract made under and shall be construed in accordance with and governed by the laws of the State of New York without giving effect to principles thereof relating to conflicts of law.

            6.11 Jurisdiction and Venue. All actions or proceedings with respect to, arising directly or indirectly in connection with, out of, related to, or from this Guaranty or any other Loan Document to which the Guarantor is a party may be litigated, at the sole discretion and election of the Agent, in the courts of the State of New York or of the United States of America for the Southern District of New York. The Guarantor hereby submits to the non-exclusive jurisdiction of the aforesaid courts and hereby waives any rights it may have to transfer or change the jurisdiction or venue of any litigation brought against it by the Agent, the Collateral Agent or any Lender in accordance with this Section.

            6.12 Appointment of Agent for Service of Process. The Guarantor hereby irrevocably designates CT Corporation System, or such other corporate process agent as is acceptable to the Agent, as the designee, appointee and agent of the Guarantor to receive, for and on behalf of the Guarantor, service of process out of any of the aforementioned courts in any legal action or proceeding with respect to this Guaranty or any Loan Document to which the Guarantor is a party. It is understood that a copy of such process served on such agent will be promptly forwarded by mail to the Guarantor at its address specified below its name on the signature pages hereof, but the failure of the Guarantor to receive such copy shall not affect in any way the service of such process. The Guarantor further irrevocably consents to the service of process of any of the courts mentioned in Section 6.11 in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Guarantor at such address, such service to become effective four days after mailing. Nothing herein shall affect the right of the Agent, the Collateral Agent or any Lender to serve process in any other manner permitted by law.

            6.13 Waiver of Rights to Jury Trial. The Guarantor, the Agent, the Collateral Agent and each Lender hereby knowingly, voluntarily, intentionally, irrevocably, and unconditionally waive all rights to trial by jury in any action, suit, proceeding, counterclaim, or other litigation that relates to or arises out of any of this Guaranty or any other Loan Document or the acts or omissions of the Agent, the Collateral Agent or any Lender in the


                                     XIV-xvi
enforcement of any of the terms or provisions of this Guaranty or any other Loan Document or otherwise with respect thereto. The provisions of this section are a material inducement for the Agent, the Collateral Agent and the Lenders entering into the Amended and Restated Credit Agreement.

            6.14 Entire Agreement. The obligations of the Guarantor described in, arising under and in connection with the prior CIBC Guaranty are hereby ratified, reaffirmed, renewed and extended, and this Guaranty amends, restates, and replaces in its entirety the Prior CIBC Guaranty and constitutes the entire agreement between the parties hereto with respect to the subject hereof and shall supersede any prior agreements, whether written or oral, between the parties hereto relating to the subject hereof. Furthermore, in this regard, this Guaranty and the other written Loan Documents represent, collectively, the final agreement among the parties thereto and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of such parties. There are no unwritten oral agreements among such parties.

            6.15 Confidentiality. In the event that the Guarantor or any Borrower provides to the Agent, the Collateral Agent, or the Lenders information belonging to the Guarantor or any Affiliate of the Guarantor, the Agent, the Collateral Agent, and the Lenders shall thereafter maintain such information in confidence. This obligation of confidence shall not apply to such portions of the information which (i) are in the public domain, (ii) hereafter become part of the public domain without the Agent, the Collateral Agent, or the Lenders breaching their obligation of confidence herein or in any other Loan Document,
(iii) are previously known by the Agent, the Collateral Agent, or the Lenders from some source other than the Guarantor or any Affiliate of the Guarantor,
(iv) are hereafter developed by the Agent, the Collateral Agent, or the Lenders without using the information thus provided, (v) are hereafter obtained by or available to the Agent, the Collateral Agent, or the Lenders from a third party who owes no obligation of confidence to the Guarantor or any Affiliate of the Guarantor with respect to such information or through any other means other than through disclosure by the Guarantor or any Affiliate of the Guarantor to the Agent, the Collateral Agent, or the Lenders, (vi) are disclosed with the Guarantor's consent; (vii) must be disclosed pursuant to any Requirement of Law;
(viii) as may be required by law or regulation or order of any Governmental Authority in any judicial, arbitration or governmental proceeding or (ix) as may be requested by any Governmental Authority pursuant to any bank examination or audit; provided, however, that to the extent practicable and unless otherwise prohibited by any Requirement of Law, any Person disclosing any non-public information pursuant to clauses (vii) or (viii) shall endeavor in good faith to give the Guarantor at least 5 days' prior written notice of such disclosure. Further, the Agent, the Collateral Agent or a Lender may disclose any such information to any other Lender or successor agent, any independent petroleum engineers or consultants, any independent certified public accountants, any legal counsel employed by such Person in connection with this Guaranty or any other Loan Document, including the enforcement or exercise of all rights and remedies hereunder or thereunder, or any assignee or participant (including prospective assignees and participants) in the Loans; provided, however, that the Agent or the Lenders impose on the Person to whom such information is disclosed the same obligation to maintain the confidentiality of such information as is imposed upon it hereunder and such Person agrees to be bound by the terms hereof. Notwithstanding anything to the contrary provided herein, this obligation of confidence shall cease


                                    XIV-xvii
three (3) years from the later of (a) Final Maturity or (b) the date that all Obligations are paid or satisfied in full or otherwise performed or discharged or deemed performed or discharged.

                      [SIGNATURES BEGIN ON FOLLOWING PAGE]


                                    XIV-xviii

            IN WITNESS WHEREOF, this Guaranty is executed as of the date first above written.


                                      KCS ENERGY, INC.


                                      By:______________________________________
                                      Printed Name:____________________________
                                      Title:___________________________________


                       (Signatures Continued on next Page)


                                     XIV-xix

                                      CANADIAN IMPERIAL BANK OF COMMERCE,
                                      NEW YORK AGENCY, AS AGENT


                                      By:_______________________________________
                                         Marybeth Ross
                                         Authorized Signatory


                                     XIV-xx